As filed with the Securities and Exchange Commission on ______, 2010

                                                Commission File No. 333-144879

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                                 BIOCUREX, INC.
                    ---------------------------------------
               (Exact name of registrant as specified in charter)

         Texas                        2831                      75-2742601
------------------              ------------------         --------------------
(State or other jurisdiction  (Primary Standard Classi-        (IRS Employer
       of incorporation)        fication Code Number)           I.D. Number)

                           7080 River Road, Suite 215
                  Richmond, BC V6X 1X5
                                  866-884-8669
                     --------------------------------------
          (Address and telephone number of principal executive offices)

                           7080 River Road, Suite 215
                               Richmond, BC V6X
                                      1X5
(Address of principal place of business or intended principal place of business)

                                Dr. Ricardo Moro
                           7080 River Road, Suite 215
                              Richmond, BC V6X 1X5
                                  866-884-8669
                     --------------------------------------
            (Name, address and telephone number of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                  to be      Price Per      Offering     Registration
Registered            Registered      Share (1)        Price          Fee
----------            ----------     ----------    ---------     ------------

Common stock (2)    3,500,000          $0.05        $175,000       $12.45
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Shares of common stock offered by selling shareholders.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                 BIOCUREX, INC.

                                  Common Stock
                                3,500,000 Shares

      By means of this prospectus a number of our shareholders are offering to sell up to 3,500,000 shares of our common stock which they own or which they may acquire upon the exercise of warrants. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      We will not receive any proceeds from the sale of the common stock by the selling stockholders.

      Our common stock is traded on the OTC Bulletin Board under the symbol "BOCX".

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.





















                 The date of this prospectus is _________, 2010.

                               PROSPECTUS SUMMARY

      We were incorporated in placeStateTexas in December 1997 under the name Whispering Oaks International, Inc. Between March 2001 and October 2009 we did business under the name Biocurex, Inc. In October 2009 our shareholders approved an amendment to our Articles of Incorporation which officially changed our name to Biocurex, Inc.

      We are a development stage company focusing on developing and commercializing products for the early detection, diagnosis and monitoring the recurrence of cancer. We have developed and evaluated, using clinical blood samples, a blood test that can detect the presence of cancer in humans and animals using a new cancer marker named RECAF. We developed and own, royalty free, the proprietary technology related to the RECAF marker, with patents granted in the United States, Europe and China and pending in other major worldwide markets. As of April 30, 2010 we had not generated any revenue from the sale of any product.

     Our offices are located at addressStreet7080 River Road, Suite 215, Richmond, BC V6X 1X5. Our telephone number is 866-884-8669 and our fax number is 866-437-2277.

      Our website address is www.biocurex.com.

The Offering

      By means of this prospectus a warrant holder is offering to sell up to 3,500,000 shares of our common stock which they own or which they may acquire upon the exercise of warrants. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on our belief as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this registration statement, including our financial statements and the notes to those statements, before you purchase any of our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, could negatively impact our business, results of operations or financial condition in the future. If any of the following risks and uncertainties develop into actual events, our business, results of operations or financial condition could be adversely affected. In those cases, the trading price of our securities could decline, and you may lose all or part of your investment.

                          Risks Related to Our Business

Auditors have doubt as to our ability to continue in business.

      In their report on our December 31, 2009 financial statements, our auditors expressed substantial doubt as to our ability to continue as a going concern. A going concern qualification could impair our ability to finance our operations through the sale of debt or equity securities. Our ability to continue as a going concern will depend, in large part, on our ability to obtain additional financing and generate positive cash flow from operations, neither of which is certain. If we are unable to achieve these goals, our business would be jeopardized and we may not be able to continue operations.

We have limited operations and a history of losses and expect to incur additional losses in the future.

      Historically, we have funded our operations through the private sale of securities and with private loans. To date, we have raised approximately $6,461,400 from the public sale of our securities. However, we have never earned a profit. For the three-month period ended March 31, 2010, we reported a net loss of $ 1,654,782. As of March 31, 2010, our stockholders' deficit was $21,090,026. We expect to incur additional losses for an indefinite period. To date, we have had limited revenues and no revenues from the sale of the products and services that we are currently focused on developing. We cannot assure that our products and services will be successfully commercialized or that we will ever earn a profit.

We recently entered into a loan modification agreement with the holders of our secured notes pursuant to which they waived defaults caused by our failure to make certain principal payments when due. We may be unable to repay the amended notes when due.

      Under the terms of the original secured convertible notes issued in June 2007, we were obligated to make certain principal payments on May 1, 2009, which we failed to do. As a result, these notes were characterized as short-term debt, rather than long-term debt, on our June 30, 2009 balance sheet and our working capital deficit as of that date was $3.6 million. As of August 31, 2009, we entered into a Loan Modification Agreement with the holders of the original secured convertible notes under which they waived those defaults and we agreed to issue amended secured convertible notes under which they waived those defaults and we agreed to issue amended secured convertible notes in the aggregate principal amount of $2.15 million in exchange for the original secured convertible notes. The amended secured convertible notes bear interest at the same rate as the original secured convertible notes, prime plus 2.75%, mature on December 31, 2012 and are convertible into shares of our commons tock at a price of $0.14 per share. The amended secured convertible notes are collateralized by a security interest in all of our assets. As of April 30, 2010 we owed $563,300 to the holders of these notes. If a default under the amended secured convertible notes should occur prior to the maturity date, the holders would be able to require us to pay the entire outstanding balance then due. We cannot assure you that we will not be in default under the amended secured convertible notes or that we will be able to repay those notes when they mature. If we are unable to repay the principal amount of those notes when due, the holders, as secured creditors, would be able to force the sale of our assets, including our patents and other intangible assets that are at the core of our business, in order to repay the notes. In such case, we would no longer be able to continue operations and you could lose your entire investment.

To date, we have generated limited revenues. Our future success depends on our ability to begin generating revenues on a regular and continuing basis.

      Since inception, we have generated aggregate revenues of only $1.5 million all of which were license fees or transfer fees related to material, technology and related services. Our future success depends on our ability to begin generating revenues on a regular and continuing basis and to properly manage our costs. Our business strategy contemplates that we will derive revenue from licensing our technology and from sales of our products and services. Our ability to generate these revenues depends on a number of factors, some of which are outside our control. These factors include the following:

     o    our ability to obtain necessary government and regulatory approvals;

     o our ability to successfully complete all the research and development work on the various test formats and applications of RECAF technology;

     o our ability to successfully commercialize the various test formats and applications of our RECAF technology;

     o    our ability to protect our intellectual property;

     o    the success of our sales and marketing efforts;

     o    our ability to maintain our competitive advantages;

     o new developments in the area of cancer detections and the efficacy of competing technologies;

     o    market acceptance of our products and services; and

     o our ability to raise additional capital as and when needed and on acceptable terms.

      We cannot assure you that we will be able to meet any of these challenges or that we will be able to generate any revenues. If we do not generate any revenues, you may lose your entire investment. If we are unable to raise additional capital, we may be unable to continue operating.

      The process to obtain regulatory approval of our products involves significant costs. In addition, the costs associated with our proposed research, development and marketing activities may be substantially higher than our estimated costs of these activities. We will probably need additional capital to fully implement our growth strategy, which includes obtaining the necessary regulatory approvals to commercialize various applications of our RECAF technology, sales and marketing programs and continued research and development activities, in addition to our general and administrative expenses. If we are unable to raise additional capital, we may be forced to delay or postpone the regulatory approval process and our research, development and marketing activities. Further, any capital raised through the issuance of additional equity will have a dilutive impact on other stockholders and could have a negative effect on the market price of our common stock.

We have granted semi-exclusive licenses relating to the development, sale and distribution of our products, and our dependence on these licensees exposes us to significant commercialization and development risks.

      In April 2005 and December 2007, we entered into a semi-exclusive license agreement with Abbott and Inverness, respectively, under which we granted each a semi-exclusive license to use RECAF tests on blood samples processed in automated equipment typically found only in large clinical and hospital laboratories and a non-exclusive license for other test formats. Under the license agreements, we are entitled to annual minimum royalty payments, sublicense fees and royalties based on net sales. The Abbott license agreement also gives Abbott the right to grant sublicenses for these activities and for engaging in commercial sales of our products to third parties upon payment to us of sublicense fees and also gives Abbott the right, though not the obligation, to obtain the necessary regulatory approvals to exploit the RECAF technology covered by the license. To date, except for license fees and transfer related to materials, technology and related services, we have not received any payments from Abbott or Inverness as a result of their exploitation of the licenses.

      The royalty payments we receive from the sale of our products under the Abbott and Inverness license agreements depend heavily on their efforts. Each of Abbott and placeInverness has significant discretion in determining the efforts and resources it applies to obtaining regulatory approval and to the development and sale of our products, and each of them likely has a significant number of other research commitments competing for its resources. Furthermore, regardless of the effort and resources they invest, Abbott and Inverness may not be effective in developing or marketing our products. In addition, Abbott and Inverness may have corporate agendas which may not be consistent with our best interests. A disagreement between us and Abbott or Inverness could lead to lengthy and expensive dispute resolution proceedings as well as to extensive financial and operational consequences to us, and have a material adverse effect on our business, results of operations and financial condition.

      If our relationship with Abbott or Inverness were to terminate, we may not be able to enter into another semi-exclusive license agreement with a company with similar resources to develop and commercialize our products and perform these functions on acceptable terms or at all. As a result, we could experience delays in our ability to distribute and commercialize our products and increased expenses, all of which would have a material adverse affect on our business, results of operations and financial condition.

Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect our ability to successfully license our products or market any products we may develop.

      The cancer marker RECAF tests that we have developed for human and veterinarian applications are subject to oversight by regulatory authorities in the United States and in other countries, including, without limitation, the FDA and U.S. Department of Agriculture (USDA). We believe that all of our products are classified as Type I or II Medical Devices by the FDA. As such these medical devices do not come under the more rigorous approval guidelines as Type III Medical Devices (e.g., HIV test kits) or the arduous Phase I, II, and III clinical trial process that is required for approval of drugs. Type I and II Medical Device approval falls under the category referred to as a 510k application and after submission of supporting data to the FDA is subject to a 90-day review process. Marketing clearance for medical devices in the veterinary market in the United States is regulated by the USDA and that process typically takes approximately one year after submission of appropriate data. We have not initiated the approval process for our products with the FDA or with the USDA for marketing clearance in the United States.

      Among other requirements, FDA marketing clearance and approval of the facilities used to manufacture our cancer marker RECAF tests will be required before any of these tests may be marketed in the United States. A similar regulatory process will be required by European regulatory authorities before our cancer tests can be marketed in Europe. As with the FDA review process, there are numerous risks associated with the review of medical devices by foreign regulatory agencies. The foreign regulatory agencies may request additional data to demonstrate the clinical safety and efficacy of a product.

      We rely and will continue to rely on third parties, including Abbott and Inverness, to assist us in managing and monitoring all of our preclinical studies and clinical trials. To our knowledge, our licensees, Abbott and Inverness, have not initiated any steps toward regulatory approval of our products for marketing clearance in the United States. If any of these parties terminate their relationship with us, the development of the products covered by those agreements could be substantially delayed. In addition, these third parties may not successfully carry out their contractual obligations, meet expected deadlines or follow regulatory requirements, including clinical, laboratory and manufacturing guidelines. Our reliance on these third parties may result in delays in completing, or in failing to complete, these trials if they fail to perform with the speed and competency we expect. Further, if any of these parties fail to perform their obligations under our agreements with them in the manner specified in those agreements and in the trial design, the FDA may not accept the data generated by those trials, which would increase the cost of and the development time for that product candidate. If clinical testing of our product candidates is compromised for any of the above-mentioned reasons, we will be unable to meet our anticipated development or commercialization timelines, which would have a material adverse effect on our business.

      Although FDA marketing clearance may not be required for certain foreign markets, we believe that FDA clearance for our RECAF cancer marker tests would add credibility when negotiating with overseas distributors. Failure to obtain FDA marketing clearance in the United States may limit our ability to successfully market our products even where regulatory approvals are not required.

      Delays or rejection in obtaining FDA marketing clearance may also be encountered based upon changes in applicable law or regulatory policy during the period of regulatory review. Any failure to obtain, or any delay in obtaining, marketing clearance would adversely affect our ability to license or market our products. Moreover, even if FDA marketing clearance is granted, such approval may include significant limitations on indicated uses for which the product could be marketed.

      Both before and after marketing clearance is obtained, a product and its manufacturer are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage of the process may result in adverse consequences, including the FDA's delay in approving or refusing to approve a product for marketing, withdrawal of an approved product from the market and/or the imposition of criminal penalties against the manufacturer. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product or manufacturer including withdrawal of the product from the market.

      We cannot assure you that we will receive the required clearances in order to be able to market any of our products.

If we and our third-party suppliers do not maintain high standards of manufacturing in accordance with applicable manufacturing regulations, our development and commercialization activities could suffer significant interruptions or delays.

      We and any third-party suppliers on which we currently or may in the future rely must continuously adhere to applicable manufacturing regulations. In complying with these regulations, we and our third-party suppliers must expend significant time, money and effort in the areas of design and development, testing, production, record-keeping and quality control to assure that our products meet applicable specifications and other regulatory requirements. The failure to comply with these requirements could result in an enforcement action against us, including the seizure of products and shutting down of production. Any of these third-party suppliers and we also may be subject to audits by the FDA and other regulatory agencies. If any of our third-party suppliers or we fail to comply with applicable manufacturing regulations, our ability to develop and commercialize our products could suffer significant interruptions.

If our products do not achieve market acceptance, we will be unable to generate significant revenues from them.

      The commercial success of our products will depend primarily on convincing health care providers and veterinarians to adopt and use our products. To accomplish this, we, together with our licensees and any other marketing or distribution collaborators, will have to convince members of the medical and veterinary communities of the benefits of our products through, for example, published papers, presentations at scientific conferences and additional clinical data. Medical providers and veterinarians will not use our products unless we can demonstrate that they consistently produce results comparable or superior to existing products and have acceptable safety profiles and costs. If we are not successful in these efforts, market acceptance of our products could be limited. Even if we demonstrate the effectiveness of our products, medical practitioners may still use other products. If our products do not achieve broad market acceptance, we will be unable to generate significant revenues from them, which would have a material adverse effect on our business, cash flows and results of operations.

We may not achieve or maintain a competitive position in our industry and future technological developments may result in our proprietary technologies becoming uneconomical or obsolete.

      The field in which we are involved is undergoing rapid and significant technological change. Our ability to successfully commercialize various applications of our cancer detection technology will depend on our ability to maintain our technological advantage. We cannot assure you that we will achieve or maintain such a competitive position or that other technological developments will not cause our proprietary technologies to become uneconomical or obsolete. Many of our potential competitors, including large multi-national pharmaceutical companies, well-capitalized biotechnology companies, and privately and publicly financed research facilities, have significantly greater financial resources than we do. Our revenues and profits will be adversely impacted if we cannot compete successfully with new or existing products or technologies.

Our patents might not protect our technology from competitors.

      Certain aspects of our technologies are covered by a United States patent and a number of foreign patents. In addition, we have a number of patents pending in foreign countries. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of additional patents. In addition, our patents expire in 2014 and 2015, and there is no assurance that we will be able to successfully renew them. Furthermore, there is no assurance as to the breadth and degree of protection the issued patents might afford us. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States. Thus, any patents that we own may not provide commercially meaningful protection from competition. Disputes may arise between us and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and we cannot assure you that we will be in a position, or will deem it advisable, to carry on such a defense. Our patents may not contain claims that are sufficiently broad to prevent others from practicing our technologies or developing competing products. Competitors may be able to use technologies in competing products that perform substantially the same as our technologies but avoid infringing our patent claims. Under these circumstances, our patents would be of little commercial value to us. Other private and public concerns may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to us. The scope and validity of any of these patents, if any, are presently unknown.

For many of the technologies we employ in our business, we rely on maintaining competitively sensitive know-how and other information as trade secrets, which may not sufficiently protect this information. Disclosure of this information could impair our competitive position.

      As to many technical aspects of our business, we have concluded that competitively sensitive information is either not patentable or that for competitive reasons it is not commercially advantageous to seek patent protection. In these circumstances, we seek to protect this know-how and other proprietary information by maintaining it in confidence as a trade secret. To maintain the confidentiality of our trade secrets, we generally enter into confidentiality agreements with our employees, consultants and collaborators when their relationship with us commences. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual's relationship with us be kept confidential and not disclosed to third parties. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with the terms of these agreements. The disclosure of our trade secrets would impair our competitive position. Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. Further, to the extent that our employees, consultants or contractors use trade secret technology or know-how owned by others in their work for us, disputes may arise as to the ownership of related inventions.

We may incur significant liability if we infringe the patents and other proprietary rights of third parties.

      In the event that our technologies infringe or violate the patent or other proprietary rights of third parties, we may be prevented from pursuing product development, manufacturing or commercialization of our products that utilize such technologies. There may be patents held by others of which we are unaware that contain claims that our products or operations infringe. In addition, given the complexities and uncertainties of patent laws, there may be patents of which we know that we may ultimately be held to infringe, particularly if the claims of the patent are determined to be broader than we believe them to be.

      If a third party claims that we infringe its patents, any of the following may occur:

     o we may become liable for substantial damages for past infringement if a court decides that our technologies infringe upon a competitor's patent;

     o a court may prohibit us from selling or licensing our product without a license from the patent holder, which may not be available on commercially acceptable terms or at all, or which may require us to pay substantial royalties or grant cross-licenses to our patents; and

     o we may have to redesign our product so that it does not infringe upon others' patent rights, which may not be possible or could require substantial funds or time.

      In addition, employees, consultants, contractors and others may use the trade secret information of others in their work for us or disclose our trade secret information to others. Either of these events could lead to disputes over the ownership of inventions derived from that information or expose us to potential damages or other penalties.

      If any of these events occurs, our business will likely suffer and the market price of our common stock decline. We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

      There has been substantial litigation and other proceedings regarding patent and intellectual property rights in the biotechnology industry. We may be forced to defend claims of infringement brought by our competitors and others, and we may institute litigation against others who we believe are infringing our intellectual property rights. The outcome of intellectual property litigation is subject to substantial uncertainties and may, for example, turn on the interpretation of claim language by the court, which may not be to our advantage, or on the testimony of experts as to technical facts upon which experts may reasonably disagree. Our involvement in intellectual property litigation could result in significant expense to us. Some of our competitors have considerable resources available to them and a strong economic incentive to undertake substantial efforts to stop or delay us from commercializing products. We, on the other hand, are a relatively small company with comparatively few resources available to us to engage in costly and protracted litigation. Moreover, regardless of the outcome, intellectual property litigation against or by us could significantly disrupt our development and commercialization efforts, divert our management's attention and quickly consume our financial resources.

      In addition, if third parties file patent applications or issue patents claiming technology that is also claimed by us in pending applications, we may be required to participate in interference proceedings with the U.S. Patent and Trademark Office or in other proceedings outside the United States, including oppositions, to determine priority of invention or patentability. Interference or oppositions could adversely affect our patent rights. Even if we are successful in these proceedings, we may incur substantial costs, and the time and attention of our management and scientific personnel will be diverted in pursuit of these proceedings.

If product liability lawsuits are brought against us, we might incur substantial liabilities and could be required to limit the commercialization of our products.

      Although we are not presently generating revenues from the sale of products, our short-term objectives include commercializing various applications of our RECAF testing technology, which may involve the sale of test kits. If our products do not function properly, we may be exposed to the risk of product liability claims. We may even be subject to claims against us despite the fact that the injury is due to the actions of others, such as manufacturers with whom we contract to make the test kits. Any product liability litigation would consume substantial amounts of our financial and managerial resources and might result in adverse publicity, regardless of the ultimate outcome of the litigation. We do not currently maintain clinical trial insurance or product liability insurance and we may never obtain such insurance. In any event, liability insurance is subject to deductibles and coverage limitations and may not provide adequate coverage against potential claims or losses. A successful product liability claim brought against us could cause us to incur substantial costs and liabilities.

Our future success depends on the continued availability of our chief executive officer, Dr. Ricardo Moro-Vidal, and other scientific and technical personnel. The loss of Dr. Moro-Vidal's services or those of other technical personnel could have a significant adverse impact on our business.

      The success of our business depends to a great extent on the efforts and abilities of our senior executive officer, Dr. Ricardo Moro-Vidal. Dr. Moro-Vidal discovered the RECAF molecule and has done or supervised most of the research that has led to the development of our various cancer detection tests. In addition, Dr. Moro-Vidal has most of the unpatented technical know-how that is crucial to our research and development efforts. We do not plan to obtain a key-person life insurance policy on Dr. Moro-Vidal. We have entered into a four-year employment agreement with Dr. Moro-Vidal, terminating in December 31, 2013, which will contain confidentiality and non-compete covenants. Nevertheless, we cannot assure you that Dr. Moro-Vidal will continue to work for us or that the non-compete and confidentiality provisions of his employment agreement will be enforceable. If Dr. Moro-Vidal terminates his employment r elationship with us, it could be difficult to find a replacement with comparable skill and knowledge. In addition, the pool of individuals with relevant experience in biotechnology is limited and retaining and training personnel with the skills necessary to continue our research and development activities would be challenging, costly and time-consuming. The loss of any of our scientific or technical personnel could significantly delay the achievement of our goals and materially and adversely affect our business, financial condition and results of operations.

We depend on the continued availability of research and development services provided by PBRC. The loss of these services could adversely affect us.

      All of the research regarding RECAF is performed by PBRC, which is wholly-owned by Dr. Moro-Vidal. We have entered into a contract with PBRC pursuant to which PBRC will continue to perform research and development as well as diagnostic services for us. The agreement has an initial term that expires on December 31, 2013 and we have the right to extend the agreement for two additional four-year terms. If PBRC elects to discontinue its relationship with us, we may be unable to find another firm with the same technical expertise, which could impair our ability to develop our technology and materially and adversely affect our business, financial condition and results of operations.

We may expand our operations internationally in the future, particularly in China and India, and would be subject to the political systems, economic conditions, government programs and tax structures of those countries.

      To the extent that we expand our operations internationally in the future, particularly in China and India, the political and economic conditions of those countries may directly affect our operations. In addition, any government programs in which we participate or any tax benefits we may derive in those countries may not be continued at favorable levels or at all. Further, we are a

U.S. entity and our executive officers and assets are located in Canada. It may be difficult for us to assert legal claims in actions instituted in foreign jurisdictions. Foreign courts may refuse to hear our legal claims because they may not be the most appropriate forums in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not Canadian or U.S. law, is applicable to the claim. Further, if Canadian or U.S. law is found to be applicable, the content of applicable Canadian or U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides. As a result of the difficulty associated with enforcing a judgment against us, you may not be able to collect any damages awarded by either a placecountry-regionU.S., Canadian or other foreign court.

        Risks Related to Ownership of Our Securities and this Offering

The market price for our common stock is volatile and the price at which you may be able to sell any of the securities purchased in this offering might be lower than the offering price.

      The market price of our common stock, as well as the securities of other biotechnology companies, has historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in our operating results, announcements of technological innovations or new products by us or our competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by us or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the future market price of our publicly traded or quoted securities.

There is, at present, only a limited market for our common stock and no market for the redeemable warrants and there is no assurance that an active trading market for either or both of these securities will develop.

      Trades of our common stock are subject to Rule 15g-9 promulgated by the Securities and Exchange Commission (the SEC) under the Exchange Act, which imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has other rules that regulate broker/dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on a national securities exchange, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity for our common stock. As a result of the foregoing, investors may find it difficult to sell their shares.

We lack analyst coverage.

      We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance or the value of our common stock relative to other public companies.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

      If you purchase securities in this offering, you will experience immediate and substantial dilution insofar as the public offering price of a unit will be substantially greater than the tangible book value attributable to the shares of our common stock included in a unit after giving effect to this offering. In the past, we have issued options and warrants to acquire shares of common stock at prices significantly below the imputed public offering price of a share of our common stock (assuming no value is attributed to the redeemable warrants included in the units). To the extent these options and warrants are ultimately exercised, you will incur further dilution.

We have broad discretion in the use of the proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment.

      We expect to use proceeds from this offering for working capital and general corporate purposes including obtaining FDA approval and for commercializing various applications of our technology and sales and marketing expenses relating thereto. However, we have broad discretion over how these proceeds will be used and could spend the proceeds in ways with which you may not agree. We may not apply the proceeds of this offering effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline or delay the development of our product candidates.

Future sales, or the potential sale, of a substantial number of shares of our common stock could cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

      We have outstanding convertible notes, options and warrants which, as of April 30, 2010, potentially allow the holders to acquire a substantial number of shares of our common stock. Until the options and warrants expire, or the convertible notes are paid, the holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of convertible notes, options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options. The conversion of the notes or the exercise of the options and warrants will dilute the voting interest of our owners of presently outstanding shares by adding a substantial number of additional shares.

      Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our securities to decline and could materially impair our ability to raise capital through the sale of additional equity securities. See the section of this prospectus captioned "Comparative Share Data" for more information.

We do not anticipate paying dividends in the foreseeable future. This could make our stock less attractive to potential investors.

      We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business, and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Certain provisions of Texas law and our organizational documents could delay or discourage takeover attempts that stockholders may consider favorable.

      Our articles of incorporation and bylaws include provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions may make it more difficult to remove directors and management or could have the effect of delaying, deferring or preventing a future takeover or a change in control, unless the takeover or change in control is approved by our board of directors, even though the transaction might offer our stockholders an opportunity to sell their shares at a price above the current market price. In addition, we are subject to the provisions of the Texas Business Combination Law (Articles 13.01 through 13.08 of the Texas Business Corporation Act), which generally prohibit us from engaging in any business combination with certain persons who own 20% or more of our outstanding voting stock without the approval or our board of directors. These provisions could make it difficult for a third party to acquire us, or for members of our board of directors to be replaced, even if doing so would be beneficial to our stockholders. Any delay or prevention of a change of control transaction or changes in our board of directors or management could deter potential acquirers or prevent the completion of a transaction in which our stockholders could receive a substantial premium over the then current market price for their shares. As a result, these provisions may adversely affect the price of our common stock.

                             COMPARATIVE SHARE DATA

                                                        Number of       Note
                                                          Shares      Reference
                                                        ---------     ---------

   Shares outstanding as of May 31, 2010:             166,430,674

   Shares to be sold in this offering:

   Shares issuable upon the exercise of warrants:       3,500,000         A


      The following table lists additional shares of our common stock which may be issued as the result of payment of note principal or interest with shares of our common stock or as the result of the exercise of outstanding options or warrants or the conversion of notes:

                                                        Number of       Note
                                                          Shares      Reference
                                                        ---------     ---------

   Shares issuable upon conversion of notes or as
      payment of principal on the notes                 4,023,571         A

   Shares issuable upon exercise of warrants issued
      to consultants                                      937,500         B

   Shares issuable upon exercise of Non-Qualified Stock
      Options granted to officers, directors, employees and consultants. 4,783,057 C

   Shares issuable upon exercise of warrants granted to
      our officers, directors, employees, financial
      consultants and private investors                 6,993,470         D

   Shares issuable upon conversion of notes               211,768         E

   Shares issuable upon exercise of warrants issued
      to note holders                                   4,113,541         E

   Shares issuable upon warrants sold to public
      investors                                        90,459,600         F

   Shares issuable upon exercise of warrants issued to
      underwriter                                      16,800,000         F

   Shares issuable upon exercise of options granted to
      officers and directors                           28,500,000         G

A. In June 2007 we sold convertible notes, plus warrants, to private investors for $3,000,000. The notes are due and payable on December 31, 2012 and are secured by substantially all of our assets. At the holder's option the notes are convertible into shares of our common stock at a conversion price of $0.14. Due to principal payments and conversions, the outstanding principal balance of the notes as of May 31, 2010 was $563,300.

      The warrants were subsequently sold to Warrant Strategies Fund, LLC.

      The warrants allow the holder to purchase up to 3,500,000 shares of our common stock at a price of $0.135 per share at any time prior to June 29, 2012.

      In the event the closing price of our common stock is $1.20 or greater for ten consecutive trading days, the holders will be required to exercise the 3,500,000 warrants. Following the exercise of the warrants, we will issue to the holders new warrants, which will entitle the holders to purchase 1,750,000 shares of our common stock. The new warrants will be exercisable at a price of $1.20 per share at any time prior to the later of June 25, 2012 or three years from the date the new warrants are issued.

      At our election and under certain conditions, we may use shares of our common stock to make interest or principal payments on the notes. The actual number of shares which may be issued as payment of interest or principal may increase if the price of our common stock is below the then applicable conversion price of the notes.

      To the extent we use our shares to make principal payments on the notes, the number of shares which may be issued upon the conversion of the notes may be less due to the reduction in the outstanding principal balance of the notes.

      The actual number of shares which will ultimately be issued upon the payment or conversion of the notes and the exercise of the warrants (if any) will vary depending upon a number of factors, including the price at which we sell any additional shares of our common stock prior to the date the notes are paid or converted or the date the warrants are exercised or expire.

B. Pursuant to the terms of a consulting agreement with a sales agent, we issued the sales agent warrants to purchase 937,500 shares of our common stock as consideration for services the sales agent provided in connection with the sale of our notes and warrants. Warrants to purchase 187,500 of the 937,500 shares are exercisable at a price of $0.01 per share and warrants to purchase the remaining 750,000 shares are exercisable at a price of $0.60 per share. These warrants expire on June 30, 2012. The sales agent subsequently assigned 234,375 warrants each to two of its employees.

C. Options are exercisable at a price of $0.001 per share and expire at various dates between March 2011 and March 2014.

D. Warrants in this category were not granted pursuant to our Non-Qualified Stock Option Plan. The warrants are exercisable at prices between $0.05 and $0.30 per share and expire between October 2010 and August 2014.

E. During 2003 we sold convertible notes in the principal amount of $529,813 to six private investors. The notes bear interest at 5% per year and are due and payable five years from the respective dates of the notes. Each note may, at the option of the holder, be converted at any time into shares of our common stock. The number of shares to be issued upon the conversion of any note is equal to the amount determined by dividing (i) the principal amount to be converted by
(ii) the conversion price. The conversion price was separately negotiated for each note and ranges between $0.05 and $0.23 and was based upon the market price of our common stock on the date the notes were sold. As of March 31, 2010, one note in the principal amount of $53,000 had been repaid and eight notes in the aggregate principal amount of $442,860 had been converted into 4,328,364 shares of our common stock. If all remaining notes were converted we would be obligated to issue an additional 211,768 shares of common stock. The note holders also received warrants to purchase 4,328,364 shares of our common stock at prices between $0.08 and $0.38 per share. The warrants expire in 2014. As of March 31, 2010, warrants to purchase 2,648,911 shares had been exercised or expired. For every share issued upon conversion, the note holders are entitled to receive new warrants to purchase one additional share of common stock at prices between $0.055 and $0.176 per share. These new warrants expire at various dates in 2011. Warrants for 4,328,364 shares were issued when notes in the principal amount of $442,860 were converted. If all remaining notes were converted, we would be obligated to issue the holders of the notes warrants to purchase 211,768 additional shares of our common stock.

F. In January 2010 we sold 90,459,600 shares of our common stock at a price of $0.0714 per share in a public offering. For each share sold the investor also received one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.107 per share at any time on or before January 2015.

      Paulson Investment Company, Inc., the underwriter of our public offering, received a sales commission as well as warrants. The warrants entitle Paulson to purchase 120,000 units at a price of $6.00 per unit. Each unit consists of 70 shares of our common stock and 70 warrants. Each warrant entitles Paulson to purchase one additional share of our common stock at a price of $0.107 per share at any time on or before January 2015.

G. These options, which were granted on January 22, 2010, were not granted pursuant to our Non-Qualified Stock Option Plan. One-third of the options granted will be exercisable April 24, 2010, and additional one third of the options will be exercisable on January 22, 2011 and the final third of the options will be exercisable on January 22, 2012. If, before January 22, 2012, an option holder's employment terminates for any reason other than death or disability or an option holder ceases to be a director for any reason other than death or disability, any options which are not then exercisable will expire. In the event of the death or disability of an option holder, all options will be immediately exercisable. The options will be exercisable for cash or, in our discretion, through the delivery of shares of our common stock having a market value equal to the exercise price of the options.

                          MARKET FOR OUR COMMON STOCK.

      Our common stock is traded on the OTC Bulletin Board under the symbol "BOCX."

      Shown below is the range of high and low quotations for our common stock for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

         Quarter Ending                High             Low
         --------------                ----             ---

         3/31/08                       $0.75           $0.53
         6/30/08                       $0.65           $0.44
         9/30/08                       $0.43           $0.17
         12/31/08                      $0.25           $0.14

         3/31/09                       $0.18           $0.06
         6/30/09                       $0.11           $0.04
         9/30/09                       $0.29           $0.07
         12/31/09                      $0.21           $0.10

      As of April 30, 2010 there were approximately 137 record holders of our common stock and over 2,000 shareholders who owned shares through brokerage houses, banks and similar financial institutions.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. We have not paid any dividends on its common stock and we do not have any current plans to pay any common stock dividends.

      During the year ended December 31, 2009 we did not purchase any shares of its common stock from third parties in a private transaction or as a result of any purchases in the open market. During the year ended December 31, 2009 none of our officers or directors, nor any of its principal shareholders, purchased, on our behalf, any shares of its common stock from third parties in a private transaction or as a result of purchases in the open market.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      We are a development stage company focusing on developing and commercializing products for the early detection, diagnosis and monitoring the recurrence of cancer. We have developed and evaluated, using clinical blood samples, a blood test that can detect the presence of cancer in humans and animals using a new cancer marker named RECAF. We developed and own, royalty free, the proprietary technology related to the RECAF marker, with patents granted in the United States, Europe and China and pending in other major worldwide markets. As of April 30, 2010 we had not generated any revenue from the sale of any product.

      Our principal objectives for the twelve-month period ending March 31, 2011 are as follows:

     o grant one additional semi-exclusive license for testing blood samples using automated testing equipment;

     o commercialize veterinary applications of RECAF testing technology not requiring regulatory approvals;

     o finish developing a POC rapid format test for the doctor's office, bedside and veterinary use;

     o conduct clinical trials and seek FDA approval for marketing of the POC rapid format test; and

     o commercialize manual testing formats, principally large cities in foreign countries where further regulatory clearance is not required.

      We cannot assure you that we can successfully achieve any of these objectives.

Liquidity and Capital Resources

      We do not have any lines of credit with banks or other financial institutions or any other traditional financing arrangements. We will need additional capital until we are able to generate significant revenues to cover our expenditures.

      Since January 2003, we have been able to finance our operations through the private sale of securities and from borrowings from private lenders.

      Our sources and (uses) of cash during the three months ended March 31, 2010 and the year ended December 31, 2009 were as follows:

                                                    Three Months
                                                       Ended       Year Ended
                                                      31-Mar-10     31-Dec-09
                                                    -------------  ----------

Cash used in operations                                 (961,519)   (617,851)
Patent costs                                             (15,889)    (75,042)
Sale of investment securities                                  -      12,608
Repayment of loans from related parties                 (149,522)     150,861
Repayment of convertible debt                         (1,186,700)    (36,251)
Process from sale of common stock
and exercise of options and warrants, net of
issuance costs                                          6,461,400     303,235
Cash on hand at beginning of period                       126,605      45,625

     In June 2007, we sold convertible notes, plus warrants, to private investors for $3,000,000. The notes are due and payable on December 31, 2012 and are secured by substantially all of our assets. At the holder's option the notes are convertible into shares of our common stock at a conversion price of $0.14. From the proceeds of our January 2010 public offering we repaid $1,186,700 to the note holders. Due to principal payments and conversions, the outstanding principal balance of the notes as of March 30, 2010 was $563,300.

     In September 2009, we sold promissory notes in the principal amount of $575,000 to twenty accredited investors. As partial consideration for lending us the $575,000 we issued 8,214,292 shares of our common stock to the investors. With the proceeds from our January 2010 public offering we repaid $450,000 to the investors. The remaining balance of $125,000 bears interest at 10%, is unsecured, and is payable on or before January 31, 2013.

     In January 2010 we sold 90,459,600 shares of our common stock at a price of $0.0714 per share in a public offering. For each share sold the investor also received one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.107 per share at any time on or before January 2015. The net proceeds to us from the sale of the shares and warrants, after deducting underwriting commissions and offering costs, were approximately $5,700,000.

      We anticipate that our capital requirements for the twelve-month period ending April 30, 2011 will be as follows:

       Research, development and production of our
         diagnostic products                                   $1,000,000
       General and administrative expenses                        750,000
       Marketing and investor communications                      150,000
       Business development                                       200,000
       Payment of interest on amended senior convertible
          notes and unsecured promissory notes                    150,000
       Payment of outstanding liabilities                         250,000
                                                             ------------
                                                               $2,500,000
                                                             ============

     Our most significant capital requirements are general research and development and administrative expenses. General and administrative expenses, exclusive of depreciation, amortization and other expenses not requiring the use of cash (such as the costs associated with issuing stock and options for services), average approximately $60,000 per month. Our research and development expenses vary, depending upon available capital. When more capital is available to us, research and development expenses increase. Conversely, research and development expenses decline when less capital is available.

     We may not be successful in obtaining additional capital in the future. If we are unable to raise the capital we need, our research and development activities will be curtailed or delayed and our operations will be reduced to a level which can be funded with the capital available to us.

      Material changes of items in our Statement of Operations for the three months ended March 31, 2010, as compared to the same period in the prior year, are discussed below:

                              Increase (I)
Item                         or Decrease (D)  Reason
----                         ---------------  ------

                                              The increase was primarily
                                              attributable to higher stock-based
General and administrative                    compensation expense,  and   an
                                       I      increase in management fees for
                                              two of our directors.

                                              In 2010 we incurred professional
                                              fees in connection with
                                              negotiating changes to the terms
                                              of our convertible debt and
                                              general securities filings. In
Professional and Consulting Fees       I      addition, we entered into
                                              consulting agreements to strength
                                              our marketing strategies.

                                              A large portion of the convertible
                                              notes were repaid in January 2010,
Accretion of discounts on                     the accretion of discount  on the
convertible debt                       I      convertible debt was   amortized
                                              accordingly.

                                             The debt issue costs were amortized
                                              correspondingly when a large
Amortization                           I      of debt issue costs portion of
                                              convertible notes were paid.

                                              We entered into negotiations  with
                                              two service  providers   regarding
Gain on settlement of accounts                their fees.   Negotiations   were
payable                                I      amicably concluded, resulting  in
                                              favorable terms.

                                              The decrease of interest  expense
                                              was  primarily  due  to  a   large
Interest                               D      expense portion of convertible
                                              notes having been repaid in
                                              January 2010.


Results of Operations
---------------------

   Material changes of items in our Statement of Operations for the year ended December 31, 2009, as compared to the same period in the prior year, are discussed below:

                              Increase (I)
Item                         or Decrease (D)  Reason
----                         ---------------  ------

                                              In 2008 we  received a $1 million
Revenue                                       up-front licensing fee. We did not
                                  D           receive any licensing fees or
                                              other revenue in 2009.

                                              The decrease was primarily
                                              attributable to lower stock-based
General and                       D           compensation expense, as a result
administrative                                of the resignation  of one of our
                                              senior executive officers and
                                              directors, and lower public
                                              relations expenses.

                                              In 2009 we incurred professional
                                              fees in connection with preparing
                                              and negotiating the terms of a
                                              modification agreement with the
                                              holders of our convertible notes,
                                              negotiating the terms of our
                                              unsecured promissory notes,
Professional and                  D           preparing various agreements  and
Consulting Fees                               documents in connection with the
                                              offer and sale of those notes and
                                              preparing and filing the
                                              registration statement relating to
                                              our public offering. As of
                                              December 31, 2009, approximately
                                              $410,000 of professional fees were
                                              included in  deferred  financing
                                              costs.

                                              On August 31, 2009,  we entered
                                              into a loan modification agreement
                                              with the holders of our
Gain on extinguishments           I           convertible notes. We treated  the
of convertible debt                           original convertible notes as
                                              having been exchanged for the
                                              amended convertible notes. As
                                              such, we recorded a gain on
                                              extinguishment of debt in the
                                              amount of $969,538.

                                              The convertible notes were amended
                                              in November 2008 and we determined
Accretion of discounts                        there was no beneficial conversion
on convertible debt               D           feature pertaining to the amended
                                              notes. Accordingly, the accretion
                                              expense relating to the notes
                                              decreased.

Amortization of debt              I           Additional borrowings during this
issue costs                                   year.

                                              The failure to make  payments on
                                              our convertible notes when due.
Interest expense                  I           As a result, the interest rate on
                                              the notes increased to 18%.

Recent Accounting Pronouncements
--------------------------------

      See Note 2 to the financial statements which are included as part of this prospectus.

Critical Accounting Policies
----------------------------

      Our significant accounting policies are more fully described in Note 2 to the financial statements included as a part of this prospectus. However, certain accounting policies are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgments by management. As a result, the consolidated financial statements are subject to an inherent degree of uncertainty. In applying those policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. These estimates are based on our historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate. Our significant accounting policies include:

      Registration Payment Arrangements. We account for registration rights arrangements and related liquidated damages provisions under FASB ASC 815-40, Derivatives and Hedging - Contracts in Entity's own Entity, which addresses an issuer's accounting for registration payment arrangements. ASC 815-40 defines a registration payment arrangement as an arrangement where the issuer i) will endeavor to file a registration statement for the resale of financial instruments, have the registration statement declared effective, or maintain its effectiveness and ii) transfer consideration to the counterparty if the registration statement is not declared effective or its effectiveness is not maintained.

      ASC 815-40 requires the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, to be separately recognized and measured in accordance with ASC 450, Contingencies. As at March 31, 2010, we did not have any liability relating to our registration statement which was declared effective by the SEC in January 2010.

      Long-lived Assets. In accordance with ASC 360, Property Plant and Equipment , we test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

      Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An


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

impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

      Stock-based Compensation. We record stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation, and ASC 505-50, Equity-Based Payments to Non-Employees using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

      Revenue Recognition. We recognize revenue in accordance with ASC 605 Revenue Recognition, Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. Our revenue consists of license fees related to the licensing of our RECAF(TM) technology.

      Patents relate to developing the method for diagnostic and treatment of cancer using a new cancer marker called "RECAF." These patents are presently registered in 23 countries with ongoing registrations currently being conducted. Patents are stated at cost and have a definite life. Once we receive patent approval, amortization is calculated using the straight-line method over the remaining life of the patents. As of December 31, 2009, we had received patent approvals from five countries. Additions made after December 31, 2009 will have a remaining life of approximately 5 years. We intend to apply for extensions in the near future.

                                    BUSINESS

      We were incorporated in placeStateTexas in December 1997 under the name Whispering Oaks International, Inc. Between March 2001 and October 2009 we did business under the name Biocurex, Inc. In October 2009 our shareholders approved an amendment to our Articles of Incorporation which officially changed our name to Biocurex, Inc.

Overview

      We are a development stage company focusing on developing and commercializing products for the early detection, diagnosis and monitoring the recurrence of cancer. We have developed a blood test that can detect the presence of cancer in humans and animals using a new cancer marker named RECAF. We developed and own, royalty-free, the proprietary technology related to the RECAF marker, with patents granted in the United States, Europe and China and pending in other major worldwide markets.

      RECAF is a molecule found on most cancer cells, including breast, colon, prostate and lung cancers, but not on normal cells. RECAF can be used in blood tests to determine if a patient has cancer. The blood test can be formatted for use on automated instrumentation typically found in large clinical and hospital laboratories or manually. It can also be formatted as a point-of-care (POC) single use rapid test for use in physicians' offices, urgent care facilities and at the bedside. Once approved by the FDA, the tests could be used in general screening or in high risk patients to determine if an individual has cancer. It could also be used to detect recurrence of cancer in patients after therapy.

      Unlike other notable cancer markers that only detect the presence of a specific cancer type (CEA for colon cancer and PSA for prostate cancer), RECAF is found on most types of cancer and, therefore, could have much broader use than most other cancer markers in development or currently in use. Moreover, unlike existing cancer markers, RECAF has been shown to detect early stages of breast and prostate cancers when the likelihood of cure is highest.

      We have granted Abbott and Inverness, two large diagnostic equipment manufacturers, semi-exclusive licenses to use the RECAF tests on blood samples processed in automatic equipment typically found only in large clinical/hospital laboratories and non-exclusive licenses for other test formats. Under the terms of these licenses, we can grant one additional similar semi-exclusive license for automated testing and we have retained rights for manual tests not processed in automatic equipment, POC rapid tests for the physicians' office, including all other single-format potential uses and all test formats used for veterinary applications. The Abbott license has been amended to relieve them of research and development responsibilities and, to our knowledge, they have not taken any steps towards commercializing our technology. Inverness has been conducting research and development trying to adapt our technology to their diagnostic platform. However, to our knowledge, they have not yet reached the stage where they are prepared to enter into clinical trials in order to obtain FDA approval or to commercialize our technology or any related products.

      We have previously developed the following tests, which are no longer the focus of our growth plans, for the detection of cancer in tissue or cells based on RECAF technology:

     o    Histo-RECAF--a   tissue-based  cancer  detection  test  that  involves
          staining cancer cells, thereby allowing a pathologist to easily view the cancer cells with the use of a microscope; and

     o Cryo-RECAF--a cell-based cancer detection test that can be used by pathologists during surgery to determine whether cancer cells are benign or malignant.

      Our principal objectives for the twelve months ending March 31, 2010 are as follows:

     o grant one additional semi-exclusive license for testing blood samples using automated testing equipment;

     o    commercialize   veterinary   applications  not  requiring   regulatory
          approvals;

     o finish developing a POC rapid format test for the doctor's office, bedside and veterinary use;

     o conduct clinical trials and seek FDA approval for marketing of the POC rapid format test; and

     o commercialize manual testing formats, principally in large cities in foreign countries where further regulatory clearance is not required.

Cancer

      Cancer is a term used for diseases in which abnormal cells divide without control and are able to invade other healthy tissue. Cancer cells spread to other parts of the body through the blood and lymph systems. There are more than 100 different types of cancers which are named for the organ or type of cell in which they appear - e.g., lung cancer, colon cancer, breast cancer, prostate cancer, liver cancer and stomach cancer.

      The American Cancer Society has estimated that there were over 12.3 million new cancer diagnoses worldwide and roughly 7.6 million deaths during 2007, of which nearly 40% were in developed nations. Although the United States has reported declining cancer-related deaths for the past few years, the World Health Organization estimates that worldwide there will likely be approximately 16 million new cancer diagnoses annually by the year 2020, with roughly 10 million related deaths each year. Over the next 20 years, the global incidence of cancer is projected to increase by 50%. We believe that the growing numbers of people developing and living with cancer will continue to increase the demand for cancer diagnostic products. In particular, two diagnostic areas that have significant unmet need are the early detection of primary cancer and early detection of recurrence after therapy.

Market Dynamics

      The oncology market is one of the largest pharmaceutical markets. The global cancer market is forecast to grow at an average annual growth rate of 5.49% to $53.1 billion in 2009, up from $38.5 billion in 2003. Overall costs of cancer in 2008 were estimated to be $228.1 billion, composed of $93.2 billion for direct medical costs (total of all health expenditures), $18.8 billion for indirect morbidity costs (cost of lost productivity due to illness), and $116.1 billion for indirect mortality costs (cost of lost productivity due to premature death).

Worldwide Cancer Diagnostics Market

     As of 2005, the global market for laboratory-based diagnostic tests exceeded $25 billion annually, with molecular diagnostic testing growing by approximately 20% each year and forecast to reach over $5 billion by 2009. Within this larger diagnostics market, cancer testing is anticipated to experience some of the most robust growth over the next three to five years, having recently exceeded $1 billion in annual sales. We believe that the primary drivers for sales of diagnostic products for cancer markers are performance, price, service and marketing. At present, the five largest markets for these products are the United States, Europe, Japan, China and India.

Need for Improved Early Detection Methods

      Cancer that is detected early has the best prognosis. If cancer is diagnosed early in the disease process, before it spreads (metastasizes) to surrounding tissue, physicians are more likely to be able to successfully treat


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

the patient and the likelihood of survival can be significantly increased. Surgical removal of malignant tumors is much less effective once cancer cells have invaded additional locations, many of which are undetectable.

      While advances in early detection have improved the prognosis of many cancers, prostate, lung, and breast cancers are still among the most commonly diagnosed and the most fatal cancers. For example, among both men and women, lung cancer is the number one cause of cancer-related death, which is believed to be due to the lack of early detection methods. By the time of diagnosis, only approximately 16% of lung cancer patients have tumors that are still in an early stage. For these patients, the five-year survival rate is 50% versus 15% when more advanced tumors are also included. If breast cancer is caught and treated at its earliest stages, patients have five-year survival rates between 81% and 100%. However, if the cancer progresses to Stage IV before it is diagnosed, a patient's likelihood of survival at five years is only 20%.

Cancer Markers

      Cancer markers are a group of proteins, hormones, enzymes, receptors and other cellular products that are over expressed (produced in higher than normal amounts) by malignant cells. Cancer markers are usually normal cellular constituents that are present at very low levels in the blood of healthy persons. If the substance in question is produced by the cancer, its levels will be increased in blood or other body fluids or in the tissue of origin.

      Detecting a cancer marker in higher-than-normal amounts in the body may signify the presence of a malignancy. For some indications, the expressed amount of a particular marker can also signal the disease's stage (i.e., how far the cancer has progressed). For instance, a common cancer marker for liver cancer, alpha-fetoprotein ("AFP"), not only signals the potential presence of liver cancer, but can also indicate the size of the tumor. However, it is important to note that AFP's sensitivity as a cancer marker is only approximately 60%, meaning that roughly 40% of patients with liver cancer do not have an elevated AFP. (In oncology, sensitivity is the ability of a test to detect cancer. If all cancer patients test positive for having cancer with a particular test, the test's sensitivity would be 100%. Specificity measures how well the test detects healthy individuals, i.e., whether it produces false positives, that is, falsely identifies patients as having cancer when they do not. If a test does not return any false positives, it has 100% specificity.)

Cancer Markers in Clinical Use

      Markers                                 Associated Cancers
      -------                                 ------------------

      Alpha-fetoprotein ("AFP")               Testicular cancer, Liver cancer
      CA-125                                  Ovarian cancer, Endometrial cancer
      Carcinoembryonic antigen ("CEA")        Colorectal cancer
      Prostate specific antigen ("PSA")       Prostate cancer
      Human chorionic gonadotropin ("hCG")    Testicular cancer, Choriocarcinoma
      Nuclear matrix protein ("NMP22")        Bladder cancer


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

      After testing for a cancer marker, further identifying the cells that express the marker may enable a definitive diagnosis. Oncologists measure marker levels to assess a patient's response to treatment, evaluate appropriate future treatments, and check for signs that the cancer may be recurring. If, after treatment, marker levels have decreased from the level at diagnosis, it may indicate that the cancer is responding favorably to the treatment. Conversely, if marker levels rise, the oncologist may consider an alternative therapy option, as the tumor is probably not responding to treatment. Depending upon the patient and the cancer, these follow-up tests may be continued for life, occurring as frequently as every two to three months.

Limitations of Current Cancer Markers

      We believe that validation of new cancer markers is one of the most important goals in cancer research. The National Cancer Institute (NCI) emphasized the need for finding new markers for prostate cancer as well as identifying markers for hard-to-detect cancers, such as those in the ovary and pancreas. In addition, the NCI specifically listed validating cancer markers for disease prognosis, metastasis, treatment response, and progression as one of its future strategies. The continuing need for enhanced cancer diagnostic markers is partly due to the limitations of current markers.

      Although there has been significant historical research into cancer diagnostics, we believe that few cancer markers have been accepted into clinical use. Moreover, markers are not used today as the sole method to diagnose cancer due to several factors that limit the capabilities of current cancer markers to accurately diagnose the disease. These limitations have prevented cancer marker tests from functioning as wholly effective screens for many cancers. We believe that a cancer marker that is expressed on all cancer cells regardless of type would be an effective screening tool.

     o Currently available markers are not 100% specific to a particular type of cancer, indicating that other non-cancerous conditions can also cause an increase in certain cancer markers. For example, elevated levels of the prostate-specific antigen (PSA), a marker for prostate cancer, do not always signal a malignant condition. The NCI reports that only 25% to 35% of men that express higher-than-normal amounts of PSA in the blood actually have prostate cancer. The remaining 65% to 75% of men have benign prostate conditions, such as inflammation, which also cause an increase in PSA levels.

     o If the minimum PSA value is increased (where men would have to show even higher levels of the marker in order to enable detection by a PSA test), the PSA could be considered to be more accurate, as more men will likely be correctly identified as having prostate cancer and not a benign condition. However, for many of these men, waiting for their PSA levels to

     o increase to an amount detectable by a more stringent test also prevents early detection of the prostate cancer. If the PSA cut-off value is increased, over 50% of men may not be diagnosed with prostate cancer until after their tumor has spread beyond the prostate gland, significantly decreasing the likelihood of successful treatment. As a


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

          result, there is still an unmet need for a clinically effective diagnostic technique for the early detection of prostate cancer.

     o Many markers are also restricted to only certain cancers. For example, the PSA test can help detect prostate cancer, but would not be used to screen for breast cancer.

     o The same marker is not always expressed on every patient's cancer even if it is related to the same organ. For instance, Genentech's cancer drug, Herceptin, treats metastatic breast cancer that is positive for human epidermal growth factor receptor 2 (HER2). However, HER2 over-expression occurs in only approximately 25% of women with breast cancer.

     o The detection of "normal" levels of a cancer marker can occasionally be ambiguous. For some cancer markers (such as CA-125, which is more prevalent in ovarian cancer cells than in other cells), even individuals without the cancer can demonstrate varying levels of the marker. In some cases, CA- 125 expression depends on age and gender, with women younger than 50 having higher amounts of this protein in their bodies than women over 50 or men. Like other markers, benign conditions, including infections and endometriosis, can also cause elevated CA-125 levels. As a result, the classification of a normal value is difficult. MedlinePlus, a service of the U.S. National Library of Medicine and the National Institutes of Health (NIH), reports that perceived normal CA-125 levels vary depending on which laboratory is administering the test. Consequently, CA-125 tests are more effectively used to monitor the progression of ovarian cancer and the patient's response to treatment, rather than to diagnose the cancer in an otherwise healthy individual.

      In addition, in the early stages of cancer, many patients express relatively low levels of known cancer markers, evading detection by current cancer marker tests. As a result, even widespread markers--such as carcinoembryonic antigen (CEA), which can be found in patients with a variety of cancers--are not effective at detecting occult (hidden) cancers. The CEA assay, discovered by Dr. Phil Gold, a member of our board of directors, was one of the first successful blood tests to enter general clinical use.

Types of Cancer Testing

      Cancer testing encompasses a wide variety of products and technologies, including the following: (1) assays for cancer markers; (2) imaging, such as mammography (a breast X-ray to detect tumors); (3) clinical chemistry assays that detect changes in normal physiological parameters; and (4) cytological and histological tests. Each of these procedures is used for at least one of three tasks--screening, diagnosis/monitoring, or imaging--each of which is briefly described below.

      Screening. Cancer screening entails performing regular tests on people who have no symptoms. Mammograms, Papanicolaou (Pap) smears, and PSA tests are all examples of cancer screens. These tests can reveal hidden diseases, but need further corroboration, such as a tissue biopsy, to provide a final diagnosis. Most cancer marker tests do not have high enough measures of sensitivity or specificity to be considered useful as a cancer screen. Even the PSA test, which


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

is routinely used to screen men for prostate cancer, is still debated as to its usefulness in older males.

      Diagnosis/Monitoring. Cancer markers are primarily used for diagnostic and monitoring purposes. While typically markers alone are not used to diagnose a disease, they do help determine if cancer is likely. They also help monitor the cancer's progression, response to treatment, and potential for recurrence. To test for a marker, a sample of the patient's tissue, blood or other body fluid is sent to a laboratory where the detection of the marker is determined.

      Imaging. In healthcare, imaging is the process by which physicians obtain pictures of the body's interior. Oncologists use imaging as a noninvasive method to help see tumors and detect occult metastatic cancer. Special dyes are often administered to enable organs to show up better on film. We believe that there are two primary unmet needs in imaging at present: (1) the existence of a marker test that can detect cancerous cells before the disease clinically manifests itself; and (2) the presence of a marker to identify secondary cancer after the primary treatment has begun.

      Cancer testing is dominated by serum-based cancer markers, including CEA, PSA, CA-125, bladder tumor antigen (BTA), and TruQuant BR (for monitoring breast cancer). In 2003, worldwide sales of these serum assays were approximately $860 million. We estimate that there are over 100 million serum screening tests performed each year. However, most of the assays are specific to a particular cancer and suffer from poor sensitivity and specificity. As an example, assay sales for CEA, a relatively insensitive assay for colorectal cancer, are estimated to be over $300 million annually. In The Nation's Investment in Cancer
Research: A Plan and Budget Proposal for Fiscal Year 2008, the NCI emphasized the need for improved markers for prostate cancer as well as the development of more markers for hard-to-detect cancers. In addition, the NCI specifically listed validating cancer markers for disease prognosis, metastasis, treatment response, and progression as one of its future strategies.

Reasons for Growth of Cancer Diagnostics

      The following factors may affect the size and growth of the worldwide cancer diagnostic market:

      Demographic shifts due to an aging population. The United Nations has documented a rapidly aging population worldwide. In developed countries, the number of individuals over 60 years old exceeded the number of children under 15 years old for the first time in 1998. While risk factors for cancer include tobacco and alcohol use, diet, and sun exposure, one of the most significant factors is age. For example, more than 65% of all prostate cancers occur in men over the age of 65, and overall, approximately 77% of all cancers are diagnosed in individuals over the age of 55.

      Increased focus on early detection and diagnostics. According to the NCI, 85% of cancer patients are treated in community-based, private practice oncology settings. Accordingly, global expansion of cancer marker technologies may be fueled by an increased marketing of new diagnostic tests to physicians. In


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

addition, as a growing number of people are considered to be at high risk for developing cancer, diagnostic tests may also be administered more frequently.

      Reimbursement, third-party payers and financing for companies developing diagnostics. In the United States, the costs of a variety of medical procedures, including diagnostic laboratory tests, are covered by both federal and private insurance plans. We believe the reimbursement policies of healthcare providers will drive increased usage of cancer marker tests and that reimbursement amounts will reflect the usefulness of the tests--the more accurate the test, the higher the reimbursement amount. On that basis, a RECAF-based test, which has broad applicability and is highly accurate, should command a relatively high reimbursement amount. Due to cost containment practices of managed care organizations as well as federal healthcare programs, certain testing technologies may be used more selectively by medical providers. We estimate that reducing healthcare expenses could lead to the reduction or the elimination of cancer markers with low associated sensitivities and specificities. We want to market RECAF as a high value-added test with widespread utility and significant predictive value that will meet applicable cost containment guidelines.

      Funding for basic and disease-related research. The NIH invests over $28 billion annually in medical research, of which an estimated $5.5 billion was spent on cancer research in particular during fiscal year 2008, which ended September 30, 2008. Additionally, R&D spending is increasing, with the top 100 biotechnology companies having spent approximately $14.8 billion on R&D during 2006, up from $12.6 billion in 2005 and $11.2 billion in 2004.

      An increased focus on lowering healthcare spending via improved diagnostic testing and patient monitoring that can reduce the costs of misdiagnosis. In 2006, U.S. healthcare expenditures totaled approximately $2.2 trillion, and are forecasted to reach $2.5 trillion in 2009 and $4.4 trillion by 2018. For 2005, healthcare accounted for 16.0% of the gross domestic product in the United States compared to 10.9% in Switzerland, 10.7% in Germany, 9.7% in Canada, and 9.5% in France. placecountry-regionU.S. healthcare premiums increased by 8.8% between 2004 and 2005. The largest cause of this increase was a greater utilization of services, accounting for approximately 43.0% of the rise in premiums.

      This growing utilization is attributable to new medical treatments, more intensive diagnostic testing (i.e., defensive medicine), an aging population, which requires more medical attention, and progressively unhealthy lifestyles.

      As a result of rising costs, we believe that there is a demand for more cost-effective approaches to disease management, specifically for cancer, as well as for emphasis on screening and accurate diagnostic testing to facilitate early detection of potentially costly, severe afflictions. Likewise, a poll conducted by the Harvard School of Public Health in June 2009 found that 54.0% of respondents felt that high costs were one of the most important healthcare issues for the government to address. We also estimate that up to 20.0% of all diagnostic tests may eventually be performed in non-laboratory settings, such as by patients or non-medical professionals.



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


Our Technology

      We believe that our RECAF technology offers an improved detection, diagnostic, and monitoring solution for patients with cancer.

The RECAF Cancer Marker

      Based on our research, which has been confirmed by Abbott and jointly presented at an international cancer conference, RECAF appears to be a cancer marker for multiple types of cancer. Every cancerous tissue that we have tested has expressed RECAF. It is expressed on over 90% of cancer samples that we have studied thus far, including breast, lung, stomach, colon, ovarian and prostate cancer samples. To our knowledge, there is no other cancer marker that has the same universal presence as RECAF. As such, we believe that RECAF could replace many currently available cancer markers that are targeted to only one type of cancer, as well as offer a useful diagnostic tool for cancers where there is not yet thought to be an effective marker, such a lung and breast cancer.

      RECAF is a molecule that is present on cancer cells but is not detected in significant levels on healthy cells or benign tumor cells. This characteristic enables RECAF to more accurately detect cancer than many current tumor markers, as RECAF is less likely to report a false positive result.

      RECAF is a receptor for AFP (Alpha-fetoprotein), which is a marker for liver and testicular cancer that was discovered in 1963 by Dr. Garri Abelev, a member of our scientific advisory board. RECAF is present on the cell surface and binds and takes up circulating AFP. Both AFP and RECAF first emerge in the fetus, but disappear by birth. AFP binds small molecules, such as lipids, and transports them into fetal cells when taken up by the receptor for AFP. Once a fetal organ or tissue reaches its maturity, it no longer takes up AFP or expresses RECAF. After birth, RECAF is only known to exist in a cancerous state, where tissues re-express the ability to take up AFP via the RECAF receptor. The expression of RECAF is related to rapid tissue growth, which is characteristic of both cancer and fetal development. RECAF is classified as an oncofetal antigen due to its presence on both fetal tissues that incorporate AFP and on malignant tissues in later life.

      We believe that RECAF has potential as a universal cancer marker for the following reasons:

     o Current serum markers are deficient in terms of sensitivity and specificity, creating a need for enhanced markers.

     o Current markers for breast and lung cancers (one of the most fatal cancers) are not very accurate and therefore not widely used. These types of cancers are among the best detected by RECAF.

     o Routine RECAF testing after cancer therapy may be able to detect recurrence earlier and more economically than other technologies in


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

          current use. We believe that having one cancer marker to monitor all patients is a great advantage for the clinical laboratory.

     o There is not yet a universal cancer marker. Oncologists use different tests for each cancer. Moreover, we believe only a few of the cancer markers used today are very useful. Our intent is to develop RECAF as a universal cancer marker, potentially capable of detecting many cancers with high sensitivity and specificity.

Product Pipeline

      All of our product candidates are based on the RECAF technology. The RECAF molecule is expressed on the cell surface of cancer cells and, because tumors are highly vascularized, it is shed into the blood stream and other bodily fluids. As a result, we can detect the marker using blood, or serum, as the test sample. Since 2004, we have performed over 120,000 tests on more than 4,000 serum samples. Results of these studies have shown that our serum-based assay, Serum-RECAF, has between 80% and 90% sensitivity for a variety of cancers, with 95% specificity for lung, breast, prostate, stomach, and ovarian cancers among others. Moreover, these tests demonstrate that RECAF technology performs better than competing technologies at detecting prostate cancers and at discriminating between malignant and benign lesions.

      RECAF technology detected 92% of cervical cancer with 95.7% specificity in a study involving 25 cervical cancer samples and 69 normal samples. In contrast, the Pap test, which is widely used to detect cervical abnormalities, has an estimated sensitivity for high-grade lesions of only 55% to 80%. Further, we compared 73 colon cancer samples to 352 normal samples and found that our RECAF blood test had a sensitivity of 74% with 95% specificity. When the specificity was improved to 100%, the test was still able to identify over 71% of the colon cancers. Data suggest an average sensitivity for RECAF of 90% across all cancers when the specificity is 95%.

      Serum-RECAF can be effectively used to initially screen patients who present symptoms of cancer as well as to monitor patients for recurrence who have already been treated for cancer. We believe that our Serum-RECAF assay performs better than many current technologies at detecting prostate cancer as well as at discriminating between malignant and benign tumors. Accordingly, Serum-RECAF may have the potential to become a standardized blood test widely available in clinical laboratories due to its detection capabilities and ease of use. If successfully developed and submitted to the FDA for clearance, we believe that Serum-RECAF will be considered a Class II Medical Device, which is important in the pathway to regulatory approval. Future variations of this product could include the ability to test other body fluids, such as saliva, vaginal fluids, and urine, for RECAF.

RECAF Product Formats

      There are three basic formats for RECAF technology: (i) automated testing in large clinical and hospital laboratories; (ii) non-automated, or manual, testing by clinicians in smaller laboratory settings and where expensive automated instrumentation is not available or not practical; and (iii) point-of-care ("POC"), rapid test formats for physicians' offices, urgent care


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

facilities, or the bedside. These formats may be used to detect cancer in patients and for veterinarian use.

Automated Format

      Our initial business strategy was to license the automated testing format on a semi-exclusive basis to three licensees. We have granted two of the three semi-exclusive licenses for this testing format-one to Abbott and one to Inverness. Under the agreements with Abbott and Inverness, we are allowed to grant one more semi-exclusive license for the automated format.

      In early 2007, we completed converting our blood based Serum-RECAF test to colorimetric format ("flash chemiluminescense") to make it more practical for laboratory use required by our licensees and to improve sensitivity. This format improves detection of smaller, earlier stage tumors and magnifies the measured difference in RECAF serum values between cancer and normal patients. The test results found that RECAF had 80% to 90% sensitivity for a variety of cancers, with 95% specificity for lung, breast, stomach and ovarian cancers in particular.

Manual Format

      We have developed prototype RECAF test kits and materials for small laboratories where automated instrumentation is not available or not practical. These manual formats have the same sensitivity and specificity as the formats that use automated instrumentation. We plan to finish development of these kits and to place them in a few laboratories in major metropolitan cities in China, India and Mexico where those laboratories can market and run the RECAF tests without further government regulatory requirements.

      To initiate this, we have formed a wholly owned subsidiary in China. The subsidiary, named "Biocurex China Co., Ltd." will be used to assemble, market, and distribute our RECAF tests in China. The critical reagents will be shipped from North America for quality control purposes. Our first market is Shanghai, where we are represented by a clinical oncologist who will collect the samples and administer the tests in-house. Once we are operational in Shanghai, we will expand to other large population centers in China such as Beijing and Tianjin. If the model is successful, we then plan to replicate it in other countries in Asia, Latin America and Eastern Europe.

      In the United States, once the FDA has approved the automated testing format, we will be able to apply for 510k approval for the manual testing format on an expedited basis.

Point-of-Care, Rapid Test

      As another segment of our current strategy, we have developed a prototype blood-based POC rapid test for cancer detection or follow-up in physicians' offices and urgent care facilities. This format may also be useful in third-world countries or areas with large rural populations where access to even small clinical laboratories is not available.

      Our POC rapid test device, a rendering of which appears below, will be similar to a common pregnancy test kit. The rapid test cartridge will contain a small strip that is coated with the indicator molecules to detect RECAF in a blood sample. These types of tests are used for a variety of applications in diagnostic medicine, and they can be efficiently developed from the prototype data that we currently have. We intend to contract with an experienced developer of POC tests to fully develop our POC rapid test. We have selected QuantRx Inc. to run a feasibility study for our POC test on their fully developed RapidSense POC platform. This platform was selected since it avoids the many patent issues surrounding POC test formats, has already been developed for another POC cancer marker, and has an instrument reader available for it.

      We anticipate that our POC rapid test will require the development of a small, portable instrument to read the intensity of the colorimetric endpoint line in order to alleviate the variability of eye measurements. We will likely need to eliminate operator variability to be eligible for certain medical reimbursements.

      When a patient enters a physician's office with a specific symptom or concern where cancer is suspected, the physician could administer the rapid test to receive a preliminary indication as to the presence of elevated RECAF levels in the blood. We anticipate that such a cancer test could be used as easily and as routinely as a blood sugar or cholesterol reading is now used as part of a blood test. The more detailed Serum-RECAF laboratory test would be used to confirm the rapid test result as is common now for most of the rapid tests used in the infectious disease setting.

License Agreements

      We have licensed aspects of our RECAF technology on a semi-exclusive and on a non-exclusive basis to Abbott, a worldwide leader in diagnostics, and Inverness, a global supplier of in vitro diagnostic products.

Abbott License

      In March 2005, we entered into a worldwide, semi-exclusive licensing agreement with Abbott to commercialize Serum-RECAF. Manual and POC RECAF test formats are licensed on a non-exclusive basis. Thus, we may commercialize and license manual tests to as many licensees as we deem appropriate. Under the license agreement, as amended, Abbott has the right, but not the obligation, to commercialize or perform further research and development on the RECAF technology. Abbott paid us an upfront licensing fee of $200,000 and will pay us royalties on any RECAF products it sells during the term of the license. In April 2008, Abbott and we amended the license agreement. The amendment relieved Abbott of future obligations to perform further research and development with respect to the RECAF technology as well as the obligation to pay annual minimum royalties. At any time, at its option, Abbott may resume research and development work and commercialize products incorporating the RECAF technology in accordance with the license agreement. In consideration for this modification, we will receive a more favorable royalty rate on any RECAF products that may be sold by Abbott. We have the right to terminate the license at any time, if following notice from us, Abbott and we do not agree within 90 days to new due diligence obligations for the commercialization of any products using the RECAF technology. Since this agreement was amended, Abbott has not conducted any research and development regarding RECAF technology or, to our knowledge, taken any other steps toward commercializing our technology. Finally, Abbott has the right to grant sublicenses to third parties.

Inverness License

      In December 2007, we entered into a second semi-exclusive, worldwide licensing agreement for our Serum-RECAF technology. This agreement allows Inverness to commercialize products using the Serum-RECAF technology in exchange for paying an upfront fee and periodic royalty payments. In addition, Inverness is responsible for obtaining FDA approvals, and managing manufacturing, marketing, and distribution for clinical laboratory testing. The manual and POC rapid tests, as well as other applications of RECAF, are licensed on a non-exclusive basis. Inverness paid us a $1 million up-front fee for RECAF technology and material and assistance that would enable it to produce RECAF material on its own. Inverness has been conducting research and development on our technology and may have successfully adapted our technology to their diagnostic platform. The agreement with Inverness provides for periodic exchanges of information between the parties. Our policy is to tell them as much as we can on the technical side. Inverness, on the other hand, has been reluctant to share with us their intentions or progress on their general business strategy including manufacturing, commercialization, regulatory approval and marketing. Inverness has advised us of their intention to implement the RECAF test in a particular format (called Triage), which is not based on classic and widely known assay formats but rather on their proprietary platform. We believe their reluctance is caused in large part on their concern to protect the intellectual property relating to their proprietary diagnostic platform. Our last communication with Inverness took place in June 2009 and, at the time, they indicated that our assay was working in their facilities and generating results consistent with ours. However, they did not share those results with us or indicate what diagnostic platform they used. Inverness has also informed us that they had become self-sufficient and independent in generating the critical reagents necessary to produce the test. We do not know what Inverness intends to do next. If they have been successful in adapting our technology to their diagnostic platform, the logical next step for them would be to initiate clinical trials for the purpose of obtaining regulatory approvals, whether in the United States or elsewhere, but we have not had been able to confirm whether that is the case. Our license agreement with Inverness does not provide for any development or product milestones. Under the license agreement, the annual minimum royalty of $150,000 began to accrue on December 4, 2009 and will continue until December 4 following the first commercial sale by Inverness of a product using RECAF technology to a third party. Thereafter, for the balance of the annual minimum royalty term, which ends on the later of the expiration of all the RECAF patents or when Inverness ceases to manufacture and distribute any products based on RECAF technology, Inverness is obligated to pay a higher minimum royalty. The Inverness license agreement does not provide when or how the annual minimum will be paid. Presumably, that will be determined based on subsequent discussions with Inverness.

Additional Licensing Opportunities

      Under the license agreements with Abbott and Inverness we are free to grant one additional semi-exclusive license regarding Serum-RECAF and pursue unlimited licensing opportunities with respect to all other applications of our RECAF technology and test formats, including manual and POC rapid tests and veterinary applications. Further, our RECAF technology has additional applications that could be licensed, including imaging functions and therapeutic uses. Ultimately, we seek to license out specific aspects of our technology, striving to achieve a significant market share by selecting licensees that can support this goal. We believe that this licensing strategy will be the most effective way to expand our market share.

Business Strategy

      Our RECAF technology has possibilities in a wide variety of applications in the fields of human and veterinary medicine. Our strategy is to continue to focus on obtaining non-exclusive licensing agreements for various application of RECAF technology while developing other applications ourselves. Specifically, with the net proceeds of this offering we intend to pursue the following:

     o grant one additional semi-exclusive license for testing blood samples using automated testing equipment;

     o commercialize veterinary applications of RECAF testing technology not requiring regulatory approvals;

     o finish developing a POC rapid format test for the doctor's office and bedside use;

     o conduct clinical trials and seek FDA approval for marketing of the POC rapid format test; and

     o commercialize manual testing formats, principally in large cities in foreign countries where further regulatory clearance is not required.

Licensing

      To date our primary business strategy has been to license our Serum-RECAF technology under semi-exclusive limited license agreements. With this strategy, instead of having to allocate all of our funding in an attempt to commercialize one product, we select licensees that have strategic advantages over us when it comes to commercialization (e.g., our licenses with Abbott and Inverness). As part of this strategy, we provide all the assistance that we can to our licensees; however, the licensees are responsible for obtaining regulatory approvals and bringing the products to market. Under our existing semi-exclusive licenses with Abbott and Inverness, we are allowed to enter into one additional semi-exclusive license for Serum-RECAF. These licenses only cover the automated testing format for Serum-RECAF in a clinical and hospital laboratory settings. They cover the use of Serum-RECAF in connection with other test formats and other applications of our technology on a non-exclusive basis.

      Market distribution channels for a diagnostic test kit typically entail accessing the automated diagnostic platforms of one or more of the larger diagnostic companies, such as Abbott, F. Hoffmann-La Roche or Bayer AG. These companies provide automated diagnostic instruments that are capable of processing a variety of laboratory tests. Some instruments can process 1,200 clinical chemistry and 200 immunoassay tests each hour. Through licensing, we seek to place our cancer assays, such as Serum-RECAF, on the instrument menu of these diagnostic platforms.

Point-of Care Rapid Tests

      We anticipate that a POC rapid cancer test could be used in the future as easily and as routinely as a blood sugar or cholesterol reading is now part of a blood test. When a patient enters a physician's office with a specific symptom or concern where cancer is suspected, the physician could administer the rapid test to receive a preliminary indication as to the presence of elevated RECAF levels in the blood. The more detailed Serum-RECAF laboratory test would be used to confirm the rapid test result as is common now for most of the rapid tests used in the infectious disease setting.

      We recently presented preliminary results with our prototype rapid test to an international cancer congress. Data indicated solid discrimination between cancer and healthy cells and correlated with results from our Serum-RECAF. With the N.N. Blokhin Cancer Research Center in Moscow, Russia, we studied RECAF as a rapid test for cancer detection. Results found that RECAF could detect 80.4% of ovarian cancers in Stages I to III with an 88% specificity. This study tested 64 normal, non-cancerous samples and 51 ovarian cancer serum samples, which included 25 Stage I or II cancers and 26 Stage III cancers. We believe that these results signify a potential breakthrough that could simplify cancer detection. When applied to early stage ovarian cancer, our prototype POC demonstrated better performance than a CA-125 blood test, a tumor marker often found in higher-than-normal amounts in the blood of women with ovarian cancer. We believe that the POC tests will not cannibalize the clinical laboratory markets since POC tests are routinely confirmed by the slightly more accurate clinical laboratory tests. We believe that the widespread use of POC RECAF tests will actually promote the use of the clinical laboratory RECAF tests.

      We estimate that there are approximately 250,000 physicians in the United States who would use these POC tests. One test per doctor per week would yield 13 million rapid tests per year. We expect final development, clinical testing, FDA registration and Medicare approval to take approximately 18 months. We may license this test for distribution, contract with a distribution network or use a contract sales force for marketing and sales of this test.

Veterinary Applications

      Basic research shows that RECAF is a highly conserved (common and essentially identical) molecule in humans and animals. We confirmed in our laboratory with samples provided from three different sources that our RECAF test detects malignancy in dogs and cats. The test, which we call Pet- RECAF, correctly detected 85% of the cancers at the standard specificity value of 95. These figures are consistent with those obtained on human patients.

      Initially our focus will be directed to dogs and cats. We believe we can begin marketing this application quickly because it does not require any laboratory testing of blood samples for governmental or regulatory approvals and we have completed the developmental testing. We will market this application under a separate brand name. We plan to pursue a dual-channel revenue generation strategy. In some markets we will license our technology to clinical labs who will conduct the testing and in other markets PBRC will do the testing in our own contract laboratory. Our POC rapid test is also being developed for the veterinary market and may be available for commercialization before it is available for human use. We will market our product directly to end users, such as veterinarians and animal protection societies, and through distributors.

Cancer in Household Pets

      Cancer is the number one cause of death among dogs and cats in the United States, Europe, and Japan. Recent studies have shown that more than 50% of all dogs ultimately die of cancer, and some breeds, like golden retrievers and boxers, have cancer rates that are even higher. However, cancer is also the most curable of all chronic diseases in pets. To help improve detection, specialists encourage veterinarians to include cancer screenings in their wellness exams for pets of all ages.

Expenditures on Household Pets and Market Size

      There are approximately 75 million household dogs in the United States and on average dog owners spend $219 on veterinary visits annually. There are approximately 88 million household cats in the United States and their owners spend an average of $175 a year on routine veterinary visits. Dog- owning households that spent $1,000 or more in a year jumped from 2.2 percent in 1996 to 8.4 percent in 2006. Dogs averaged 1.5 visits to the veterinarian during 2006, and cats averaged 0.7 visits to the vet in the same year.

      We have studied the market in British Columbia and, based on our findings, we believe that the potential market for testing dogs and cats in British Columbia may be $5.0 million per year. We found that in British Columbia at least 120,000 routine blood-screening tests are carried out every year in dogs and cats, at a cost of $35-$40 per test to the veterinarian. This does not include tests conducted by veterinary hospitals that have their own in-house laboratories. We believe that the addition of a screening test for cancer for $50 is reasonable to both owners and veterinarians and may be incorporated in routine annual checkups. In addition to screening, animals already diagnosed and treated for cancer can be monitored for the disease with the Pet-RECAF test. We estimate that each animal diagnosed with cancer could be tested 3-4 times over its lifespan.

Market Strategy

      Our marketing strategy for our Pet-RECAF test is based on the following assumptions:

     o There is little or no need for regulatory approval related to our initial plans and, therefore, we can begin marketing our Pet-RECAF product immediately.

     o    The costs involved to commercialize Pet-RECAF are manageable.

      We plan to begin in British Columbia where we can commercialize the application ourselves and then expand into other markets as we establish ourselves. In essence, the local market becomes a testing ground to trim and assess the logistics related to this enterprise. Blotted blood samples collected by veterinarians will be shipped to PBRC for testing. Our marketing efforts will target both veterinarians, who have to recommend Pet-RECAF to the pet owners, and the pet owners themselves. For marketing purposes, we have reserved the Internet domain OncoPet.net.

Sales and Marketing

      We do not plan to build our own sales force for any of our RECAF formats for human use. Sales and marketing for our automated laboratory testing format will be done primarily by our licensees. Manual laboratory test kits and materials will be marketed by our partner laboratories. Once we have achieved FDA clearance in the United States for our POC rapid test, we plan to contract with medical device distributors and/or a contract sales force for marketing and sales.

      Our RECAF tests for the veterinarian market will be marketed initially by us and by distributors of veterinarian products. We have so far received inquires from approximately 20 veterinary distributors. When our POC rapid test is approved for animal use on a commercial basis, we will either license it for distribution or use a contract sales force for distribution.

Suppliers and Manufacturing/Production

      For the Serum-RECAF products licensed on a semi-exclusive basis, our licensees are responsible for manufacturing. We plan to contract with OEMs for all of the products that are not covered by our license agreements.

Research and Development

      Our research and development efforts are all related to improving our RECAF technology for detection, diagnosis and follow-up of cancer. We continually focus on improving our various RECAF test formats leading to filing of additional patents to protect our technology. Since the basic research on our RECAF cancer marker is complete, most of our continuing work will be in the development area rather than in research. The clinical data from our studies and the validation from independent data from our licensees, Abbott and Inverness, support our contention that we are in the final development stages rather than at the research stage.

Patents

      Our patents, currently registered in over 20 countries, cover over 40 claims and relate to methods for diagnosis and treatment of cancer using the RECAF cancer marker. Our U.S. patent expires in 2014 and our patents in Australia, Russia and China expire in 2015. Our U.S. patent ("Detection of cancer using antibodies to the AFP receptor") includes 17 claims and protects technologies using Serum-RECAF kits. The patent also entails in vitro applications for diagnosis, screening, and follow-up of cancer and leukemia. At present, we are working toward the submission of additional patent applications related to RECAF that potentially could provide us with protection for an additional 20 years.

      In March 2008, the European Patent Office granted our patent claims for cancer diagnostic serum tests based on the RECAF marker. These patents will also expire in 2015. This development is particularly beneficial as granted patent claims can generate a higher royalty than pending claims per our existing license agreements. In addition, we believe that the European healthcare and medical insurance systems are more familiar and supportive of cancer markers than are other locales. As a result, we anticipate that regulatory approval for diagnostic tests in Europe could be easier and faster than in the United States.

      Due to the complexity of RECAF technology, we believe that our proprietary know-how for developing the technology and working with the RECAF family of molecules is critical and extends beyond patented information. Accordingly, we include know-how in our licensing packages in order to obtain royalties in countries where we do not have patent protection.

      We have granted a security interest in all of our assets, including our patents and other intangible property, to the holders of our amended secured convertible notes as security for the repayment of those notes.

Competition

      Given the nature of our product and the fact that it works well in combination with existing cancer markers, it is difficult to separate competitors from potential partners/clients/licensees.

      We have found that we can combine RECAF with a second marker (e.g., CEA for colorectal cancer samples, PSA for prostate cancer samples and CA125 for ovarian samples), thus increasing the overall performance. For example, combining CEA with RECAF results in 91% sensitivity and 100% specificity, which is extremely important for screening purposes. From a marketing point of view, the possibility of combining existing and widely used tests with ours offers obvious advantages in terms of acceptance, market penetration time and pricing. The latter is of particular interest for licensees who are already commercializing other markers because the enhanced performance allows them to increase the price of the other marker, which is usually low due to competition and lack of patent protection. Under our existing semi-exclusive license agreements with Abbott and Inverness, we receive, as a royalty, a portion of the additional price on any other marker sold in conjunction with RECAF.

      Our potential competitors include large pharmaceutical and medical device companies who develop, market, and sell diagnostic products such as cancer detection kits, instruments and reagents used in clinical laboratories to measure serum cancer markers. Such companies include F. Hoffman-La Roche Ltd., Dako A/S, DIANON Systems (an affiliate of Lab Corp. of America Holdings), Miraculins Inc. and Ortho-Clinical Diagnostics, Inc. (an affiliate of Johnson & Johnson Co.). In addition, potential competition may come from smaller companies, research facilities and government-funded organizations that seek to discover improved cancer markers or that are developing new screening and diagnostic tests and tools for patients and animals. To our knowledge, no existing cancer markers can detect the range of cancers that can be detected by RECAF with similar sensitivity and specificity. Potential competitors in the veterinary market include Idexx and Abaxis but they are also potential licensees.

      At this point in time, we believe that our competitive position in the cancer detection market is strong for a number of reasons including the following:

     o Inherent Advantages of the RECAF marker. As previously discussed, the RECAF marker has several advantages over all other known cancer markers including its ability (i) to detect all of the major cancers and likely the less ubiquitous ones as well, (ii) to detect them in early stages, where 80-90% can be cured and (iii) to function as a diagnostic and follow-up tool. In addition, and based upon studies we have conducted, we believe that for certain types of cancer, its serum-based screening assays is more accurate than the screening assays of our competitors.

     o    Strategic  relationships.  Our  license  agreements  with  Abbott  and
          Inverness provide us with access to major testing laboratories. In addition, Abbot and Inverness have agreed to bear the cost of obtaining FDA approval for our serum-detection technology and, once obtained, will market our testing technology to laboratories, healthcare providers and consumers. At the same time, our license agreements with Abbot and Inverness give us the flexibility to exploit other applications of the technology.

     o Funding. While many of our existing and potential competitors are large pharmaceutical companies with large research and development budgets and government-funded research facilities, the large capital investment required to identify and prove the efficacy of a cancer marker may act as a deterrent. On the other hand, most of the research into verifying the RECAF marker has been completed.

Government Regulation

      Drugs, pharmaceutical products, medical devices and other related products are regulated in the United States under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and the laws of certain states. The FDA exercises significant regulatory control over the clinical investigation, manufacture and marketing of pharmaceutical and biological products.

      Medical device regulation is based on classification of the device into three classes, I, II or III. Class III medical devices are regulated much like drugs, whereas Class I and II devices have less stringent data requirements than drugs and do not require the rigorous clinical trials that the FDA requires for drugs. Products submitted to the FDA for clearance as medical devices can refer to the safety and effectiveness data of medical devices which perform similar functions as other products and which the FDA has already cleared. As long as a medical device submitted to the FDA has the same clinical use as a medical device previously cleared by the FDA, the medical device submitted will normally receive FDA clearance provided data proving substantial equivalence to the other approved medical devices and verification of claims is provided to the FDA. This type of FDA submission is referred to as a 510k submission and is routinely handled by the FDA within a 90-day timeframe. We expect that all of our RECAF diagnostic products will be classified as Class II medical devices.

      Under our existing license agreements, the licensees are responsible for obtaining the necessary regulatory approvals. However, we cannot assure you that any of our licensees will be successful in obtaining additional clearances or approvals from any regulatory authority with respect to our cancer detection kits or its serum screening assay. The lack of regulatory approval for our products will prevent the sale of these products. Delays in obtaining regulatory approval or the failure to obtain regulatory approval in one or more countries will have a material adverse impact on our operations.

Employees

      As of April 30, 2010, we had three employees, all of whom are in administrative positions. All of our research and development and other technical activities and administrative services are performed for us by Pacific Bioscience Research Centre, which is owned by Dr. Moro-Vidal, our chief executive officer and a member of our board of directors. All of our employees are also employees of Pacific Bioscience Research Centre. As of April 30, 2010, Pacific BioScience Research Centre had seven full-time employees/consultants. Our relationship with Pacific Bioscience Research Centre and with its employees is good. See the section of this prospectus captioned "Management - Transactions with Related Parties" for information concerning our Agreement with Pacific Bioscience Research Centre.

      Our offices are located at 7080 River Road, Suite 215 Richmond, British Columbia, and consist of 5,000 square feet of space which offices are rented on a month-to-month basis for $4,895 per month. We rent our office space from Pacific Bioscience Research Centre, a company owned by Dr. Ricardo Moro.

                                   MANAGEMENT

Name                         Age   Position
----                         ---   --------

Ricardo Moro, M.D.           57    President, Chief Executive Officer and
                                    Director
Gladys Chan                  36    Chief Financial Officer
Antonia Bold-de-Haughton     59    Secretary and Director
Denis Burger, Ph.D.          66    Executive Chairman and Director
Phil Gold, M.D.              70    Director
Jim Walsh, Ph.D.             51    Director

      Directors serve for one-year terms and are elected annually by our stockholders. Our executive officers are appointed by and serve at the pleasure of the board of directors.

      Ricardo Moro, M.D. has been an officer and director since March 2001. Since 1996, Dr. Moro has been the president of PBRC, formerly named Curex Technologies Inc., where he developed the RECAF cancer marker concept. From 1980 to 1985, Dr. Moro worked in cancer research at the French National Cancer Institute near Paris, France. From late 1985 to 1988, he worked at the University of Alberta, Edmonton on onco-developmental biology. From 1989 to 1996, he was engaged in various entrepreneurial ventures relating to diagnostics and instrumentation. Dr. Moro received his medical degree from the University of the Republic of Uruguay in 1979.

      Denis R. Burger, Ph.D. was appointed a director and our executive chairman in September 2009. Prior to joining us, he had been managing director of Sovereign Ventures, LLC, a biotech investing and consulting firm, since 1991. He was chairman and chief executive officer of AVI BioPharma, Inc., a drug development company using gene targeted therapeutics, from 1997 to 2007 and founding chairman of Epitope, Inc., a developer of diagnostic products, from 1981 to 1990. He is currently a director of Trinity Biotech PLC, a diagnostic products developer, and Lorus Therapeutics, a cancer therapeutics company. Earlier in his career, he was a Professor of Microbiology and Immunology, an Associate Professor of Surgery and the Director of the Histocompatibility Testing Laboratory at Oregon Health Sciences University. He holds a B.A. degree in Bacteriology and Immunology from the University of California at Berkeley, a M.S. and Ph.D. in Microbiology and Immunology from the University of Arizona, Tucson.

      Gladys Chan joined us in July 2005 as comptroller and was promoted to chief financial officer in October 2009. Prior to joining us, from September 2004 to June 2005, Ms. Chan served as senior accountant at DTI Dental Technologies Inc. She is a Certified General Accountant in Canada, qualified in August 2004, and holds a Bachelor degree in Art from the University of Tunghai, Taiwan.

      Antonia Bold-De-Haughton has served as our corporate administrator since our inception. In October 2009, she was appointed to the Board and corporate secretary. From March 2006 to February 2008, she was also the chief financial officer of Douglas Lake Minerals Inc. (OTCBB: DLKM). Ms. Haughton has over 20 years of experience in administration and management, is a commercial arbitrator and was educated at the University of Oxford, England and the placePlaceTypeUniversity of PlaceNameBritish Columbia.

      Phil Gold, C.C., O.Q., M.D., Ph.D. has been a director since March 2001. He has been employed by McGill University and/or its affiliate, Montreal General Hospital, in one or more capacities since 1968. Currently, he is the Douglas G. Cameron Professor of Medicine, and Professor of Physiology and Oncology, at McGill University and the Executive Director of the Clinical Research Centre of the McGill University Health Centre. In the past he has served as Chairman of the Department of Medicine at McGill and Physician-in-Chief at the Montreal General Hospital. From 1978 to 1980, Dr. Gold was Director of the McGill Cancer Centre in Montreal, Quebec. From 1980 to 1984, he was Physician-in-Chief of the Montreal General Hospital. From 1985 to 1990, he served as Chairman of the Department of Medicine at McGill University in Montreal. Dr. Gold's early research led to the discovery and definition of the Carcinoembryonic Antigen
(CEA), the blood test most frequently used in the diagnosis and management of patients with cancer. He has been elected to numerous prestigious organizations and has been the recipient of such outstanding awards as the Gairdner Foundation Annual International Award, the Isaak Walton Killam Award in Medicine of the Canada Council, the National Cancer Institute of Canada R.M. Taylor Medal, the Heath Medal of the MD Anderson Hospital, the Inaugural Ernest C. Manning Foundation Award, the Johann- Georg-Zimmerman Prize for Cancer Research, Medizinische Hochschule, Germany, the ISOBM Abbott Award (Japan), the Award of the Academy of International Dental Studies, and the Queen Elizabeth II Jubilee Medal. He has been elected to membership in the Royal Society of Canada, the American Society for Clinical Investigation, the Association of American Physicians, and Mastership in the American College of Physicians. His contributions to teaching have been recognized by an award as a Teacher of Distinction from his Faculty of Medicine. He has been honored by his country, his province his city, and his university by appointment as a Companion of the Order of Canada, an Officer of l'Ordre National du Quebec, a member of the Academy of Great Montrealers; and a the recipient of the Gold Medal of the McGill University Graduate Society, respectively. He has been the Sir Arthur Sims Traveling Professor to the British Commonwealth, and has served as a member of the Executive, and Chair of the Burroughs Wellcome Fund. In 2006, the Phil Gold Chair in Medicine was inaugurated at McGill University and the first incumbent was selected in 2009. Dr. Gold received a B. Sc. in 1957 and a M.Sc. in 1961 in Physiology from McGill University. He received his MDCM in 1961 and his Ph.D. in 1965 from McGill University as well.

      Jim Walsh, Ph.D. was appointed a director in September 2009. Dr. Walsh has been the chief executive officer of Biosensia Ltd., a point of care diagnostics company, since 2008 and Interim Chief Executive Officer of Stokes Bio Ltd., a company specializing in the area of molecular diagnostics, since 2006. Dr. Walsh has also been a non-executive director of Trinity Biotech Plc (NASDAQ: TRIB), an Irish diagnostics company, since 1996 and a non-executive director of PuriCore Plc. (LSE: PURI), a U.S.-based healthcare company, since 2006. Dr. Walsh has also been investment advisor to Bank of Ireland Kernel Capital Partners since 2007. From 1990 to 1995, Dr. Walsh was managing director of Cambridge Diagnostics Ltd., a wholly owned subsidiary of Inverness Medical Innovations Inc. (AMEX: IMA). From 1988 to 1990, Dr. Walsh worked with Fleming GmbH as R&D Manager. Dr. Walsh is a graduate of the National University of Ireland and holds a Doctorate in Inorganic Chemistry and Post Doctorate qualifications in Immunochemistry.

      We do not have a compensation committee. Our directors of serve as our Audit Committee. We do not have a director serving as a financial expert. We do not believe a financial expert is necessary since we have only minimal revenues. Dr. Phil Gold and Dr. Jim Walsh are the only directors who are independent, as that term is defined in Section 803 of the listing standards of the NYSE Alternext US.

      We have adopted a Code of Ethics which is applicable to our principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on our website located at www.biocurex.com.

Compensation Committee Interlocks and Insider Participation

      Our directors act as our compensation committee. During the year ended December 31, 2009 each director participated in deliberations concerning executive officer compensation.

      During the year ended December 31, 2009, none of our officers were also a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of our directors.

Employment Agreements

      As of September 15, 2009, we entered into an employment agreement with Denis R. Burger, Ph.D., our executive chairman. The employment agreement expires on December 31, 2013. If we do not renew the employment agreement, we must pay Dr. Burger twelve months severance pay. Under the employment agreement, Dr. Burger is responsible for performing such duties as assigned to him from time to time by our board of directors. Dr. Burger is also required to devote his best efforts to our service throughout the term of the agreement, including devoting at least 40 hours per month to our affairs. In return for his services, Dr. Burger will receive an initial annual base compensation of $100,000 and reimbursement for all expenses reasonably incurred by him in discharging his duties and is entitled to participate in any applicable benefit plans. Dr. Burger may also receive a bonus at the discretion of the board of directors. Our employment agreement with Dr. Burger may be terminated voluntarily by Dr. Burger upon sixty days written notice. We may terminate the employment agreement upon thirty days written notice, in which event we must pay Dr. Burger eighteen months severance pay.

      As of October 1, 2009, we entered into an employment agreement with Dr. Ricardo Moro, our chief executive officer. The employment agreement expires on December 31, 2013. If we do not renew the employment agreement, we must pay Dr. Moro twelve months severance pay. Under the employment agreement, Dr. Moro is responsible for performing such duties as assigned to him from time to time by our board of directors. Dr. Moro is also required to devote his best efforts to our service throughout the term of the agreement, on a full-time basis except to the extent his services are required by Pacific Bioscience Research Centre. In return for his services, Dr. Moro will receive an initial annual base compensation of $250,000 and reimbursement for all expenses reasonably incurred by him in discharging his duties and is entitled to participate in any applicable benefit plans. We will receive a credit against Dr. Moro's annual base compensation for any "profit" paid to Pacific Bioscience Research Centre under our services agreement with Pacific Bioscience Research Centre. Dr. Moro may also receive a bonus at the discretion of the board of directors. Our employment agreement with Dr. Moro may be terminated voluntarily by him upon sixty days written notice. We may terminate the employment agreement upon thirty days written notice, in which event we must pay Dr. Moro eighteen months severance pay.

Executive Compensation

      The following table shows in summary form the compensation received by (i) our Chief Executive Officer and (ii) by each other executive officer who received total compensation in excess of $100,000 during the two years ended December 31, 2009.

                                                                 All
                                                                Other
                                                                Annual
                                             Restric-            Com-
  Name and                                   ted Stock  Option  pensa-
   Principal         Fiscal  Salary  Bonus    Awards    Awards   tion
   Position           Year     (1)    (2)      (3)       (4)      (5)   Total
------------         ------  ------  -----   ---------  ------  ------  -----

Dr. Ricardo Moro      2009       --     --        --   $148,480    --  $148,480
Chief Executive       2008       --     --        --   $255,000    --  $255,000
Officer

Dr. Gerald Wittenberg 2009       --     --        --         --    --        --
Principal Financial   2008       --     --        --   $255,000    --  $255,000
Officer, Secretary
and Treasurer (6)

(1) The dollar value of base salary (cash and non-cash) earned. Dr. Moro does not receive any cash compensation from us directly. We pay Pacific BioScience Research Centre, a company owned by Dr. Moro, to conduct all research on our behalf, and Dr. Moro receives compensation from PBRC. In 2009 and 2008, Dr. Moro received total payments of $71,340 and $120,000, respectively, from PBRC.

(2)  The dollar value of bonus (cash and non-cash) earned.

(3) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table.

(4) The value of all stock options granted during the periods covered by the table.

(5) All other compensation received that could not be properly reported in any other column of the table.

(6) On February 17, 2009 Dr. Wittenberg resigned as an officer and director of Biocurex.

      During the fiscal year ended December 31, 2008, we compensated Dr. Moro and Dr. Wittenberg with option grants. The number of options granted was determined by dividing $225,000 by the average closing price of our common stock for the two weeks prior to the date the options were awarded, which was in March of 2008. The exercise price of the options was set at $0.001 per share.

      We do not have a compensation committee. Our directors approve their own compensation since decisions regarding compensation to be paid to our officers and directors are made by the directors. We do not have any policy which prohibits or limits the power of directors to approve their own compensation.

Compensation of Directors During Year Ended December 31, 2009
-------------------------------------------------------------

    The table below sets forth the compensation earned by our directors, other than Dr. Moro, for the fiscal year ended December 31, 2009.


                           Paid    Stock        Option
                            in     Awards       Awards    All other
Name                       Cash     (1)           (2)     Compensation    Total
--------------------------------------------------------------------------------

Phil Gold                  --        --       $64,342 (5)       --       $64,342
Denis Burger               --   $10,000 (3)        --           --       $10,000
Jim Walsh                  --        --            --           --            --
Antonia Bold-de-Haughton   --        --       $21,683 (6)       --       $21,683
Gerald Wittenberg (4)      --        --            --           --            --

(1) The fair value of stock issued for services computed in accordance with FAS 123R on the date of grant.

(2) The fair value of options granted computed in accordance with FAS 123R on the date of grant.

(3)  Reflects value of 143,000 shares of stock granted on September 15, 2009.

(4)  Dr. Wittenberg resigned on February 17, 2009.

(5) Options vested immediately on the date of grant and are exercisable to purchase 684,210 shares of our common stock at $0.001 per share. At December 31, 2009, all of Mr. Gold's options remained outstanding.

(6) Reflects value of 220,800 options granted on August 7, 2009, all of which were outstanding on December 31, 2009. The options have an exercise price of $0.001 per share and are exercisable at any time beginning on March 1, 2010 and ending on August 7, 2013.

Long-Term Incentive Plans - Awards in Last Fiscal Year
------------------------------------------------------

      None.

Employee Pension, Profit Sharing or Other Retirement Plans
----------------------------------------------------------

      None.

Stock Option and Bonus Plans
----------------------------

      We have a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans."

Non-Qualified Stock Option Plan
-------------------------------

      The Non-Qualified Stock Option Plan authorizes the issuance of shares of our common stock to persons that exercise options or warrants granted pursuant to the Plan. Our employees, directors, officers, consultants and advisors are eligible to be granted options or warrants pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The exercise price of the option or warrant is determined by ours Board of Directors.

Stock Bonus Plan
----------------

      Under the Stock Bonus Plan, our employees, directors, officers, consultants and advisors are eligible to receive a grant of our shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Other Information Regarding the Plans
-------------------------------------

      The Plans are administered by our Board of Directors. The Directors serve for a one-year tenure and until their successors are elected. A Director may be removed at any time by the vote of a majority of our shareholders. Any vacancies that may occur on the Board of Directors may be filled by the Board of Directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. Our Board of Directors may also accelerate the date upon which any option is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of ours for the period of time a non-employee must provide services to us. At the discretion of our Board of Directors, payment for the shares of common stock underlying options may be paid through the delivery of shares of our common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon the death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      Our Directors may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. Our Directors may not make any amendment which would materially modify the eligibility requirements for the Plans or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans, without shareholder approval.

      The following tables show the options granted to the persons named below during the periods indicated. Except as indicated, all options were granted pursuant to our Non-Qualified Stock Option Plan.

                                 Options Granted
                                 ---------------

                                    Options    Exercise Price  Expiration   Options
   Name               Grant Date   Granted (#)    Per Share       Date     Exercised
   ----               ----------   ----------- --------------  ----------  ---------

   Dr. Ricardo Moro     2/23/06      230,000        $0.001       2/28/10     230,000
   Dr. Phil Gold        2/23/06       55,000        $0.001       2/28/10      55,000
   Dr. Ricardo Moro     1/31/07      260,000        $0.001       1/31/10     260,000
   Dr. Phil Gold        1/31/07       60,000        $0.001       1/31/10      60,000
   Dr. Ricardo Moro     2/14/08      255,000        $0.001       2/28/10     255,000
   Dr. Phil Gold        2/14/08       60,000        $0.001       2/28/10      60,000
   Dr. Ricardo Moro     3/17/09    1,578,947        $0.001       3/19/11
   Dr. Phil Gold        3/17/09      684,210        $0.001       3/19/11

                               Options Granted (1)
                               -------------------


                                          Options    Exercise Price  Expiration   Options
   Name                     Grant Date   Granted (#)    Per Share       Date     Exercised
   ----                     ----------   ----------- --------------  ----------  ---------

   Dr. Ricardo Moro           1/22/10    15,000,000      $0.0714     1/22/20
   Gladys Chan                1/22/10       500,000      $0.0714     1/22/20
   Antonia Bold-de-Haughton   1/22/10     1,000,000      $0.0714     1/22/20
   Denis Burger               1/22/10    10,000,000      $0.0714     1/22/20
   Dr. Phil Gold              1/22/10     1,000,000      $0.0714     1/22/20
   Jim Walsh                  1/22/10     1,000,000      $0.0714     1/22/20


(1) Options in this table were not granted pursuant to our Non-Qualified Stock Option Plan.

      Our officers and directors did not exercise any options during the year ended December 31, 2009.

      Dr. Wittenberg resigned as an officer and director on February 17, 2009. On February 24, 2009 Dr. Wittenberg exercised options and warrants to purchase 2,070,000 shares of our common stock. The exercise price of the options and warrants was $0.001 per share. The closing price of our common stock on February 24, 2009 was $0.08.

      The following tables show the options held by the persons named below as of May 31, 2010. Except as indicated, all options were granted pursuant to our Non-Qualified Stock Option Plan.

                          Shares underlying unexercised
                                 options which are:
                          -----------------------------     Exercise  Expiration
  Name                    Exercisable     Unexercisable       Price      Date
  ----                    -----------     -------------     --------  ----------

  Dr. Ricardo Moro           225,000                           0.001    1/31/12
  Dr. Ricardo Moro           450,000                           0.001    3/31/12

  Dr. Ricardo Moro           650,000                           0.001    3/31/14

  Dr. Ricardo Moro         1,578,947                           0.001    3/19/11
  Dr. Ricardo Moro         5,000,000       10,000,000 (1)      0.0714   1/22/10
  Dr. Phil Gold               25,000                           0.001    1/31/12
  Dr. Phil Gold              684,210                           0.001    3/19/11
  Dr. Phil Gold              333,334          666,666 (1)      0.0714   1/22/10
  Gladys Chan                166,667          333,333 (1)      0.0714   1/22/10
  Antonia Bold-de-Haughton   333,334          666,666 (1)      0.0714   1/22/10
  Denis Burger             3,333,334        6,666,666 (1)      0.0714   1/22/10
  Jim Walsh                  333,334          666,666 (1)      0.0714   1/22/10
  Gladys Chan                161,400                           0.001    8/17/13
  Antonia Bold-de-Haughton   220,800                           0.001    8/17/13


(1) These options, which were granted on January 22, 2010, were not granted pursuant to our Non-Qualified Stock Option Plan. One-third of the options granted are exercisable, one third of the options will be exercisable on January 22, 2011 and the final third of the options will be exercisable on January 22, 2012. If, before January 22, 2012, an option holder's employment terminates for any reason other than death or disability or an option holder ceases to be a director for any reason other than death or disability, any options which are not then exercisable will expire. In the event of the death or disability of an option holder, all options will be immediately exercisable. The options will be exercisable for cash or, in our discretion, through the delivery of shares of our common stock having a market value equal to the exercise price of the options.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to our Non-Qualified Stock Option Plan as of December 31, 2009. Our Non-Qualified Stock Option Plan has not been approved by our shareholders.


                        Number                           Number of Securities Remaining
                     of Securities                       Available For Future Issuance
                     to be Issued     Weighted-Average   Under Equity Compensation
                     Upon Exercise   Exercise Price of   Plans (Excluding Securities
                    of Outstanding     of Outstanding        Reflected in the
Plan category           Options           Options        First Column of This Table)
---------------------------------------------------------------------------------------

Non-Qualified Stock
 Option Plan            5,987,057            $0.001                  3,870,666


      The following table shows the number of outstanding stock options and stock bonuses granted by us pursuant to the Plans, as of April 30, 2010. Each option represents the right to purchase one share of our common stock.

                    Total Shares                           Shares     Remaining
                      Reserved     Options     Options    Issued As Options/Shares
Name of Plan        Under Plans  Outstanding  Exercised  Stock Bonus  Under Plans
------------        ------------ -----------  ---------  ----------- -------------

Non-Qualified Stock  17,500,000   4,783,057   8,846,277        N/A     3,870,666
  Option Plan

Stock Bonus Plan     10,500,000         N/A         N/A    9,250,868   1,249,132


Transactions With Related Parties
---------------------------------

      All research involving RECAF is conducted on our behalf by Pacific Bioscience Research Centre, which is owned by Dr. Ricardo Moro, our chief executive officer and a member of our board of directors. We expect that PBRC will also function as a testing laboratory for the veterinarian market once it is developed. We have an agreement with PBRC under which we will pay PBRC fees for research and development and general and administrative expenses. The material terms of the agreement include the following:

     o The balance that we owed to PBRC at September 30, 2009, approximately $390,000, plus all accrued and unpaid interest, will be due and payable on December 31, 2014, unless the agreement is earlier terminated by us without cause or by PBRC as a result of our breach of our monthly payment obligation, in which instances all amounts due PBRC will become immediately due and payable.

     o The amount due will accrue interest at a rate equal to the prime rate. Interest will be payable monthly.

     o We will pay PBRC monthly for its services in an amount that is equal to all costs incurred by PBRC in connection with services it provides to us (the "Costs") plus a 15% cost adjustment. The Costs will not include any salary paid by PBRC to Dr. Moro.

     o To the extent the cost adjustment in any month exceeds $20,834, such excess will reduce the amount owed by us to PBRC.

     o PBRC will not be allowed to provide services to any person or entity other than us unless its average monthly Costs for any three consecutive months are less than its total expense for salaries and consulting fees for that three-month period. However, we will be allowed to use other laboratories together with or in lieu of PBRC. In addition, we will have the right to terminate the agreement with PBRC at any time upon 90 days prior written notice.

     o PBRC has assigned to us all of its right, title and interest in and to all intellectual property developed or to be developed, including, but not limited to, know-how, processes, data and research results and all tangible property relating to RECAF.

     o The initial term of the agreement expires December 31, 2013 and we have the right to extend the agreement for two additional four-year terms.

     o If we terminate the agreement for any reason other than on account of a default by PBRC, then (i) we must pay PBRC a cancellation payment in an amount equal to 15% of the Costs incurred by PBRC for the six months preceding such termination, (ii) we must give PBRC a perpetual non-exclusive license to our RECAF technology and (iii) PBRC may thereafter perform services for any person or entity.

                             PRINCIPAL SHAREHOLDERS

      The following table shows, as of May 31, 2010, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of our common stock, (ii) each of our officers and directors, and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                      Number of          Percent of
      Name and Address                Shares (1)             Class
      ----------------                ------------       -----------

      Dr. Ricardo Moro               19,003,947          10.29%
      7080 River Road, Suite 215
      Richmond, British Columbia
      placecountry-regionCanada  V6X 1X5

                                      Number of          Percent of
      Name and Address                Shares (1)             Class
      ----------------                ------------       -----------

      Gladys Chan                       661,400              0.40%
      7080 River Road, Suite 215
      Richmond, British Columbia
      Canada  V6X 1X5

      Antonia Bold-de-Haughton        1,220,800              0.73%
      7080 River Road, Suite 215
      Richmond, British Columbia
      Canada  V6X 1X5

      Dennis Burger, Ph.D            12,257,286              6.91%
      1534 SW Myrtle St.
      Portland, OR 97201

      Dr. Phil Gold                   1,884,210              1.12%
      3225 The Boulevard
      Westmount, Quebec
      Canada H3Y 1S4

      Jim Walsh                       1,714,286             1.02%
      c/o Biocurex, Inc.
      7080 River Road
      Richmond, British Columbia
      Canada V6X 1X5

      All Officers and Directors     36,741,929             18.4%
      as a Group (6 persons)

(1) Includes shares issuable upon the exercise of options or warrants granted to the following persons, all of which are exercisable prior to September 30, 2010.

                               Shares Issuable
                                 Upon Exercise                       Expiration
         Name               of Options or Warrants  Exercise Price       Date
         ----               ----------------------  --------------   ----------

       Dr. Ricardo Moro            17,903,947       .001 - .0714     3/11 -1/20
       Gladys Chan                    661,400       .001 - .0714    8/13 - 1/20
       Antonia Bold-de-Haughton     1,220,800       .001 - .0714    8/13 - 1/20
       Denis Burger                10,700,000       .0714 - .107    1/15 - 1/20
       Dr. Phil Gold                1,709,210       .001 - .0714    3/11 - 1/20
       Jim Walsh                    1,000,000              .0714           1/20

                              SELLING SHAREHOLDERS

      In June 2007 we sold convertible notes, plus warrants, to private investors for $3,000,000. The notes are due and payable on December 31, 2012 and are secured by substantially all of our assets. At the holder's option the notes are convertible into shares of our common stock at a conversion price of $0.14. Due to principal payments and conversions, the outstanding principal balance of the notes as of March 30, 2010 was $563,300. The warrants allow the holders to purchase up to 3,500,000 shares of our common stock at a price of $0.135 per share at any time prior to June 29, 2012.

      The shares issuable upon the exercise of the warrants are being offered by means of this prospectus. The holders of the warrants are sometimes referred to in this prospectus as the "Selling Shareholders".

      We will not receive any proceeds from the sale of the shares by the selling shareholders. We will pay all costs of registering the shares offered by the selling shareholders. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                            Shares
                                            Issuable                     Share
                                              Upon      Shares to be   Ownership
                                 Shares     Exercise    Sold in this     After
Name                              Owned    of Warrants    Offering      Offering
----                             ------    -----------  -------------  ---------

Warrant Strategies Fund, LLC         --     3,500,000      3,500,000         --


Plan of Distribution

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither Tara Minerals nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, Tara Minerals will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Tara Minerals will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

      We are authorized to issue 450,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

                                LEGAL PROCEEDINGS

      We are not involved in any legal proceedings and we do not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

      Our Bylaws authorize indemnification of a director, officer, employee or our agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of Tara Minerals' who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Tara Minerals' pursuant to the foregoing provisions, Tara Minerals has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

      We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any of these reports, proxy statements and other information we have filed can be read and copied at the Commission's Public Reference Room or read and downloaded from the Commission's website, www.sec.gov.

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                        CONSOLIDATED FINANCIAL STATEMENTS


                                December 31, 2009



                                      INDEX




Consolidated Balance Sheets                                                 F-1

Consolidated Statements of Operations                                       F-2

Consolidated Statements of Cash Flows                                       F-3

Consolidated Statements of Stockholders' Equity (Deficit)              F-4 - 12

Notes to the Consolidated Financial Statements                             F-13

             Report of Independent Registered Public Accounting Firm


To the Directors and Stockholders
Biocurex (formerly Whispering Oaks International, Inc.)
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Biocurex (formerly Whispering Oaks International, Inc.)(A Development Stage Company) as of December 31, 2009 and 2008, and the related statements of operations, cash flows and stockholders' deficit for the years then ended and accumulated for the period from January 1, 2001 to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biocurex (formerly Whispering Oaks International, Inc.)(A Development Stage Company) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and accumulated for the period from January 1, 2001 to December 31, 2009, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred significant operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 27, 2010

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                           (Expressed in U.S. dollars)

                                                    December 31,    December 31,
ASSETS                                                  2009            2008
                                                          $               $

Current Assets

    Cash                                               126,605          45,625
    Investment securities (Note 3)                           -          18,014
    Prepaid expenses and other                           8,380         137,672
    Notes receivable, net (Note 4)                           -           2,666
                                                  -------------   -------------
Total Current Assets                                   134,985         203,977

Debt issue costs                                       169,709         321,651
Deferred financing costs (Note 6 and 8 (b) )           664,080               -
Patents (Note 5)                                       471,464         446,946
                                                  -------------   -------------
Total Assets                                         1,440,238         972,574
                                                  -------------   -------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

    Accounts payable                                   595,426         174,400
    Accrued liabilities                                462,159         377,627
    Loans payable (Note 6 (a))                         280,189               -
    Due to related parties (Note 7)                    594,107         335,269
    Convertible notes payable (Note 8 (a))              33,885         194,828
    Current portion of convertible debt (Note 8 (b))         -         688,754
                                                  -------------   -------------
                                                     1,965,766       1,770,878

Loans payable (Note 6 (b))                              62,707               -
Convertible debt (Note 8 (b))                        1,411,801       1,136,604
                                                  -------------   -------------
Total Liabilities                                    3,440,274       2,907,482
                                                  -------------   -------------

Nature of Operations and Continuance of Business
(Note 1)

Commitments and Contingencies (Notes 1 and 13)
Subsequent Events (Note 15)

Stockholders' Deficit
    Common stock
       Authorized: 450,000,000 shares, par value
       $0.001
       Issued and outstanding: 73,062,205 and
       43,713,399
       respectively                                     73,061          43,713
    Additional paid-in capital                      17,476,322      15,178,205
    Common stock subscribed                                  -          40,050
    Accumulated other comprehensive loss                     -         (15,529)
    Accumulated deficit                               (114,175)       (114,175)
    Deficit accumulated during the development
      stage                                        (19,435,244)    (17,067,172)
                                                  -------------   -------------
Stockholders' Deficit                               (2,000,036)     (1,934,908)
                                                  -------------   -------------
Total Liabilities and Stockholders' Deficit          1,440,238         972,574
                                                  -------------   -------------

The accompanying notes are an integral part of these consolidated financial statements

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           (Expressed in U.S. dollars)
                                   (unaudited)


                                                                             Accumulated
                                                                             During the
                                                                          Development Stage
                                                      Year Ended           January 1, 2001
                                                     December 31,          to December 31,
                                                  2009          2008            2009
                                                    $             $               $

Revenue                                                -      1,000,000       1,464,456
                                             ------------   ------------    ------------
Operating Expenses
    Amortization                                  50,524         37,758         224,540
    General and administrative (Note 7(a))       881,767        928,845       6,097,476
    Professional and consulting fees             352,063        381,421       5,149,517
    Research and development (Note 7(a))         504,996        675,302       4,244,833
                                             ------------   ------------    ------------
Total Operating Expenses                       1,789,350      2,023,326      15,716,366
                                             ------------   ------------    ------------
Loss From Operations                          (1,789,350)    (1,023,326)    (14,251,910)
                                             ------------   ------------    ------------
Other Income (Expense)
    Accretion of discounts on debt              (324,727)    (1,280,531)     (3,265,883)
    Amortization of debt issue costs            (369,581)      (214,434)       (691,231)
    Gain (loss) on extinguishments of
     convertible debt                            969,538       (906,496)         96,626
    Gain (loss) on sale of equity investment
     securities                                  (20,935)       (16,389)        147,991
    Gain on settlement of accounts payable        58,282              -          58,282
    Interest expense                            (872,239)      (569,982)     (1,746,450)
    Interest income                                    -          8,164         383,679
    Loss on impairment interest of patent cost         -        (67,620)        (67,620)
    Loss on issuance of shares                   (19,060)       (43,371)        (98,728)
                                             ------------   ------------    ------------
Total Other Expense                             (578,722)    (3,090,659)     (5,183,334)
                                             ------------   ------------    ------------
Net Loss for the Period                       (2,368,072)    (4,113,985)    (19,435,244)

Other Comprehensive Income
    Unrealized gain on investment securities      15,529         26,660               -
                                             ------------   ------------    ------------
Total Comprehensive Loss                      (2,352,543)    (4,087,325)    (19,435,244)
                                             ------------   ------------    ------------
Net Loss Per Share - Basic and diluted             (0.04)        (0.10)
                                             ------------   ------------
Weighted Average Shares Outstanding           56,579,000    42,917,000
                                             ------------   ------------

The accompanying notes are an integral part of these consolidated financial statements

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Expressed in U.S. dollars)

                                                              Accumulated During
                                                               The Development
                                                                    Stage
                                             Year Ended            1-Jan-01
                                            December 31,        to December 31,
                                         2009          2008          2009
                                      ------------------------------------------
                                           $             $             $
Operating Activities:
Net loss for the year                 (2,368,072)   (4,113,985)   (19,435,244)

Adjustments to reconcile net loss
to net cash used in operating
activities:

   Accretion of discounts on debt        324,727     1,280,531      3,265,883
   Allowance for uncollectible notes
   receivable                                  -        32,831         98,129
   Amortization of patent                 50,524        37,758        224,539
   Amortization of debt issue costs      369,581       214,433        691,231
   Loss (gain) on extinguishments of
   debt                                 (969,538)      906,496        (96,626)
   Loss (gain) on sale of investment
   securities                             20,935        16,389       (253,065)
   Loss from impairment of patents             -        67,620         67,620
   Loss on issuance of shares             19,060        43,371         98,728
   Stock-based compensation            1,176,076       729,402      6,062,538

Changes in operating assets and liabilities:
   Amounts receivable                     (8,380)            -         (8,380)
   Notes and interest receivable               -             -         (6,296)
   Prepaid expenses and other            100,000       (28,627)        35,695
   Subscriptions receivable                    -             -       (100,682)
   Accounts payable and accrued
   liabilities                           559,259       183,802      2,111,702
   (Decrease)in related party            107,977             -        107,977
   Deferred revenue                            -             -       (162,000)
                                     ------------  ------------   ------------
Net Cash Used in Operating Activities   (617,851)     (629,979)    (7,298,251)
                                     ------------  ------------   ------------
Investing Activities:
   Net Proceeds from notes receivable          -                        1,171
   Patent costs                          (75,042)     (191,512)      (559,155)
   Proceeds from sale of investment
   securities                             12,608        53,621        451,123
                                     ------------  ------------   ------------
Net Cash Used in Investing Activities    (62,434)     (137,891)      (106,861)
                                     ------------  ------------   ------------
Financing Activities:

   Due to related parties                150,861        (9,086)       552,281
   Proceeds from loans payable           575,000             -        575,000
   Proceeds from convertible debt              -             -      3,639,743
   Repayment on convertible debt         (36,251)     (825,000)    (1,214,251)
   Deferred financing costs             (142,136)            -       (674,636)
   Debt issue costs                      (89,444)            -        (89,444)
   Proceeds from private placements
    of common stock and share
    subscriptions received               315,000       258,950      3,501,472
   Proceeds from the exercise of
   stock options and warrants              2,070        16,033      1,146,524
   Share issuance costs                  (13,835)            -       (147,523)
                                     ------------  ------------   ------------
Net Cash Provided by  (Used in)
Financing Activities                     761,265      (559,103)     7,289,166
                                     ------------  ------------   ------------
Net Increase (Decrease) in Cash           80,980    (1,326,973)      (115,946)

Cash - Beginning of year                  45,625     1,372,598        242,551
                                     ------------  ------------   ------------
Cash - End of year                       126,605        45,625        126,605
                                     ------------  ------------   ------------

Non-cash Investing and Financing
Activities:
   Shares issued to settle debt          164,334       140,500        982,681
   Note payable converted into
   common shares                         560,945       175,000      1,594,021
                                     ------------  ------------   ------------
Supplemental Disclosures:
   Interest paid                          76,222       359,453        641,587
   Income taxes                                -             -              -
                                     ------------  ------------   ------------


The accompanying notes are an integral part of these consolidated financial statement

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
     FOR THE PERIOD FROM JANUARY 1, 2001 (INCEPTION OF DEVELOPMENT STAGE) TO
                                DECEMBER 31, 2009
                           (Expressed in U.S. dollars)


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

Balance at
 January 1, 2001      8,225,022     8,225      46,775          -           -          -        -   (114,175)          -     (59,175)
Capital contributed
 relating to the
 forgiveness of
 advances payable
 (February 2001)              -         -      59,175          -           -          -        -          -           -      59,175
Issuance of common
 stock at $2.00 per
 share for patents
 and intellectual
 properties
 (February 2001)      1,950,000     1,950      (1,950)         -           -          -        -          -           -           -
Issuance of common
 stock at $1.51 per
 share in settlement
 of convertible
 notes payable
 (May 2001)           1,544,404     1,545     464,616          -           -          -        -          -           -     466,161
Issuance of common
 stock for cash:
 October 2001 - $1.25
 per share               52,000        52      65,000          -           -          -        -          -           -      65,052
December 2001 - $0.97
 per share               32,260        32      31,406          -           -          -        -          -           -      31,438
Issuance of common
 stock at $2.00 per
 share for services
 rendered (December
 2001)                   11,000        11      21,989          -           -          -        -          -           -      22,000
Issuance of warrants          -         -     175,000          -           -          -        -          -           -     175,000
Cumulative foreign
 currency translation
 adjustment                   -         -           -          -           -          -   28,213          -           -      28,213
Net loss for the year         -         -           -          -           -          -        -          -  (1,089,464) (1,089,464)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------
Balance at December
 31, 2001            11,814,686    11,815     862,011          -           -          -   28,213   (114,175) (1,089,464)   (301,600)

Issuance of common
 stock at $0.75 per
 share (January 2002)   105,313       105      78,880          -           -          -        -          -           -      78,985
Issuance of common
 stock at $0.10 per
 share to settle
 convertible notes
 payable
 (December 2002)      1,100,000     1,100     108,900          -           -          -        -          -           -     110,000
Issuance of common
 stock for services
 rendered
 April 2002 - $0.64
  per share              77,149        77      49,062          -           -          -        -          -           -      49,139
 July 2002 - $1.25
  per share               7,400         8       9,207          -           -          -        -          -           -       9,215
Issuance of common
 stock for consulting
 services at $0.05
 per share (November
 2002)                2,300,000     2,300     112,700          -           -   (115,000)       -          -           -           -
Issuance of common
 stock to settle
 accounts payable at
 $0.08 per share
 (December 2002)        929,244       929      74,181          -           -          -        -          -           -      75,110
Fair value of stock
 options granted              -         -      21,042          -           -          -        -          -           -      21,042
Fair value of
 warrants issued              -         -     207,188          -           -          -        -          -           -     207,188
Reclassification
 of warrants and
 options to liability         -         -    (529,785)         -           -          -        -          -           -    (529,785)
Reclassification of
 warrant liability to
 equity                       -         -      71,675          -           -          -        -          -           -      71,675
Beneficial conversion
 feature of convertible
 debt                         -         -      99,800          -           -          -        -          -           -      99,800
Cumulative foreign
 currency translation
 adjustment                   -         -           -          -           -          -  (28,213)         -           -     (28,213)
Net loss for the year         -         -           -          -           -          -        -          -    (646,771)   (646,771)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------
Balance - December
 31, 2002            16,333,792    16,334   1,164,861          -           -   (115,000)       -  (114,175)(1,736,23(784,215)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

Balance - December
 31, 2002            16,333,792    16,334   1,164,861          -           -   (115,000)       -   (114,175) (1,736,235)   (784,215)
Issuance of common
 stock for cash:
  January 2003 -
   $0.07 per share      900,543       900      62,137          -           -          -        -          -           -      63,037
  November 2003 -
   $0.21 per share      288,095       288      60,195          -           -          -        -          -           -      60,483
Issuance of common
 stock pursuant to
 exercise of stock
 options:
  March 2003 - $0.07
   per share          1,560,000     1,560     107,640          -           -          -        -          -           -     109,200
  May 2003 - $0.16
   per share          1,000,000     1,000     159,000          -           -          -        -          -           -     160,000
  June 2003 - $0.17
   per share            305,822       306      51,594          -           -          -        -          -           -      51,900
  November 2003 -
   $0.001 per share     450,000       450           -          -           -          -        -          -           -         450
  March 2003 - $0.07
   per share            135,000       135       9,315          -           -          -        -          -           -       9,450
  June 2003 - $0.17
   per share            294,118       294      49,706          -           -          -        -          -           -      50,000
  October 2003 -
   $0.18 per share      277,777       278      49,722          -           -          -        -          -           -      50,000
  November 2003 -
   $0.24 per share      104,167       104      24,896          -           -          -        -          -           -      25,000
Issuance of common
 stock for services:
  March 2003 - $0.40
   per share            156,250       156      62,344          -           -          -        -          -           -      62,500
  October 2003 -
   $0.16 per share    1,000,000     1,000     159,000          -           -   (160,000)       -          -           -           -
Fair value of stock
 options granted              -         -     841,349          -           -          -        -          -           -     841,349
Amortization of
 deferred compensation        -         -           -          -           -    141,667        -          -           -     141,667
Fair value of
 warrants issued              -         -     274,601          -           -          -        -          -           -     274,601
Fair value of
 beneficial conversion
 feature related to
 convertible notes            -         -     255,142          -           -          -        -          -           -     255,142
Fair value of warrants
 issued for loan provided     -         -      99,778          -           -          -        -          -           -      99,778
Reacquisition value of
 beneficial conversion
 feature                      -         -     (33,584)         -           -          -        -          -           -     (33,584)
Unrealized gain on
 investment securities        -         -           -          -           -          -   48,000          -           -      48,000
Net loss for the year         -         -           -          -           -          -        -          -  (2,618,955) (2,618,955)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------
Balance - December
 31, 2003            24,983,564    24,983   3,741,470          -           -   (133,333)  48,000   (114,175) (4,355,190)   (788,245)

Issuance of common
 stock for cash:
  January 2004 -
   $0.19 per share      100,000       100      18,900          -           -          -        -          -           -      19,000
  March 2004 -
   $0.15 per share      633,334       633      94,367          -           -          -        -          -           -      95,000
  March 2004 -
   $0.19 per share      315,790       316      59,684          -           -          -        -          -           -      60,000
  July 2004 -
   $0.50 per share      500,000       500     249,500          -           -          -        -          -           -     250,000


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

  July 2004 - $0.60
   per share             33,333        33      19,967          -           -          -        -          -           -      20,000
  Dec 2004 - $0.47
   per share            320,600       321     150,361          -    (150,682)         -        -          -           -           -
Issuance of common
 stock for services:
  February 2004 -
   $0.22 per share      142,928       143      31,301          -           -          -        -          -           -      31,444
  March 2004 -
   $0.23 per share       25,000        25       5,725          -           -          -        -          -           -       5,750
  July 2004 - $0.91
   per share            200,000       200     181,800          -           -          -        -          -           -     182,000
  October 2004 -
   $0.72 per share       60,000        60      43,140          -           -          -        -          -           -      43,200
  December 2004 -
   $0.63 per share       79,616        80      50,078          -           -          -        -          -           -      50,158
Issuance of common
stock pursuant to the
exercise of stock
options for cash:
  March 2004 - $0.14
   per share             40,000        40       5,560          -           -          -        -          -           -       5,600
  March 2004 - $0.22
   per share            200,000       200      43,800          -           -          -        -          -           -      44,000
  April 2004 - $0.14
   per share             65,000        65       9,035          -           -          -        -          -           -       9,100
  April 2004 - $0.001
   per share            150,000       150           -          -           -          -        -          -           -         150
  July 2004 - $0.14
   per share            125,000       125      17,375          -           -          -        -          -           -      17,500
  July 2004 - $0.07
   per share             25,000        25       1,725          -           -          -        -          -           -       1,750
  July 2004 - $0.001
   per share            200,000       200                      -           -          -        -          -           -         200
  September 2004 -
   $0.07 per share       20,000        20       1,380          -           -          -        -          -           -       1,400
  October 2004 -
   $0.73 per share      128,000       128      93,312          -           -          -        -          -           -      93,440
Fair value of stock
 options granted              -         -     419,204          -           -          -        -          -           -     419,204
Issuance of common
stock pursuant to
the exercise of
warrants for cash:
  June 2004 - $0.07
   per share            628,571       629      43,371          -           -          -        -          -           -      44,000
  June 2004 - $0.19
   per share            105,263       105      19,895          -           -          -        -          -           -      20,000
  July 2004 - $0.05
   per share             30,000        30       1,470          -           -          -        -          -           -       1,500
  July 2004 - $0.30
   per share            153,945       154      46,030          -           -          -        -          -           -      46,184
  August 2004 - $0.21
   per share            338,095       338      70,662          -           -          -        -          -           -      71,000
  September 2004 -
   $0.07 per share      271,972       272      18,766          -           -          -        -          -           -      19,038
  September 2004 -
   $0.001 per share     200,000       200           -          -           -          -        -          -           -         200
Issuance of common
stock pursuant to the
exercise of warrants
for cash:
  December 2004 -
   $0.08 per share      145,683       146      11,509          -           -          -        -          -           -      11,655


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

  December 2004 -
   $0.05 per share      337,313       337      16,528          -           -          -        -          -           -      16,865
  December 2004 -
   $0.30 per share      206,300       206      61,684          -           -          -        -          -           -      61,890
Amortization of
 deferred
 compensation                 -         -           -          -           -    106,499        -          -           -     106,499
Unrealized gain
 on investment
 securities                   -         -           -          -           -          -  174,000          -           -     174,000
Net loss for the year         -         -           -          -           -          -        -          -  (1,406,455) (1,406,455)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------
Balance - December
 31, 2004            30,764,307    30,764   5,527,599          -    (150,682)   (26,834) 222,000   (114,175) (5,761,645)  (272,973)

Issuance of common
stock for services:
  February 2005 -
   $0.71 per share       15,492        15      10,985          -           -          -        -          -           -      11,000
  March 2005 - $0.90
   per share             30,000        30      26,970          -           -          -        -          -           -      27,000
  May 2005 - $1.26
   per share             15,000        15      18,885          -           -          -        -          -           -      18,900
  July 2005 - $1.00
   per share             70,000        70      72,930          -           -          -        -          -           -      73,000
  December 2005 -
   $0.89 per share       25,000        25      22,225          -           -          -        -          -           -      22,250
Issuance of common
stock for cash:
  May 2005 - $1.00
   per share             25,000        25      24,975          -           -          -        -          -           -      25,000
  June 2005 - $1.00
   per share            135,000       135     134,865          -           -          -        -          -           -     135,000
  June 2005 - $1.10
   per share              4,545         5       4,995          -           -          -        -          -           -       5,000
Issuance of common
stock pursuant to the
exercise of stock options
for notes receivable:
  February 2005 -
   $0.60 per share      209,000       209     125,191          -           -          -        -          -           -     125,400
  April 2005 - $0.60
   per share              5,000         5       7,495          -           -          -        -          -           -       7,500
Fair value of stock
 options granted              -         -     384,500          -           -          -        -          -           -     384,500
Issuance of common
stock pursuant to the
exercise of stock
options for cash:
  March 2005 - $0.001
   per share          1,750,000     1,750           -          -           -          -        -          -           -       1,750
  March 2005 - $0.07
   per share             25,000        25       1,725          -           -          -        -          -           -       1,750
  December 2005 -
   $0.001 per share
   (cancellation)    (1,750,000)   (1,750)          -          -           -          -        -          -           -      (1,750)
Issuance of common
stock pursuant to the
exercise of warrants
for cash:
  January 2005 -
   $0.30 per share       26,305        26       7,865          -           -          -        -          -           -       7,891
  January 2005 -
   $0.38 per share       65,789        66      24,934          -           -          -        -          -           -      25,000


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

  March 2005 - $0.21
   per share             50,000        50      10,450          -           -          -        -          -           -      10,500
  March 2005 - $0.001
   per share            450,000       450           -          -           -          -        -          -           -         450
  June 2005 - $0.21
   per share            682,714       683     142,687          -           -          -        -          -           -     143,370
Issuance of common
stock pursuant to the
exercise of warrants
for cash:
  June 2005 - $0.10
   per share            600,000       600      59,400          -           -          -        -          -           -      60,000
  August 2005 - $0.75
   per share             77,266        77      57,873          -           -          -        -          -           -      57,950
  December 2005 -
   $0.001 per share
  (cancellation)       (450,000)     (450)          -          -           -          -        -          -           -        (450)
Issuance of common
stock pursuant to the
cashless exercise of
warrants:
  February 2005
 (139,474 warrants)      70,643        71         (71)         -           -          -        -          -           -           -
  March 2005 (272,903
  warrants)             213,576       213        (213)         -           -          -        -          -           -           -
Issuance of common
 stock pursuant to the
 conversion of notes
 payable (February
 2005)                  955,800       956     142,414          -           -          -        -          -           -     143,370
February 2005, fair
 value of warrants
 issued on conversion
 of note payable              -         -      67,829          -           -          -        -          -           -      67,829
December 2005, fair
 value of warrants
 issued for services          -         -     222,587          -           -          -        -          -           -     222,587
Proceeds from stock
 subscriptions receivable     -         -           -          -     150,682          -        -          -           -     150,682
Proceeds from common
 shares subscribed
 pursuant to warrants
 exercised                    -         -           -     85,962           -          -        -          -           -      85,962
Amortization of
 deferred compensation        -         -           -          -           -     26,834        -          -           -      26,834
Unrealized loss on investment
 securities                   -         -           -          -           -          -  (18,000)         -           -     (18,000)
Net loss for the year         -         -           -          -           -          -        -          -  (1,755,930) (1,755,930)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------
Balance - December
 31, 2005            34,065,437    34,065   7,099,095     85,962           -          -  204,000   (114,175) (7,517,575)   (208,628)

Issuance of common
stock for services:
  June 2006 - $1.50
    per share            25,000        25      37,475          -           -          -        -          -           -      37,500
  July 2006 - $0.72
    per share            37,500        38      26,962          -           -          -        -          -           -      27,000
  July 2006 - $0.77
    per share            37,500        38      28,837          -           -          -        -          -           -      28,875
  September 2006 -
   $0.80 per share      100,000       100      79,900          -           -          -        -          -           -      80,000
  October 2006 -
   $0.75 per share      225,000       225     168,525          -           -          -        -          -           -     168,750


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

November 2006 -
 $0.86 per share         50,000        50      42,950          -           -          -        -          -           -      43,000
Issuance of common
stock for debt
settlement:
  January 2006 -
   $0.78 per share      200,000       200     155,800          -           -          -        -          -           -     156,000
  January 2006 -
   $0.83 per share        6,250         6       5,181          -           -          -        -          -           -       5,187
  February 2006 -
   $0.73 per share        6,850         6       4,994          -           -          -        -          -           -       5,000
  June 2006 -
   $0.95 per share       90,000        90      85,410          -           -          -        -          -           -      85,500
  September 2006 -
   $0.55 per share       15,000        15       8,235          -           -          -        -          -           -       8,250
  September 2006 -
   $0.80 per share      200,000       200     159,800          -           -          -        -          -           -     160,000
  October 2006 -
   $0.72 per share       90,000        90      64,710          -           -          -        -          -           -      64,800
Issuance of common
stock for cash:
  April 2006 - $0.50
   per share            150,000       150      74,850          -           -          -        -          -           -      75,000
  July 2006 - $0.50
   per share            150,000       150      74,850          -           -          -        -          -           -      75,000
  July 2006 - $0.70
   per share            110,000       110      76,890          -           -          -        -          -           -      77,000
  September 2006 -
   $0.50 per share      460,000       460     229,540          -           -          -        -          -           -     230,000
  October 2006 -
   $0.50 per share    1,995,000     1,995     995,505          -           -          -        -          -           -     997,500
Share issuance costs          -         -    (122,500)         -           -          -        -          -           -    (122,500)
Issuance of common
 stock pursuant to
 the exercise of
 stock options
 (December 2006)         25,000        25           -          -           -          -        -          -           -          25
Fair value of stock
 options granted              -         -     375,457          -           -          -        -          -           -     375,457
Fair value of stock
 options modified             -         -      68,067          -           -          -        -          -           -      68,067
Issuance of common
 stock pursuant to
 the exercise of
 warrants for cash:
  January 2006 -
   $0.10 per share      500,000       500      49,500    (50,000)          -          -        -          -           -           -
  January 2006 -
   $0.05 per share      719,244       719      35,243    (35,962)          -          -        -          -           -           -
Issuance of common
 stock pursuant to
 the conversion of
 notes payable
 (September 2006)     1,167,834     1,168     137,377          -           -          -        -          -           -     138,545
September 2006, fair
 value of warrants
 issued on conversion
 of note payable              -         -      65,160          -           -          -        -          -           -      65,160
Unrealized loss on
 investment securities        -         -           -          -           -          - (131,128)         -           -    (131,128)
Net loss for the year         -         -           -          -           -          -        -          -  (2,081,293) (2,081,293)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------
Balance, December
 31, 2006            40,425,615    40,425  10,027,813          -           -          -   72,872   (114,175) (9,598,868)    428,067
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

Balance,
 December 31, 2006  40,425,615     40,425  10,027,813           -           -          -  72,872   (114,175) (9,598,868)    428,067

Issuance of common
stock for services:
 January 2007 -
  $0.62 per share      135,000        135      83,565           -           -          -       -          -           -      83,700
 August 2007 -
  $0.63 per share       15,873         16       9,984           -           -          -       -          -           -      10,000
 August 2007 -
  $0.56 per share       17,857         18       9,982           -           -          -       -          -           -      10,000
 December 2007 -
  $0.72 per share       57,142         57      41,085           -           -          -       -          -           -      41,142
 December 2007 -
  $0.62 per share       10,488         10       6,492           -           -          -       -          -           -       6,502
 December 2007 -
  $0.53 per share      223,000        223     117,967           -           -          -       -          -           -     118,190
Issuance of common
stock for debt
settlement:
 May 2007 -
  $0.65 per share      100,000        100      55,900           -           -          -       -          -           -      56,000
 Jul 2007 -
  $0.62 per share      100,000        100      61,900           -           -          -       -          -           -      62,000
Issuance of common
stock for cash:
 June 2007 -
  $0.45 per share      220,000        220      98,780           -           -          -       -          -           -      99,000
 May 2007 -
  $0.43 per share       23,256         23       9,977           -           -          -       -          -           -      10,000
 April 2007 -
  $0.45 per share       35,000         35      15,715           -           -          -       -          -           -      15,750
Share issuance costs         -          -     (11,188)          -           -          -       -          -           -     (11,188)
Fair value of stock
 options granted             -          -     412,545           -           -          -       -          -           -     412,545
Issuance of common
stock pursuant to
the exercise of
warrants for cash:
 March 2007 -
  $0.15 per share      266,667        267      39,733           -           -          -       -          -           -      40,000
 March 2007 -
  $0.17 per share      266,667        267      45,067           -           -          -       -          -           -      45,334
Fair value of
 warrants issued             -          -      22,106           -           -          -       -          -           -      22,106
Issuance of common
 stock pursuant to
 the cashless
 exercise of
 warrants
 (December 2007)       246,710        247        (247)          -           -          -       -          -          -            -
Fair value of
 warrants issued
 with convertible
 debt                        -  1,426,381           -           -           -          -       -          -           -   1,426,381
Intrinsic value
 of beneficial
 conversion feature
 on convertible debt         -          -   1,426,381           -           -          -       -          -           -   1,426,381
Unrealized loss on
 investment securities       -          -           -           -           -          - (115,061)        -           -    (115,061)
Net loss for the year        -          -           -           -           -          -        -         -  (3,354,319) (3,354,319)
                    -----------   --------  ----------  ----------  ----------  --------- ------- ---------- ----------- -----------
Balance,
 December 31, 2007  42,143,275     42,143  13,899,938           -           -          -  (42,189) (114,175)(12,953,187)    832,530
                    ===========   ======== ===========  ==========  ==========  ========= ======== ========= =========== ===========


                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $

Balance,
 December 31, 2007  42,143,275     42,143  13,899,938           -           -          - (42,189)  (114,175)(12,953,187)    832,530

Issuance of common
stock for services:
 December 2008 -
  $0.17 per share       36,000         36       6,084           -           -          -       -          -           -       6,120
 December 2008 -
  $0.15 per share      469,914        470      70,017           -           -          -       -          -           -      70,487
Issuance of common
stock for debt
settlement:
 January 2008 -
  $0.53 per share      100,000        100      52,900           -           -          -       -          -           -      53,000
 April 2008 -
  $0.70 per share      125,000        125      87,375           -           -          -       -          -           -      87,500
Issuance of common
stock for cash:
 March 2008 -
  $0.60 per share      200,000        200     119,800           -           -          -       -          -           -     120,000
 June 2008 -
  $0.43 per share      230,000        230      98,670           -           -          -       -          -           -      98,900
Exercise of stock
 options at $0.001
 per share              33,333         33           -           -           -          -       -          -           -          33
Fair value of
 stock options
 granted                     -          -     372,848           -           -          -       -          -           -     372,848
July 2008, fair
 value of warrants
 issued for services         -          -      27,150           -           -          -       -          -           -      27,150
Exercise of warrants
 at $0.19 per share     84,210         84      15,916           -           -          -       -          -           -      16,000
Fair value of
 warrants/options
 modified                    -          -     252,799           -           -          -       -          -           -     252,799
Notes payable
 converted into
 common shares at
 $0.60 per share       291,667        292     174,708           -           -          -       -          -           -     175,000
Common stock
 subscribed - $0.15
 per share                   -          -           -      40,050           -          -       -          -           -      40,050
Unrealized loss
 on investment
 securities                  -          -           -           -           -          -   26,660         -           -      26,660

Net loss for the year        -          -           -           -           -          -        -         -  (4,113,985) (4,113,985)
                    -----------   --------  ----------  ----------  ----------  --------- ------- ---------- ----------- -----------
Balance,
 December 31, 2008  43,713,399     43,713   15,178,205     40,050           -          -  (15,529) (114,175)(17,067,172) (1,934,908)
                    ===========   ======== ===========  ==========  ==========  ========= ======== ========= =========== ===========



                                                                                                             Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                         Other                during
                                                                                         Compre-               the        Stock-
                          Common Stock      Additional  Common     Stock Sub-  Deferred  hensive   Accumu-    Develop-    holders'
                                             Paid-in     Stock     scriptions   Compen-  Income    lated       ment       Equity
                        Shares     Amount    Capital   Subscribed  Receivable   sation   (Loss)    Deficit     Stage      (Deficit)
                        ------     ------   ---------- ----------  ----------  --------- -------   -------    --------    ---------
                          #           $          $          $           $          $        $         $           $            $
Issuance of common
 stock for Services:
Jan 2009 - $0.16
  per share             56,000        56        8,904          -           -          -        -         -           -        8,960
Feb 2009 - $0.14
  per share            639,142       639       88,841          -           -          -        -         -           -       89,480
Apr 2009 - $0.08
 per share             418,060       418       33,445          -           -          -        -         -           -       33,863
May 2009 - $0.05 -
 $0.08 per share       819,480       819       58,739          -           -          -        -         -           -       59,558
Jun 2009 - $0.06 -
 $0.09 per share     1,116,932     1,117       70,514          -           -          -        -         -           -       71,631
Jul 2009 - $0.082
  per share            379,452       380       30,735          -           -          -        -         -           -       31,115
Sep 2009 - $0.06 -
  $0.082 per share   3,070,820     3,070      211,263          -           -          -        -         -           -      214,333

Issuance of common
 stock for Debt
 Settlement:
Jan 2009 - $0.16 -
 $0.24 per share       181,250       181       40,819          -           -          -        -         -           -       41,000
Feb 2009 - $0.08
 per share             (33,333)      (33)      (2,633)         -           -          -        -         -           -       (2,666)
Apr 2009 - $0.09
 per share             250,000       250       22,250          -           -          -        -         -           -       22,500
May 2009 - $0.08
 per share             125,000       125        9,875          -           -          -        -         -           -       10,000
Jul 2009 - $0.075 -
 $0.08 per share       750,000       750       56,750          -           -          -        -         -           -       57,500
Dec 2009 - $0.12
 per share             300,000       300       35,700          -           -          -        -         -           -       36,000
Issuance of common
 stock for Cash:
Jan 2009 - $0.60
 per share             267,000       267       39,783    (40,050)          -          -        -         -           -            -
Jan 2009 - $0.13
 per share             307,892       308       39,692          -           -          -        -         -           -       40,000
Apr 2009 - $0.05
 per share           2,900,000     2,900      142,100          -           -          -        -         -           -      145,000
Aug 2009 - $0.05
 per share           1,000,000     1,000       49,000          -           -          -        -         -           -       50,000
Sep 2009 - $0.05
 per share             400,000       400       19,600          -           -          -        -         -           -       20,000
Sep 2009 - $0.05
 per share             500,000       500       24,500          -           -          -        -         -           -       25,000
Sep 2009 - $0.07
 per share             500,000       500       34,500                      -          -        -         -           -       35,000
Finder fees on
 financing                   -         -      (12,500)         -           -          -        -         -           -      (12,500)
Issuance of common
 stock pursuant to
 the exercise of
 stock options:
Fair Value of
 options granted             -         -      324,650          -           -          -        -         -           -      324,650
Issuance of common
 stock pursuant to
 the exercise of
 stock options and
 warrants             2,070,000     2,070           -          -           -          -        -         -           -        2,070
Fair value of
 warrants granted             -         -      71,389          -           -          -        -         -           -       71,389
Fair value of
 warrants modified            -         -      66,423          -           -          -        -         -           -       66,423
Issuance of common
 stock pursuant to
 the conversion of
 notes payable
Sep 2009 - $0.014
 per share - $0.073
 per share            5,116,818     5,117     555,827          -           -          -        -          -           -     560,944
Issuance of common
stock of Bridge loan  8,214,293     8,214     279,286          -           -          -        -          -           -     287,500
Share issue cost of
 Bridge loan                  -         -      (1,335)         -           -          -        -          -           -      (1,335)
Comprehensive income -
 unrealized gain              -         -           -          -           -          -   15,529          -           -      15,529
Net loss of the year ended                                                                                                 )
December 31, 2009             -         -           -          -           -          -        -          -  (2,368,072) (2,368,072)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------
Balance,  December
 31, 2009            73,062,207     3,061   17,476,322         -           -          -        -   (114,175)(19,435,244) (2,000,036)
                     ----------- ---------  ----------  ---------  ----------  --------- -------- ---------- ----------- -----------

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

   BioCurex, Inc. (formerly Whispering Oaks International, Inc.) (the "Company") was incorporated on December 8, 1997, under the laws of the State of Texas. During the first quarter of 2001, the Company ceased its business activities relating to the acquisition and sale of thoroughbred racehorses when a change of majority control occurred. On February 21, 2001, the Company acquired intellectual properties and patents relating to cancer diagnostics and therapeutics. The Company is now in the business of developing, producing, marketing and licensing cancer diagnostic kits and is currently considered a development stage enterprise as defined by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities. On October 31, 2008, the Company incorporated BioCurex China Co., Ltd. ("Biocurex China"), a wholly-owned subsidiary in China.

   The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient cash nor does it have an established source of revenue to cover its ongoing costs of operations. As at December 31, 2009, the Company has a working capital deficiency of $1,830,781 and has accumulated losses of $19,435,244 since the inception of the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

   These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Biocurex China. The Company's fiscal year-end is December 31.

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, valuation of patent costs, stock-based compensation, financial instrument valuations, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

   Cash and Cash Equivalents

   The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Marketable Securities

   The Company defines marketable securities as income yielding securities that can be readily converted into cash. Examples of marketable securities include U.S. Treasury and agency obligations, commercial paper, corporate notes and bonds, time deposits, foreign notes and certificates of deposit. The Company accounts for its investment in debt and equity instruments under FASB ASC 320, Investments - Debt and Equity Securities. We follow the guidance provided by ASC 320 to assess whether our investments with unrealized loss positions are other than temporarily impaired. Realized gains and losses and declines in value judged to be other than temporary are determined based on the specific identification method and are reported in other income (expense). Management determines the appropriate classification of such securities at the time of purchase and re-evaluates such classification as of each balance sheet date.

   Registration Payment Arrangements

   The Company accounts for registration rights arrangements and related liquidated damages provisions under FASB ASC 815-40, Derivatives and Hedging
   - Contracts in Entity's own Entity, which addresses an issuer's accounting for registration payment arrangements. ASC 815-40 defines a registration payment arrangement as an arrangement where the issuer i) will endeavor to file a registration statement for the resale of financial instruments, have the registration statement declared effective, or maintain its effectiveness and ii) transfer consideration to the counterparty if the registration statement is not declared effective or its effectiveness is not maintained.

   ASC 815-40 requires the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, to be separately recognized and measured in accordance with ASC 450, Contingencies.

   Research and Development Costs

   Research and development costs are charged to operations as incurred.

   Foreign Currency Translation

   The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars and Chinese Renminbi.

   Revenue Recognition

   The Company recognizes revenue in accordance with ASC 605 Revenue Recognition, Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. The Company's revenue consists of license fees related to the licensing of its RECAF(TM) technology.

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Long-lived Assets

   In accordance with ASC 360, Property Plant and Equipment , the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

   Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

   Fair Value of Financial Instruments


   The Company's financial instruments consist principally of cash, investment securities, notes receivable, accounts payable, loans payable, convertible notes payable, convertible debt and amounts due to related parties. Investment securities consist of time deposits longer than three months and are classified as held to maturity securities. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents and marketable securities is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature or their respective relatively short maturity dates or durations.

   Income Taxes

   The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

   Comprehensive Income

   ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at December 31, 2009 and 2008, the Company's only component of comprehensive income was unrealized holding gains and losses on available-for-sale investment securities.

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Basic and Diluted Net Loss per Share

   The Company computes net loss per share in accordance with ASC 260 Earnings Per Share which requires presentation of basic earnings per share and diluted earnings per share ("Diluted EPS"). The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share give effect to all potentially dilutive common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. As of December 31, 2009 and 2008, the Company had approximately 66,580,500 and 20,650,000 respectively, of dilutive securities, including options, warrants and equity instruments related to convertible notes payable and convertible debt.

   Stock-based Compensation

   The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation, using the fair value method.

   All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

   Recent Accounting Pronouncements

   In June 2009, the FASB issued guidance now codified as FASB ASC Topic 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company's consolidated financial statements, but did eliminate all references to pre-codification standards

   In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855-10 did not have a material effect on the Company's consolidated financial statements. Refer to Note 15.

   The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Reclassifications

   Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

3. INVESTMENT SECURITIES

    In November 2002, the Company entered into a licensing agreement with a third party whereby it licensed part of its technology in exchange for cash and 600,000 shares of the third party's publicly traded common stock that had a fair value of $162,000. The 600,000 shares of common stock were classified as "available for sale" in accordance with ASC 320 and reported at fair value. During the year ended December 31, 2009, the Company sold the remaining 124,235 shares for proceeds of $12,608, resulting in a realized loss of $20,935.

4. NOTES RECEIVABLE, NET


                                                     December 31, December 31,
                                                         2009         2008
                                                          $            $
    ---------------------------------------------------------------------------
    Note receivable  including interest at prime plus   73,489       73,489
    4%
    Notes receivables from employees                    15,497       35,497
    Less: allowance for doubtful accounts              (88,986)    (106,320)
    ---------------------------------------------------------------------------
    Total                                                    -        2,666
    ---------------------------------------------------------------------------

   Notes receivable from various employees are pursuant to stock options exercised and are non-interest bearing and due on demand.

5. PATENTS

    Patents relate to developing the method for diagnostic and treatment of cancer using a new cancer marker called "RECAF." These patents are presently registered in 23 countries with ongoing registrations currently being conducted. Patents are stated at cost and have a definite life. Once the Company receives patent approval, amortization is calculated using the straight-line method over the remaining life of the patents. As of December 31, 2009, the Company received a total of five countries patent approval. Additions made after December 31, 2009 will have a remaining life of approximately 5 years. The Company intends to apply for extensions in the near future.

   A schedule of the patents is as follows:

                                                     December 31,   December 31
                                                         2009          2008
                                                           $             $

   Patents                                              696,003        688,581
   Less:
     Accumulated amortization                          (224,539)      (174,015)
     Loss on impairment of patent cost                        -        (67,620)
   ----------------------------------------------------------------------------
   Net Carrying Value                                   471,464        446,946
   ----------------------------------------------------------------------------

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

5. PATENTS (continued)

   Amortization expense totaled $50,524 and $37,758 for the years ended December 31, 2009 and 2008, respectively.

   The estimated future amortization expense is as follows:

                                     $

                  2010             41,774
                  2011             41,774
                  2012             41,774
                  2013             41,774
                  2014             41,774
                  Thereafter      262,594
                               --------------
                                  471,646
                               --------------

6.    LOANS PAYABLE

a) On September 10, 2009, the Company completed a private placement financing in which it sold 17 promissory notes in the aggregate principal amount of $450,000 and 6,428,578 shares of its common stock for an aggregate purchase price of $450,000.

      The promissory notes bear interest at a rate of 10% per annum. Both interest and principal are payable on August 31, 2010. However, if the Company sells any capital stock and receives gross proceeds of at least $3 million from such sale prior to August 31, 2010, it must prepay the principal under the notes from such proceeds. As of December 31, 2009, the Company accrued interest payable in the amount of $13,932 (2008 - $nil).

      The aggregate purchase price for the units was allocated equally between the notes and shares contained in each Unit based on their relative fair value. The relative fair value assigned to the shares totaled $225,000. These amounts were recorded as a notes discount and will be amortized as interest expense over the term of the promissory notes. For the year ended December 31, 2009, the Company recorded $55,189 (2008 - $nil) of accretion expense related to these promissory notes. As at December 31, 2009, the carrying vaule of these notes was $280,189.

b) On September 21, 2009, the Company completed a private placement financing in which it sold 3 promissory notes in the aggregate principal amount of $125,000 and 1,785,715 shares of its common stock for an aggregate purchase price of $125,000.

      The promissory notes bear interest at a rate of 10% per annum. Both interest and principal are payable on January 31, 2013. However, if the Company sells any capital stock and receives gross proceeds of at least $3 million from such sale prior to August 31, 2010, it must prepay the principal under the notes from such proceeds. As of December 31, 2009, the Company paid interest in the amount of $3,493 (2008 - $nil) and charged into interest expense.

      The aggregate purchase price for the units was allocated equally between the notes and shares contained in each Unit based on their relative fair value. The relative fair value assigned to the shares totaled $62,500. These amounts were recorded as a notes discount and will be amortized as interest expense over the term of the promissory notes. For the year ended December 31, 2009, the Company recorded $207 (2008 - $nil) of accretion expense related to these promissory notes. As at December 31, 2009, the carrying vaule of these notes was $62,707.

                                 BIOCUREX, INC.
                 (formerly, WHISPERING OAKS INTERNATIONAL, INC.)
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

6. LOANS PAYABLE (continued)

      The Company incurred $118,612 in debt issue costs for the promissory notes described in Note 6(a) and (b). The debt issue costs are being expensed over the term of the promissory notes. During the year ended December 31, 2009, the Company expensed $32,722 (2008 - $nil) of the debt issue costs related to these promissory notes.

7. RELATED PARTY BALANCE AND TRANSACTIONS

                                                     December 31,    December
                                                         2009           31,
                                                           $           2008
                                                                         $

   Due to Pacific BioSciences Research Centre Inc. & 526,827 328,269 Company's President (a)
   Due to Company's  Chairman (b)                        62,350            -
   Due to former officer (c)                              4,930        7,000
                                                        -------      -------
                                                        594,107      335,269
                                                        =======      =======

a) The Company's research and development is performed by Pacific BioSciences Research Centre ("Pacific"). Pacific is 100% owned by the President of the Company. During the year ended December 31, 2009 and 2008, Pacific performed research and development for the Company valued at $514,225 and $674,326, respectively.

      Pacific also provided administrative services during the year ended December 31, 2009 and 2008, valued at $216,522 and $242,583, respectively. During the year ended December 31, 2009, and 2008, Pacific charged interest of $10,669 and $7,241, respectively, calculated at bank prime rate on the monthly balance owed. As at December 31, 2009, the amount due to Pacific of $479,129 is unsecured and due on demand.

      On September 15, 2009, the Company has an agreement with the Company's President to provide management services for a fee of $250,000 per annum. During fiscal year 2009, the Company accrued $44,049 (2008: $nil) for the management services (2008: $nil) and paid out $8,000 (2008: $nil). The balance includes stock options payable to the president at a fair value of $3,649.

b) On September 15, 2009, the Company has an agreement with the Company's Chairman to provide management services for a fee of $100,000 per annum. During fiscal year 2009, the Company accrued $29,167 (2008: $nil) as the management services and accrued $33,183 travel expenses on the road show presentation between October to December 2009.

c) The balance includes $4,930 owing to a former officer which is unsecured, non-interest bearing and due on demand.


d) During the year ended December 31, 2009, the Company granted 2,263,157 (2008 - 570,000) stock options to two directors at a below market exercise price of $0.001 per share.

8.    CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE DEBT

a) The Company received funds during 2003 relating to ten convertible notes payable totaling $529,743, bearing interest at 5% and due on demand. One of the notes payable in the amount of $53,000 was repaid in April 2003. A gain of $33,584 was recorded on the date of repurchase of the convertible debenture as determined through the calculation of the intrinsic value of the beneficial conversion feature on the date of extinguishment. Under the convertibility terms of the notes payable, the principal, plus accrued interest, can be converted immediately, at the option of the holder, either in whole, or in part, into fully paid common shares of the Company. The conversion price per share is equal to the lesser of the stated price (ranging between $0.05 and $0.23) or 75% of the average closing bid prices for the five trading days ending on the trading day immediately before the date of the conversion. In conjunction with the issuance of the notes, the Company issued 2,434,088 warrants to the note holders entitling them to purchase 2,434,088 shares of common stock at exercise prices between $0.08 and $0.38. The warrants expired two years after the issuance date.

      In accordance with ASC 470-20, Debt - Debt with Conversion and Other Options, the proceeds were allocated between the debt and warrants based on their relative fair values. The value assigned to the warrants totaled $274,601 and was expensed immediately due to the notes being due on demand. The fair values were determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 1.49%; expected life of two years; expected volatility of 473%; and no expected dividends. In addition to the shares to be received upon conversion, the note holder will also receive an equal number of warrants to purchase shares at 110% of the conversion price amount.

      The beneficial conversion feature was calculated under ASC 470-20, and equaled $255,142. Due to the notes being due on demand, the discount was expensed in fiscal 2003.

      In February 2005, a note in the amount of $143,370 was converted into 955,800 units, consisting of one common share at $0.15 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.17 per share expiring on March 9, 2010. In accordance with ASC 470-20, the Company recognized $67,829 for the intrinsic value of the embedded conversion option.

      In July 2006, a note in the amount of $61,890 was converted into 343,833 units, consisting of one common share at $0.18 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.20 per share expiring on July 7, 2011. In accordance with ASC 470-20, the Company recognized $29,506 for the intrinsic value of the embedded conversion option.

      In July 2006, a note in the amount of $11,655 was converted into 233,092 units, consisting of one common share at $0.05 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.055 per share expiring on July 7, 2011. In accordance with ASC 470-20, the Company recognized $5,565 for the intrinsic value of the embedded conversion option.

      In July 2006, a note in the amount of $65,000 was converted into 590,909 units, consisting of one common share at $0.11 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.12 per share expiring on July 19, 2011. In accordance with ASC 470-20, the Company recognized $30,089 for the intrinsic value of the embedded conversion option.

      In August 2009, four notes in the amount of $160,945 were converted into 2,204,730 units, consisting of one common share at $0.073 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.08 per share expiring on August 26, 2014. In accordance with ASC 470-20, the Company recognized $71,389 for the intrinsic value of the embedded conversion option.

b) On July 7, 2007, the Company received proceeds of $3,000,000 from the issuance of convertible notes (the "Notes"), plus share purchase warrants, to two private investors. The share purchase warrants allow the holders to purchase up to 3,500,000 shares of the Company's common stock at a price of $0.60 per share expiring September 25, 2012. The Notes bear interest annually at a rate of prime (as adjusted monthly on the first business day of each month) plus 2.75% per year. The Notes are due and payable on June 25, 2010 and are secured by substantially all of the Company's assets. Interest is payable monthly with the first interest payment due on August 1, 2007.


      Beginning on November 1, 2007, the Company is required to make monthly payments of $100,000 towards the principal amount of the Notes. If the Company fails to make any interest or principal payment when due, the Notes will become immediately due and payable. At the holders' option the Notes are convertible into shares of the Company's common stock at a conversion price of $0.60 per share. The Company may elect to pay the monthly redemption amounts and accrued interest with shares of its common stock, which will be determined by dividing the amount to be paid by the lesser of the conversion price then in effect or 80% of the weighted average price of the Company's common stock for the ten trading days preceding the payment date.

      In order to make principal or interest payments with shares of its common stock certain conditions must be met, including the condition that the number of shares to be issued in payment of principal or interest cannot exceed 25% of the total shares traded for the ten trading days prior to the payment date. The Company agreed to file a Form SB-2 Registration Statement ("SB-2") with the U.S. Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Notes or the exercise of the share purchase warrants may be resold in the public market. The Company was required to file the SB-2 no later than July 30, 2007 (filed), to cause the SB-2 to become effective by November 26, 2007, and to keep the SB-2 continuously effective until the shares covered by the SB-2 have been sold or can be sold pursuant to Rule 144(k).

      In the event the closing price of the Company's common stock is $1.20 or greater for ten consecutive trading days, the holders will be required to exercise the 3,500,000 share purchase warrants within ten days notice by the Company. Following the exercise of the share purchase warrants, the Company will issue to the holders 3,500,000 new share purchase warrants, which will entitle the holders to purchase 1,750,000 shares of common stock. Two share purchase warrants will be exercisable at a price of $1.20 per share at any time prior to the later of June 25, 2012 or three years from the date the new share purchase warrants are issued.

      In accordance with ASC 470-20, the proceeds were allocated between the debt and warrants based on their relative fair values. The relative fair value assigned to the share purchase warrants totaled $1,426,381 and was determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 4.76%; expected life of five years; expected volatility of 176%; and no expected dividends. These amounts were recorded as a debt discount and will be amortized as interest expense over the term of the convertible debentures. The effective interest rate at December 31, 2008 is 406%. For the year ended December 31, 2008, the Company recorded $976,064 (2007 - $791,092) of accretion expense related to the convertible debt.

      On August 18, 2008, the Company agreed to re-price the 3,500,000 share purchase warrants to an exercise price of $0.25 per share. In accordance with ASC 718, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental interest expense is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The Company recognized an incremental interest expense of $192,264 for these modified purchase warrants.

      On November 26, 2008, the Company received notification from the note holders which modified the terms of the Notes. Pursuant to the notification the interest and principal payments payable in December 2008 and all subsequent principal and interest payments were deferred until May 1, 2009. In addition the principal amount outstanding was increased by $255,000 to $1,955,000.

      In accordance with ASC 470-60 Debt - Troubled Debt Restructurings by Debtors the Company determined that the creditor did not grant a concession even though the payments were deferred as the total amount owing by the Company was increased. As at November 26, 2008, prior to the modification of the convertible notes, the carrying value of the convertible notes was $613,738. The remaining unaccreted discount of $304,467 related to the convertible notes was charged to operations in the year ended of 2008.

      In accordance with ASC 470-20, the Company determined there was no beneficial conversion feature on the modified convertible notes. The Company recorded a discount of $130,298 which was equal to the difference of the face value of the new note and the present value of the revised cash flows. The effective interest rate of the new notes was 6.56%.

      The Company incurred $717,668 in debt issue costs for these convertible debentures. The debt issue costs will be expensed over the term of the convertible debt. During the year ended December 31, 2009, the Company expensed $326,942 (2008 - $214,434) of the debt issue costs related to the convertible debt.

      On May 1, 2009, as a result of the Company defaulting on paying interest and principal repayment, the Company expensed the remaining discount of $69,412 and deferred financing fees of $214,434 relating to the Notes. On June 4, 2009, the Company repaid $36,250 to the debt holders and the amount was applied to the principal.

      As a result of the default on repayment, the Company accrued a mandatory prepayment amount of $479,688 at 25% of the outstanding principal, interest in the amount of $232,324 at 18% retroactive from November 1, 2008 and late fee of $12,009 at 18% on the unpaid interest. These amounts owing are included in accrued liabilities.

      The Company entered into a loan modification agreement, dated as of August 31, 2009, with the debt holders. Pursuant to the agreement, the mandatory prepayment amount and late interest were waived and the terms of the notes were amended as follows:

     - The maturity date of the notes was extended to December 31, 2012 and no principal payments are due on the notes prior to the maturity date.

     - All interest due on the notes through June 30, 2009 was added to the outstanding principal balance and as a result the aggregate principal amount of the notes at June 30, 2009 was $2,150,000.

     - The interest rate on the notes remains at prime (as adjusted monthly) plus 2.75% per annum and accrued from July 1, 2009 and is payable in arrears on the first day of each month

     -    The conversion price was reset at $0.14 per share.

      The present value of the cash flows under the terms of the July 1, 2009 debt instrument was greater than 10% different from the November 26, 2008 debt instrument. As a result, in accordance with ASC 470-50 Debt - Modifications and Extinguishments, the Company deemed the terms of the amendment to be substantially different and treated the November 26, 2008 convertible notes extinguished and exchanged for new convertible notes. The fair value of the July 1, 2009 Notes of $1,673,243 was recorded at July 1, 2009. The Company recorded a gain on extinguishment of debt of $969,538.

      In accordance with ASC 470-20, the Company determined there was no intrinsic value to the conversion feature and thus no beneficial conversion feature. The Company recorded a discount of $476,757 which equals to the difference of the face value of the new note and the present value of the revised cash flows.

      During the year ended December 31, 2009, the debt holders converted $400,000 into 2,912,088 shares at $0.14 per share. The Company recorded interest expense of $81,455 related to the amounts converted which is included in accretion expense based on the modified convertible loan agreement as described below.

      For the year ended December 31, 2009, the Company recorded $129,642 (2008
      - $976,064) of accretion expense related to the original convertible debt, and $138,558 of accretion expense based on the modified convertible loan agreement entered into on August 31, 2009. The unamortized discount as at December 31, 2009 is $338,199. The effective interest rate of the remaining convertible notes at December 31, 2009 is 7.22%.

9. COMMON STOCK

   For the year ended December 31, 2009:

a) In January 2009, the Company issued 150,000 shares of common stock at a fair value of $36,000 to settle debt.

b) In January 2009, the Company issued 267,000 units at $0.15 per unit for common share subscriptions totaling $40,050 received in December 2008. Each unit consisted of one share of common stock and one half share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.30 per share expiring on November 30, 2010.

c) In January 2009, the Company issued 31,250 shares of common stock at a fair value of $5,000 to settle debt.

d) In January 2009, the Company issued 56,000 shares of common stock at a fair value of $8,960 to an employee for services rendered in December 2008 and January 2009.

e) In February 2009, the Company issued 639,142 shares of common stock at a fair value of $89,480 to eight employees and one consultant for services provided from February to March 2009.

f) In March 2009, an employee returned 33,333 shares with a fair value of $2,666, to settle $20,000 amount owing to the Company. The Company recorded $17,333 of bad debt expense in the fiscal year ended December 31, 2008.

g) In April 2009, the Company issued 900,000 units at $0.05 per unit for common share for proceeds of $45,000. Each unit consisted of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.11 per share expiring on April 5, 2011.

h) In April 2009, the Company issued 125,000 shares of common stock at a fair value of $10,000 to settle debt.

i) In April 2009, the Company issued 2,070,000 shares of common stock to a former director for the exercise of 1,620,000 options and 450,000 warrants at $0.001 per share. A total of $2,070 was reduced from the outstanding balance of amounts owing to related parties. See note 7(b).

j) In April 2009, the Company issued 418,060 shares of common stock at a fair value of $33,863 to eight employees and one consultant for services provided in April 2009.

k) In April 2009, the Company issued 307,892 units at $0.13 per unit for common share subscriptions totaling $40,000 received in January 2009. Each unit consisted of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.17 per share expiring on January 2, 2011.

l) In April 2009, the Company issued 250,000 shares of common stock at a fair value of $22,500 to settle debt.

m) In May 2009, the Company issued 200,000 shares of common stock to an investor relations company for consulting services at a fair value of $10,000.

n) In May 2009, the Company issued 350,750 shares of common stock at a fair value of $28,060 to six employees for services provided in May 2009.

o) In May 2009, the Company issued 2,000,000 shares of common stock at $0.05 per share for proceeds of $100,000. Each unit consisted of one share of common stock and purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.11 per share expiring on April 1, 2012. The Company paid a commission of $10,000 in connection with this private placement.

p) In May 2009, the Company issued 268,730 shares of common stock at a fair value of $21,498 to five employees as bonus.

q) In June 2009, the Company issued 300,000 shares of common stock to an investor relations company for their consulting services at a fair value of $26,700.

r) In June 2009, the Company issued 816,932 shares of common stock at a fair value of $44,931 to five employees for services provided in June 2009.

s) In July 2009, the Company issued 125,000 shares of common stock at a fair value of $10,000 to settle debt.

t) In July 2009, the Company issued 500,000 shares of common stock at a fair value of $37,500 to settle debt.

u) In August 2009, the Company issued 379,452 shares of common stock at a fair value of $31,115 to five employees for services provided in August 2009.

v) In August 2009, the Company issued 125,000 shares of common stock at a fair value of $10,000 for settle debt.

w) In August 2009, the Company issued 1,000,000 units at $0.05 per unit for common shares subscriptions totaling $50,000 received in June 2009. Each unit consisted of one share of common stock and purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.11 per share expiring on June 15, 2011. The Company recorded a commission of $2,500 that was paid in July 2009 in connection with this private placement.

x) In September 2009, the Company issued 300,000 shares of common stock to an investor relations company for consulting services at a fair value of $24,600.

y) In September 2009, the Company issued 143,000 shares of common stock to a director for management services at a fair value of $10,000.

z) In September 2009, four notes in the amount of $160,945 were converted into 2,204,730 units, consisting of one common share at $0.073 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.08 per share expiring on August 26, 2014.

aa) In September 2009, the Company issued 3,648,947 shares of common stock to a director for the exercise of 3,648,947 options at $0.001 per share for gross proceeds of $3,649.

bb) In September 2009, the Company issued 2,000,000 shares of common stock at a fair value of $140,000 to a legal firm for legal services.

cc) In September 2009, the Company issued 92,500 shares of common stock at a fair value of $3,332 to settle debt.

dd) In September 2009, the Company issued 535,320 shares of common stock at a fair value of $36,402 to five employees for services provided in September 2009.

ee) In September 2009, the Company issued 6,428,578 shares pursuant to the promissory notes described in Note 6. The aggregate purchase price of $450,000 for the units was allocated equally between the notes and shares contained in each unit. The relative fair value assigned to the shares totaled $225,000.

ff) In September 2009, the Company issued 1,428,572 shares to a convertible debt holder for the debt conversion of $200,000.

gg) In September 2009, the Company issued 400,000 units at $0.05 per unit for proceeds of $20,000. Each unit consisted of one share of common stock and purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.11 per share expiring on August 18, 2011.

hh) In October 2009, the Company issued 500,000 shares of common stock at $0.05 per share for common share subscriptions totaling $25,000 received in August 2009. Each unit consisted of one share of common stock and purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.11 per share expiring on August 17, 2011.

ii) In October 2009, the convertible debt holders elected to convert $100,000 of the principal amount of those notes into 714,286 shares of common stock. See Note 8(b).

jj) On November, 2009, the Company issued an aggregate of 1,785,715 shares of common stock to three investors. These shares were sold in September 2009. See Note 6(b).

kk) In December 2009, the Company issued 500,000 shares of common stock at $0.07 per share for common share subscriptions totaling $35,000 received in September 2009. Each unit consisted of one share of common stock and purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.11 per share expiring on September 3, 2011.

ll) In December 2009, the convertible debt holders elected to convert $100,000 of the principal amount of those notes into 769,230 shares of common stock. See Note 8(b).

mm) In December 2009, the Company issued 300,000 shares of common stock at a fair value of $36,000 for settle debt.

nn) In December 2009, the President of the Company returned 3,648,947 shares of common stock to for his stock options exercised in September 2009.

   For the year ended December 31, 2008:

a) In December 2008, the Company issued 505,914 shares of common stock at a fair value of $76,607 to eight employees and one consultant for services provided from December to January 2009, a total of $37,672 was recorded as prepaid expenses as at December 31, 2008.

b) In December 2008, the Company received stock subscriptions of 267,000 shares of common stock at $0.15 per share for proceeds of $40,050. Each unit consisted of one share of common stock and one half share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.30 per share expiring on November 30, 2010.


c) In June 2008, the Company issued 230,000 shares of common stock at $0.43 per share for proceeds of $98,900. Each unit consisted of one share of common stock and one half share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.65 per share expiring on May 1, 2010.

d) In June, 2008, the Company issued 42,105 shares of common stock pursuant to the exercise of share purchase warrants for proceeds of $8,000.

e) In April, 2008, the Company issued 33,333 shares of common stock pursuant to the exercise of 33,333 stock options for proceeds of $33.

f) In April, 2008, the Company issued 42,105 shares of common stock pursuant to the exercise of share purchase warrants for proceeds of $8,000.

g) In April, 2008, the Company issued 125,000 shares of common stock at a fair value of $87,500 to settle debt.


h) In March 2008, the Company issued 291,667 shares of common stock at $0.60 per share for the conversion of debt of $175,000.

i) In March 2008, the Company issued 200,000 shares of common stock at $0.60 per share for proceeds of $120,000.

j) In January 2008, the Company issued 100,000 shares of common stock at a fair value of $53,000 to settle debt.

10.   STOCK-BASED COMPENSATION

   Stock Bonus Plan

   Under the Company's Stock Bonus Plan, employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided that bona fide services are rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. On April 23, 2009, the Company increased the number of shares issuable pursuant to this plan from 5,500,000 shares to 10,500,000 shares with 1,606,275 common shares available for future issuance as of December 31, 2009.

   Non-Qualified Stock Option Plan

   The Company's Non-Qualified Stock Option Plan authorizes the issuance of common shares to persons that exercise stock options granted. The Company's employees, directors, officers, consultants and advisors are eligible to be granted stock options pursuant to this plan, provided that bona fide services are rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The stock option exercise price is determined by a committee and cannot be less than $0.001.

   On April 23, 2009, the Company increased the number of shares issuable pursuant to this plan from 12,500,000 shares to 17,500,000 shares with 3,870,666 common shares available for future issuance as of December 31, 2009.

   A summary of the changes in the Company's stock options is presented below:

                                              Weighted   Weighted
                                              Average    Average      Aggregate
                                              Exercise   Remaining    Intrinsic
                                    Number     Price    Contractual     Value
                                   of Shares      $     Life (Years)      $
   -----------------------------------------------------------------------------
   Outstanding, December 31, 2007  3,666,666    0.03

     Granted                         570,000   0.001
     Exercised                       (33,333)  0.001
     Expired                        (313,333)  0.367
   -----------------------------------------------------------------------------
   Outstanding, December 31, 2008  3,890,000   0.001         2.99     774,110

     Granted                       3,717,057   0.001
     Exercised                    (1,620,000)  0.001
   -----------------------------------------------------------------------------

   Outstanding, December 31, 2009  5,987,057   0.001         1.65     652,589
   =============================================================================

   Exercisable, December 31, 2009  4,533,157   0.001         1.00     494,114
   =============================================================================

      During the year ended December 31, 2009, the Company granted 3,717,057 stock options at a fair value of $364,988 to directors, employees and consultants at a below market exercise price of $0.001 per share.

   The fair value for stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the year ended December 31, 2009 and 2008 were $0.09 and $0.64 per share, respectively.

   The weighted average assumptions used are as follows:

                                                         Year Ended
                                                  ---------------------------
                                                  December 31,   December 31,
                                                      2009           2008

      Expected dividend yield                           0%            0%
      Risk-free interest rate                        1.50%         1.97%
      Expected volatility                             123%           63%
      Expected option life (in years)                 2.78           2.0

   As at December 31, 2009, there was $46,915 of unrecognized compensation costs related to non-vested share-based compensation arrangements granted which are expected to be recognized over a weighted-average period of five months. The total fair value of shares vested during the year ended December 31, 2009 and 2008 were $324,650 and $364,252, respectively.

   A summary of the status of the Company's non-vested options as of December 31, 2009, and changes during the period of December 31, 2009, is presented below:
                                                             Weighted Average
                                                                Grant Date
                                                Number of       Fair Value
                                                 Options            $

       Non-vested shares
       Non-vested at December 31, 2008                --             --

       Granted                                 3,717,057          0.001
       Vested                                 (2,263,157)         0.001
      ------------------------------------------------------------------------
       Non-vested at December 31,2009          1,453,900          0.001
      ========================================================================

11. SHARE PURCHASE WARRANTS

   A summary of the changes in the Company's share purchase warrants is presented below:
                                                            Weighted Average
                                            Number           Exercise Price
                                                                   $

      Balance, December 31, 2007          11,890,672             0.47

      Issued                                 473,500             0.48
      Exercised                              (84,210)            0.19
      Expired                               (505,000)            0.81
      -------------------------------------------------------------------------
      Balance, December 31, 2008          11,774,962             0.35

      Issued                               7,812,422             0.10
      Exercised                             (450,000)           0.001
      Expired                             (2,184,573)            0.77
      -------------------------------------------------------------------------
      Balance, December 31, 2009          16,952,811             0.14
      =========================================================================


   In January 2009, the Company extended the term of 2,455,000 share purchase warrants by three months. All of the 2,455,000 shares purchase warrants expired on May 1, 2009. In accordance with ASC 718, Compensation -Stock Compensation, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental compensation cost is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The Company recognized an incremental compensation cost of $3,349 for these modified share purchase warrants.

   In April 2009, the Company extended the term of 1,000,000 shares purchase warrants by two years and modified the exercising price from $0.90 to $0.11. In accordance with ASC 718, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental compensation cost is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The Company recognized an incremental compensation cost of $63,074 for these modified share purchase warrants.

   As at December 31, 2009, the following share purchase warrants were outstanding:

                     Exercise       Expiration
        Warrants      Price $           Date
      -------------------------------------------

       1,275,000        0.08     January 15, 2010
         955,800        0.17       March 09, 2010
         115,000        0.65         May 01, 2010
         541,666        0.12     October 31, 2010
         199,311        0.17    November 11, 2010
         133,500        0.30    November 30, 2010
         307,692        0.17    February 02, 2011
         900,000        0.11        April 5, 2011
       1,000,000        0.11        June 15, 2011
         233,092        0.06        July 07, 2011
         343,833        0.20        July 07, 2011
         590,909        0.12        July 19, 2011

         500,000        0.11      August 17, 2011
         400,000        0.11      August 18, 2011
         500,000        0.11    September 3, 2011
         252,278        0.05    December 31, 2011
       2,000,000        0.11        April 1, 2012
       1,000,000        0.25       April 30, 2012
       3,500,000        0.25        June 27, 2012
       2,204,730        0.08      August 26, 2014
      -------------------------------------------
      16,952,811
      ==========


12. FAIR VALUE MEASUREMENTS

   ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

   Fair Value Hierarchy

   ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 establishes three levels of inputs that may be used to measure fair value.

      Level 1 applies to assets and liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

      Level 2

      Level 2 applies to assets and liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

      Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance:

      Determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and

      Determining whether a market is considered active requires management judgment.

      Level 3

      Level 3 applies to assets and liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

   Pursuant to ASC 825, the fair values of the cash equivalents and investment securities are determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. Loan payable, convertible notes payable and convertible debt are valued based on "Level 2" inputs, consisting of quoted prices in less active markets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

   Assets and liabilities measured at fair value on a recurring basis were presented on the Company's consolidated balance sheet as of December 31, 2009 as follows:

                                            Fair Value Measurements Using
                                 Quoted     -----------------------------
                                Prices in
                                 Active
                                 Markets     Significant
                                  For           Other      Significant
                                Identical     Observable   Unobservable      Balance as of
                                Instruments     Inputs        Inputs         December 31,
                                 (Level 1)     (Level 2)    (Level 3)            2009
                               ------------------------------------------------------------
   Assets:
   Cash equivalents            $    126,605   $        -   $        -         $  126,605

   Total assets measured at
   fair value                  $    126,605   $        -   $        -         $  126,605

   Liabilities:
   Loans payable               $          -   $  342,896   $        -         $  342,896
   Convertible notes payable              -       33,885                          33,885
   Convertible notes                      -    1,411,801            -          1,411,801
                                -----------   ----------   ----------         ----------
   Total liabilities measured
   at fair value               $          -   $1,788,582   $        -         $1,788,582
                               ============   ==========   ==========         ==========


13.   COMMITMENTS AND CONTINGENCIES

a) On April 4, 2006, the Company entered into a consulting agreement with a term of nine months for consideration of 75,000 common shares. As of December 31, 2009, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.

b) On April 10, 2006, the Company entered into a consulting agreement with a term of one year for consideration of 75,000 common shares. As of December 31, 2009, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.


14.   INCOME TAXES

   The Company has adopted the provisions of SFAS 109, "Accounting for Income Taxes". Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in the consolidated financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years.

   The Company has incurred operating losses of approximately $12,806,666 which, if unutilized, will expire through to 2029. Future tax benefits, which may arise as a result of these losses, have not been recognized in these consolidated financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the loss.

                                             Net     Expiration
                                             Loss       Date

          1999                         $     89,948     2019
          2000                               24,052     2020
          2001                              793,976     2021
          2002                              231,928     2022
          2003                            1,120,379     2023
          2004                            1,400,412     2024
          2005                            1,645,391     2025
          2006                            1,888,080     2026
          2007                            2,327,750     2027
          2008                            1,050,348     2028
          2009                            2,234,402     2029
                                         ----------
                                        $12,806,666
                                        ===========

   The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the recovery for income taxes at the United States federal statutory rate compared to the Company's income tax recovery as reported is as follows:

                                                   Year Ended      Year Ended
                                                   December 31,    December 31,
                                                      2009            2008
                                                       $               $

   Income tax recovery at statutory rate             828,825       1,439,895
   Stock based compensation                         (144,400)       (255,291)
   Accretion of discount on debts                   (113,655)       (448,186)
   Financing costs                                  (129,746)              -
   Gain (loss) on extinguishment of
   convertible debt                                  339,339        (317,274)
   Other                                               4,653         (19,255)

   Change in tax rates                                     -          95,219

   Valuation allowance change                       (785,016)       (495,108)
   ----------------------------------------------------------------------------
   Income tax recovery                                     -               -
   ============================================================================


   The significant components of deferred income tax assets and liabilities as at December 31, 2009 and 2008 are as follows:

                                                   December 31,     December 31,
                                                       2009             2008
                                                         $               $
                                                   -----------------------------
                                                   -----------------------------


   Net operating loss carryforward                  4,482,333       3,700,292
   Intangible assets                                   35,243          32,268

   Valuation allowance                             (4,517,576)     (3,732,560)
   -----------------------------------------------------------------------------
   Net deferred income tax asset                              -              -
   ============================================================================

15.   SUBSEQUENT EVENTS

a) In January 2010, the Company entered into an Underwriting Agreement with Paulson Investment Company ("Paulson"), as representative of the two underwriters named therein. Pursuant to the terms of such Underwriting Agreement, Paulson agreed to underwrite the offer and sale by the Company of 1,200,000 units, each consisting of 70 shares of the Company's common stock and 70 redeemable common stock purchase warrants. In addition, the Company issued the underwriters a 45-day option to purchase an additional 92,280 units to cover over-allotments. The underwriters agreed to offer the units to the public at $5.00 per unit. As compensation for the services to be provided to the underwriters in connection with the offering of the units, the Company agreed to a 9% underwriting discount for $581,526 in cash. In addition, the Company agreed to pay $180,000 to Paulson for the non-accountable expense allowance, and issue "Representative's Warrant", which allows the underwriters to purchase up to 120,000 units at $6.00 per unit for a term of five years. The offer and sale of all of the units, including the units covered by the over-allotment option and the Representative's Warrant, all of the shares and warrants included in the units as well as the Representative's Warrant are covered by a registration statement on Form S-1 filed by the Company under the Securities Act of 1933, as amended, which was declared effective by the Securities and Exchange Commission on January 19, 2010. Pursuant to the Form S-1, the Company issued a total of 90,459,600 shares and 90,459,600 warrants subsequent to year end.

b) In February 2010, the Company issued 800,000 restricted common shares for consulting services.

c) In February 2010, the Company issued 200,000 shares to a vendor to settle payment for services of $14,000.

d) In February 2010, a total of 920,000 stock options were exercised at $0.001 per share.

e) In February 2010, the Company issued 347,727 shares of common stock pursuant to the exercise of 1,275,000 warrants by a note holder. This exercise was based on the cashless exercise provision of the stock purchase warrant.

f) In February 2010, the Company issued 357,143 shares to a legal counsel for services provided.

                                 BIOCUREX, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


                                 March 31, 2010


                                      INDEX



Consolidated Balance Sheets                                                 F-1

Consolidated Statements of Operations                                       F-2

Consolidated Statements of Cash Flows                                       F-3

Notes to the Consolidated Financial Statements                              F-4

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                           (Expressed in U.S. dollars)

                                                    March 31,       December 31,
                                                       2010             2009
                                                        $                $
                                                   (unaudited)
ASSETS

Current Assets

    Cash                                             3,118,725          126,605
    Prepaid expenses and other                          29,316            8,380
                                                   ------------     ------------
Total Current Assets                                 3,148,041          134,985

Debt issue Costs (Note 4 (b) and 6 (b))                 67,134          143,927

Deferred financing costs                                     -          689,862

Patents (Note 3)                                       476,662          471,464
                                                   ------------     ------------
Total Assets                                         3,691,837        1,440,238
                                                   ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

    Accounts payable                                   172,694          595,426
    Accrued liabilities                                363,054          462,159
    Loans payable (Note 4 (a))                               -          280,189
    Due to related parties (Note 5)                    444,585          594,107
    Convertible notes payable (Note 6 (a))              33,885           33,885
                                                   ------------     ------------
                                                     1,014,218        1,965,766
                                                   ------------     ------------
Loans payable (Note 4 (b))                              69,619           62,707
Convertible debt (Note 6 (b))                          462,550        1,411,801
                                                   ------------     ------------
Total Liabilities                                    1,546,387        3,440,274
                                                   ------------     ------------

Commitments and Contingencies (Notes 1 and 12)

Subsequent Event (Note 13)

Stockholders' Equity (Deficit)
 Common stock
  Authorized: 450,000,000 shares, par value $0.001
  Issued and outstanding: 166,146,675
   (December 31, 2009 - 73,062,205)                    166,147           73,061
  Additional paid-in capital                        23,183,220       17,476,322
  Common stock subscribed                                  284                -
  Accumulated deficit                                 (114,175)        (114,175)
  Deficit accumulated during the development stage (21,090,026)     (19,435,244)
                                                   ------------     ------------
Stockholders' Equity (Deficit)                       2,145,450       (2,000,036)
                                                   ------------     ------------
Total Liabilities and Stockholders'
 Equity (Deficit)                                    3,691,837        1,440,238
                                                   ============     ============


The accompanying notes are an integral part of these consolidated financial statements

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           (Expressed in U.S. dollars)
                                   (unaudited)


                                                                         Accumulated During the
                                                  Three Months Ended       Development Stage
                                                      March 31,             January 1, 2001
                                                  2010          2009       to March 31, 2010
                                                   $              $                 $
                                                  ----          ----       ------------------

Revenue                                               -              -         1,464,456
                                           -------------  -------------     -------------
Operating Expenses
 Amortization                                    10,691          9,822           235,231
 General and administrative
  (Notes 5(a) & 8)                              944,505        295,909         7,041,981
 Professional and consulting fees               101,569         59,259         5,251,086
 Research and development (Note 5(a))           116,253        128,637         4,361,086
                                           -------------  -------------     -------------
Total Operating Expenses                      1,173,018        493,627        16,889,384
                                           -------------  -------------     -------------
Loss From Operations                         (1,173,018)      (493,627)      (15,424,928)
                                           -------------  -------------     -------------
Other Income (Expense)
 Accretion of discounts on debt                (414,172)       (29,542)       (3,680,055)
 Amortization of debt issue costs               (76,793)       (53,608)         (768,024)
 Gain (loss) on extinguishments of
  convertible debt                                    -              -            96,626
 Gain (loss) sale of equity
  investment securities                               -              -           147,991
 Gain on settlement of accounts
  payable                                        44,655              -           102,937
 Interest expense                               (21,958)       (34,837)       (1,768,408)
 Interest income                                      -              -           383,679
 Loss on impairment interest of
  patent cost                                         -              -           (67,620)
 Loss on issuance of shares                     (13,496)       (18,757)         (112,224)
                                           -------------  -------------     -------------
Total Other Expense                            (481,764)      (136,744)       (5,665,098)
                                           -------------  -------------     -------------
Net Loss for the Period                      (1,654,782)      (630,371)      (21,090,026)

Other Comprehensive Loss
 Unrealized loss on investment securities             -        (11,803)                -
                                           -------------  -------------     -------------
Total Comprehensive Loss                     (1,654,782)      (642,174)      (21,090,026)
                                           -------------  -------------     -------------
Net Loss Per Share - Basic and Diluted            (0.01)         (0.01)
                                           -------------  -------------
Weighted Average Shares Outstanding         136,775,000     44,438,500
                                           =============  =============


The accompanying notes are an integral part of these consolidated financial statements

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Expressed in U.S. dollars)
                                   (unaudited)


                                                                       Accumulated During
                                                Three Months Ended    The Development Stage
                                                      March 31,          January 1, 2001
                                                2010           2009     to March 31, 2010
                                            -----------------------------------------------
                                                  $             $               $
Operating Activities:
Net loss for the period                      (1,654,782)    (630,371)      (21,090,026)

Adjustments to reconcile net loss to
 net cash used in operating activities:
  Accretion of discounts on debt                414,172       29,542         3,680,055
  Allowance for uncollectible
   notes receivable                                   -            -            98,129
  Amortization                                   10,691        9,822           235,231
  Amortization of debt issue costs               76,793       53,609           768,024
  Loss (gain) on extinguishments
   of debt                                            -            -           (96,626)
  Loss (gain) on sale of
   investment securities                              -            -          (253,065)
  Loss from impairment of patents                     -            -            67,620
  Gain on settlement of accounts
   payable                                      (44,655)           -           (44,655)
  Loss on issuance of shares                     13,496       18,757           112,224
  Stock-based compensation                      802,901      314,611         6,865,438
Changes in operating assets and liabilities:
  Notes and interest receivable                       -            -            (6,296)
  Prepaid expenses and other                    (20,936)      70,690             6,379
  Accounts payable & accrued
   liabilities                                 (409,677)      83,772         1,702,025
  (Decrease) in related party                  (149,522)           -           (41,545)
  Deferred revenue                                    -            -          (162,000)
  Subscriptions receivable                            -            -          (100,682)
                                            ------------  -----------     -------------
Net Cash Used in Operating Activities          (961,519)     (49,568)       (8,259,770)
                                            ------------  -----------     -------------
Investing Activities:
  Net Proceeds from notes receivable                  -            -             1,171
  Patent costs                                  (15,889)     (10,005)         (575,044)
  Proceeds from sale of investment
   securities                                         -            -           451,123

                                            ------------  -----------     -------------
Net Cash Used in Investing Activities           (15,889)     (10,005)         (122,750)
                                            ------------  -----------     -------------
Financing Activities:
  Due to related parties                              -            -           552,281
  Proceeds from loans payable                         -       50,000           575,000
  Repayment on loans payable                   (450,000)           -          (450,000)
  Proceeds from convertible debt                      -            -         3,639,743
  Repayment on convertible debt              (1,186,700)           -        (2,400,951)
  Deferred financing costs                      (94,850)           -          (769,486)
  Debt issue costs                                    -            -           (89,444)
  Proceeds from shares issued of
   common stock and share
   subscriptions received                     6,461,400       40,000         9,962,872
  Proceeds from the exercise of
   stock options and warrants                     1,204            -         1,147,728
  Share issuance costs                         (761,526)           -          (909,049)
                                            ------------  -----------     -------------
Net Cash Provided by Financing
 Activities                                   3,969,528       90,000        11,258,694
                                            ------------  -----------     -------------
Net Increase in Cash                          2,992,120       30,427         2,876,174

Cash - Beginning of period                      126,605       45,625           242,551
                                            ------------  -----------     -------------
Cash - End of period                          3,118,725       76,052         3,118,725
                                            ------------  -----------     -------------
Non-cash Investing and Financing
Activities:
  Share issued to settle debt                    81,000       43,070         1,063,681
  Units issued as share issuance costs          939,771            -           939,771
                                            ------------  -----------     -------------
  Note payable converted into
   common shares                                      -            -         1,594,021
                                            ------------  -----------     -------------
Supplemental Disclosures:
  Interest paid                                  21,880            -           663,467
  Income taxes                                        -            -                 -
                                            ============  ===========     =============

The accompanying notes are an integral part of these consolidated financial statements

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

   BioCurex, Inc. (the "Company") was incorporated on December 8, 1997, under the laws of the State of Texas. During the first quarter of 2001, the Company ceased its business activities relating to the acquisition and sale of thoroughbred racehorses when a change of majority control occurred. On February 21, 2001, the Company acquired intellectual properties and patents relating to cancer diagnostics and therapeutics. The Company is now in the business of developing, producing, marketing and licensing cancer diagnostic kits and is currently considered a development stage enterprise as defined by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities. On October 31, 2008, the Company incorporated BioCurex China Co., Ltd. ("Biocurex China"), a wholly-owned subsidiary in China.

   The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient cash nor does it have an established source of revenue to cover its ongoing costs of operations. As at March 31, 2010, the Company has a working capital of $2,133,823 and has accumulated losses of $21,090,026 since the inception of the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

   These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Biocurex China. The Company's fiscal year-end is December 31.

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. The Company regularly evaluates estimates and assumptions related to valuation of notes receivable, valuation of patent costs, stock-based compensation, financial instrument valuations, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Use of Estimates (continued)

   and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

   Interim Financial Statements

   The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Securities and Exchange Commission ("SEC") Form 10-Q.

   They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed on April 1, 2010 with the SEC.

   The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company's financial position as at March 31, 2010, and the results of its operations and cash flows for the three months ended March 31, 2010 and 2009. The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results to be expected for future quarters or the full year.

   Cash and Cash Equivalents

   The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

   Registration Payment Arrangements

   The Company accounts for registration rights arrangements and related liquidated damages provisions under FASB ASC 815-40, Derivatives and Hedging
   - Contracts in Entity's own Entity, which addresses an issuer's accounting for registration payment arrangements. ASC 815-40 defines a registration payment arrangement as an arrangement where the issuer i) will endeavor to file a registration statement for the resale of financial instruments, have the registration statement declared effective, or maintain its effectiveness and ii) transfer consideration to the counterparty if the registration statement is not declared effective or its effectiveness is not maintained.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Registration Payment Arrangements (continued)

   ASC 815-40 requires the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, to be separately recognized and measured in accordance with ASC 450, Contingencies. As at March 31, 2010, the Company has no liabilities related to its registration statement.

   Research and Development Costs

   Research and development costs are charged to operations as incurred.

   Foreign Currency Translation

   The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars and Chinese Renminbi.

   Revenue Recognition

   The Company recognizes revenue in accordance with ASC 605 Revenue Recognition, Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and ~ollectability is reasonably assured. The Company's revenue consists of license fees related to the licensing of its RECAF(TM) technology.

   Long-lived Assets

   In accordance with ASC 360, Property Plant and Equipment , the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Long-lived Assets (continued)

   Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

   Fair Value of Financial Instruments

   The Company's financial instruments, which consist principally of cash, accounts payable, loans payable, convertible notes payable, convertible debt and amounts due to related parties, are valued in accordance with ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, See Note 11.

   Income Taxes

   The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

   Stock-based Compensation

   The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation, and ASC 505-50, Equity-Based Payments to Non-Employees using the fair value method.

   All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Basic and Diluted Net Loss per Share

   The Company computes net loss per share in accordance with ASC 260 Earnings Per Share which requires presentation of basic earnings per share and diluted earnings per share. The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share gives effect to all potentially dilutive common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. As of March 31, 2010 and 2009, the Company had approximately 159,712,000 and 19,298,000 respectively, of potentially dilutive securities, including options, warrants and equity instruments related to convertible notes payable and convertible debt.

   Recent Accounting Pronouncements

   The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

   Reclassifications

   Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

3. PATENTS

    Patents relate to developing the method for diagnostic and treatment of cancer using a new cancer marker called "RECAF." These patents are presently registered in 23 countries with ongoing registrations currently being conducted. Patents are recorded at cost and have a definite life. Once the Company receives patent approval, amortization is calculated using the straight-line method over the remaining life of the patents. As of March 31, 2010, the Company had received patent approvals from five countries. Additions made after March 31, 2010 will have a remaining life of approximately 5 years. The Company intends to apply for extensions in the near future.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


3. PATENTS (continued)

   A schedule of the patents is as follows:

                                                        March 31,   December 31,
                                                          2010          2009
                                                        --------    ------------
                                                           $             $

   Patents                                              703,142        696,003
   Less:
     Accumulated amortization                          (226,480)      (224,539)
   ----------------------------------------------------------------------------
   Net Carrying Value                                   476,662        471,464
   ============================================================================

   Amortization expense totaled $10,691 and $9,822 for the three months ended March 31, 2010 and 2009, respectively.

   The estimated future amortization expense is as follows:

                                     $

                  2010             32,075
                  2011             42,765
                  2012             42,765
                  2013             42,765
                  2014             42,765
                  Thereafter      273,527
                               -----------
                                  476,662
                               ===========

4. LOANS PAYABLE

a) On September 10, 2009, the Company completed a private placement financing in which it sold units consisting of 17 promissory notes in the aggregate principal amount of $450,000 and 6,428,578 shares of its common stock for an aggregate purchase price of $450,000.

      The promissory notes bear interest at a rate of 10% per annum. Both interest and principal are payable on August 31, 2010. However, if the Company sells any capital stock and receives gross proceeds of at least $3 million from such sale prior to August 31, 2010, it must prepay the principal under the notes from such proceeds.

      The aggregate purchase price for the units was allocated equally between the notes and shares contained in each Unit based on their relative fair value. The relative fair value assigned to the shares totaled $225,000. These amounts were recorded as a notes discount

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


4. LOANS PAYABLE (continued)

      and will be amortized as interest expense over the term of the promissory notes.

      In February 2010, the Company repaid principal of $450,000 and interest of $16,890. As of the period ended of March 31, 2010, the Company recorded $169,811 (2008 - $Nil) of accretion expense related to these promissory notes.

b) On September 21, 2009, the Company completed a private placement financing in which it sold units consisting of three promissory notes in the aggregate principal amount of $125,000 and 1,785,715 shares of its common stock for an aggregate purchase price of $125,000.

      The promissory notes bear interest at a rate of 10% per annum. Both interest and principal are payable on January 31, 2013.

      The aggregate purchase price for the units was allocated equally between the notes and shares contained in each Unit based on their relative fair value. The relative fair value assigned to the shares totaled $62,500. These amounts were recorded as a notes discount and will be amortized as interest expense over the term of the promissory notes.

      During the three months ended of March 31, 2010, the Company paid interest in the amount of $3,082 (2009 - $ nil) and recorded of $6,912 as the accretion expense related to these promissory notes. As at March 31, 2010, the carring value of these notes was $69,619 (December 31, 2009 - $62,707).

      The Company incurred $118,612 in debt issue costs for the promissory notes described in Note 4(a) and (b). The debt issue costs are being expensed over the term of the promissory notes.

      During the three month ended March 31, 2010, the Company expensed $71,559 (2009 - $nil) of the debt issue costs related to these promissory notes, the balance of debt issue costs was $8,641 (December 31, 2009 - $80,200).

5. RELATED PARTY BALANCE AND TRANSACTIONS
                                                        March 31,   December 31,
                                                          2010          2009
                                                        --------    ------------
   Due to Pacific BioSciences Research Centre Inc.
    and Company's President (a)                         $415,655     $526,827
   Due to Company's Chairman (b)                          24,000       62,350
   Due to former officer (c)                               4,930        4,930
                                                       ----------   ----------
                                                        $444,585     $594,107
                                                       ==========   ==========

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

5.    RELATED PARTY BALANCE AND TRANSACTIONS (continued)

a) The Company's research and development is performed by Pacific BioSciences Research Centre ("Pacific"). Pacific is 100% owned by the President of the Company. During the three months ended March 31, 2010 and 2009, Pacific performed research and development for the Company valued at $96,332 and $128,437, respectively.

      Pacific also provided administrative services during the three months ended March 31, 2010 and 2009, valued at $53,457 and $41,541, respectively. During the three months ended March 31, 2010, and 2009, Pacific charged interest of $2,345 and $2,631, respectively, calculated at bank prime rate on the monthly balance owed. As at March 31, 2010 and December 31, 2009, the amount due to Pacific of $403,181 and $479,129, respectively, is unsecured and due on demand.

      On September 15, 2009, the Company made an agreement with the Company's President to provide management services for a fee of $250,000 per annum. During three months ended March 31, 2010, the Company incurred $62,500 (2009 - $nil) for the management services of which $12,474 remains unpaid balance as of March 31, 2010 (2009 - $nil).

b) On September 15, 2009, the Company made an agreement with the Company's Chairman to provide management services for a fee of $100,000 per annum based on 40 hours per month. During the three months ended March 31, 2010, the Company incurred $32,333 of which $24,000 remains unpaid as of March 31, 2010 (2009: $nil).

c) The balance includes $4,930 owing to a former officer which is unsecured, non-interest bearing and due on demand.

d) During the three months ended March 31, 2010, the Company granted 28,500,000 (2009 - 2,263,157) stock options to five directors and one officer at a market exercise price of $0.0714 per share (see note 8).

6.    CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE DEBT

a) The Company received funds during 2003 from the issuance of ten convertible notes totaling $529,743, bearing interest at 5% and due on demand. Under the convertibility terms of the notes payable, the principal, plus accrued interest, can be converted immediately, at the option of the holder, either in whole, or in part, into fully paid common shares of the Company. The conversion price per share is equal to the lesser of the stated price (ranging between $0.05 and $0.23) or 75% of the average closing bid prices for the five trading days ending on the trading day immediately before the date of the conversion. In conjunction with the issuance of the notes, the Company issued 2,434,088 warrants to the note holders entitling them to purchase 2,434,088 shares of common stock at exercise prices between $0.08 and $0.38. The warrants expired two years after the issuance date.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

6.    CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE DEBT (continued)

      In accordance with ASC 470-20, Debt - Debt with Conversion and Other Options, the proceeds were allocated between the debt and warrants based on their relative fair values. The value assigned to the warrants totaled $274,601 and was expensed immediately due to the notes being due on demand. In addition to the shares to be received upon conversion, the note holder will also receive an equal number of warrants to purchase shares at 110% of the conversion price amount.

      The beneficial conversion feature was calculated under ASC 470-20, and equaled $255,142. Due to the notes being due on demand, the discount was expensed in fiscal 2003.

      One of the notes payable in the amount of $53,000 was repaid in April 2003. A gain of $33,584 was recorded on the date of repurchase of the convertible debenture as determined through the calculation of the intrinsic value of the beneficial conversion feature on the date of extinguishment.

      Prior to December 31, 2006, notes in the amount of $281,915 were converted into 2,123,634 units consisting of one share and one share purchase warrant. In accordance with ASC 470-20, the Company recognized $132,989 for the intrinsic values of the embedded conversion options.

      In August 2009, four notes in the amount of $160,945 were converted into 2,204,730 units, consisting of one common share at $0.073 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.08 per share expiring on August 26, 2014. In accordance with ASC 470-20, the Company recognized $71,389 for the intrinsic value of the embedded conversion option.

      At March 31, 2010, one $33,885 (December 31, 2009 - $33,885) convertible note remains outstanding.

b) On July 7, 2007, the Company received proceeds of $3,000,000 from the issuance of convertible notes (the "Notes"), plus share purchase warrants, to two private investors. The share purchase warrants allow the holders to purchase up to 3,500,000 shares of the Company's common stock at a price of $0.60 per share expiring September 25, 2012. The Notes bear interest annually at a rate of prime (as adjusted monthly on the first business day of each month) plus 2.75% per year. The Notes are due and payable on June 25, 2010 and are secured by substantially all of the Company's assets. Interest is payable monthly with the first interest payment due on August 1, 2007.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

6.    CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE DEBT (continued)

      Beginning on November 1, 2007, the Company was required to make monthly payments of $100,000 towards the principal amount of the Notes. If the Company fails to make any interest or principal payment when due, the Notes will become immediately due and payable. At the holders' option the Notes were convertible into shares of the Company's common stock at a conversion price of $0.60 per share. The Company may elect to pay the monthly redemption amounts and accrued interest with shares of its common stock, which will be determined by dividing the amount to be paid by the lesser of the conversion price then in effect or 80% of the weighted average price of the Company's common stock for the ten trading days preceding the payment date.

      In order to make principal or interest payments with shares of its common stock certain conditions must be met, including the condition that the number of shares to be issued in payment of principal or interest cannot exceed 25% of the total shares traded for the ten trading days prior to the payment date. The Company agreed to file a Form SB-2 Registration Statement ("SB-2") with the U.S. Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Notes or the exercise of the share purchase warrants may be resold in the public market. The Company was required to file the SB-2 no later than July 30, 2007 (filed), to cause the SB-2 to become effective by November 26, 2007, and to keep the SB-2 continuously effective until the shares covered by the SB-2 have been sold or can be sold pursuant to Rule 144(k).

      In the event the closing price of the Company's common stock is $1.20 or greater for ten consecutive trading days, the holders will be required to exercise the 3,500,000 share purchase warrants within ten days notice by the Company. Following the exercise of the share purchase warrants, the Company will issue to the holders 3,500,000 new share purchase warrants, which will entitle the holders to purchase 1,750,000 shares of common stock. Two share purchase warrants will be exercisable at a price of $1.20 per share at any time prior to the later of June 25, 2012 or three years from the date the new share purchase warrants are issued.

      In accordance with ASC 470-20, the proceeds were allocated between the debt and warrants based on their relative fair values. The relative fair value assigned to the share purchase warrants totaled $1,426,381 and was determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 4.76%; expected life of five years; expected volatility of 176%; and no expected dividends. These amounts were recorded as a debt discount and will be amortized as interest expense over the term of the convertible debentures. The effective interest rate at December 31, 2008 is 406%. For the year ended December 31, 2008, the Company recorded $976,064 (2007 - $791,092) of accretion expense related to the convertible debt.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


6. CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE DEBT (continued)

      On August 18, 2008, the Company agreed to re-price the 3,500,000 share purchase warrants to an exercise price of $0.25 per share. In accordance with ASC 718, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental interest expense is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The Company recognized an incremental interest expense of $192,264 for these modified purchase warrants.

      On November 26, 2008, the Company received notification from the note holders which modified the terms of the Notes. Pursuant to the notification the interest and principal payments payable in December 2008 and all subsequent principal and interest payments were deferred until May 1, 2009. In addition the principal amount outstanding was increased by $255,000 to $1,955,000.

      In accordance with ASC 470-60 Debt - Troubled Debt Restructurings by Debtors the Company determined that the creditor did not grant a concession even though the payments were deferred as the total amount owing by the Company was increased. As at November 26, 2008, prior to the modification of the convertible notes, the carrying value of the convertible notes was $613,738. The remaining unaccredited discount of $304,467 related to the convertible notes was charged to operations in the year ended of 2008.

      In accordance with ASC 470-20, the Company determined there was no beneficial conversion feature on the modified convertible notes. The Company recorded a discount of $130,298 which was equal to the difference of the face value of the new note and the present value of the revised cash flows. The effective interest rate of the new notes was 6.56%.

      The Company incurred $717,668 in debt issue costs for these convertible notes. The debt issue costs will be expensed over the term of the convertible notes. During the three month period ended March 31, 2010, the Company expensed $42,233 (2009 - $53,608) of the debt issue costs related to the convertible notes.

      On May 1, 2009, as a result of the Company defaulting on paying interest and principal repayment, the Company expensed the remaining discount of $69,412 and deferred financing fees of $214,434 relating to the notes. On June 4, 2009, the Company repaid $36,250 to the debt holders and the amount was applied to the principal.

      As a result of the default on repayment, the Company accrued a mandatory prepayment amount of $479,688 at 25% of the outstanding principal, interest in the amount of $232,324 at 18% retroactive from November 1, 2008 and late fee of $12,009 at 18% on the unpaid interest.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


6. CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE DEBT (continued)

      PersonNameThe Company entered into a loan modification agreement, dated as of August 31, 2009, with the debt holders. Pursuant to the agreement, the mandatory prepayment amount and late interest were waived and the terms of the notes were amended as follows:

     - The maturity date of the notes was extended to December 31, 2012 and no principal payments are due on the notes prior to the maturity date.

     - All interest due on the notes through June 30, 2009 was added to the outstanding principal balance and as a result the aggregate principal amount of the notes at June 30, 2009 was $2,150,000.

     - The interest rate on the notes remains at prime (as adjusted monthly) plus 2.75% per annum and accrued from July 1, 2009 and is payable in arrears on the first day of each month

     -    The conversion price was reset at $0.14 per share.

      The present value of the cash flows under the terms of the July 1, 2009 debt instrument was greater than 10% different from the November 26, 2008 debt instrument. As a result, in accordance with ASC 470-50 Debt - Modifications and Extinguishments, the Company deemed the terms of the amendment to be substantially different and treated the November 26, 2008 convertible notes as extinguished and exchanged for new convertible notes. The Company recorded a gain on extinguishment of debt of $969,538.

      In accordance with ASC 470-20, the Company determined there was no intrinsic value to the conversion feature and thus no beneficial conversion feature. The Company recorded a discount of $476,757 which equals to the difference of the face value of the new note and the present value of the revised cash flows.

      During the year ended December 31, 2009, the debt holders converted $400,000 of note principal into 2,912,088 shares at $0.14 per share. The Company recorded interest expense of $81,455 related to the amounts converted which is included in accretion expense based on the modified convertible loan agreement.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


6. CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE DEBT (continued)

      For the year ended December 31, 2009, the Company recorded $129,642 (2008
      - $976,064) of accretion expense related to the original convertible debt, and $138,558 of accretion expense based on the modified convertible loan agreement entered into on August 31, 2009. During the three months ended March 31, 2010, the Company repaid $1,186,700 of the outstanding notes.

      For the three months ended March 31, 2010, the Company recorded $237,449(2009 - $29,542) of accretion expense related to the modified convertible loan agreement entered into an August 31, 2009. The unamortized discount as at March 31, 2010 is $100,750 (December 31, 2009 - $338,212). The effective interest rate of remaining convertible notes at March 31, 2010 is 7.21%

7. COMMON STOCK

   For the three months ended March 31, 2010:

     a) In January 2010, the Company entered into an Underwriting Agreement with Paulson Investment Company ("Paulson"), as representative of the two underwriters named therein. Pursuant to the terms of such Underwriting Agreement, Paulson agreed to underwrite the offer and sale by the Company of 1,200,000 units, each consisting of 70 shares of the Company's common stock and 70 redeemable common stock purchase warrants. Each warrant allows the holder to purchase one common share of the Company for $0.107 per share for a term expiring on January 15, 2015. In addition, the Company issued the underwriters a 45-day option to purchase an additional 92,280 units to cover over-allotments. The underwriters agreed to offer the units to the public at $5.00 per unit. As compensation for the services to be provided to the underwriters in connection with the offering of the units, the Company agreed to a 9% underwriting discount for $581,526 in cash. In addition, the Company agreed to pay $180,000 to Paulson for the non-accountable expense allowance, and issue "Representative's Warrant", with an estimated fair value of $939,771 which allows the underwriters to purchase up to 120,000 units at $6.00 per unit for a term of five years from January 19, 2011 (see note 10). The offer and sale of all of the units, including the units covered by the over-allotment option and the Representative's Warrant, all of the shares and warrants included in the units as well as the Representative's Warrant are covered by a registration statement on Form S-1 filed by the Company under the Securities Act of 1933, as amended, which was declared effective by the Securities and Exchange Commission on January 19, 2010. Pursuant to the Form S-1, the Company issued a total of 90,459,600 shares and 90,459,600 warrants on January 28, 2010.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

7.    COMMON STOCK (continued)

     b) In February 2010, the Company issued 800,000 shares of common stock with a fair value of $56,000 for consulting services.

     c) In February 2010, the Company issued 200,000 shares of common stock to a vendor to settle $14,000 of services owed.

     d) In February 2010, a total of 920,000 stock options were exercised at $0.001 per share.

     e) In February 2010, the Company issued 347,727 shares of common stock pursuant to the cashless exercise of 1,275,000 warrants by a note holder. This exercise was based on the cashless exercise provision of the stock purchase warrant

     f) In February 2010, the Company issued 357,143 shares of common stock with a fair value of $25,000 for legal services provided.

     g) In March 2010, the Company received $284 for share subscription from 284,000 stock options exercised at $0.001 per share.


8.    STOCK-BASED COMPENSATION

   Stock Bonus Plan

   Under the Company's Stock Bonus Plan, employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided that bona fide services are rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. On April 23, 2009, the Company increased the number of shares issuable pursuant to this plan from 5,500,000 shares to 10,500,000 shares with 1,249,132 common shares available for future issuance as of March 31, 2010.

   Non-Qualified Stock Option Plan

   The Company's Non-Qualified Stock Option Plan authorizes the issuance of common shares to persons that exercise stock options granted. The Company's employees, directors, officers, consultants and advisors are eligible to be granted stock options pursuant to this plan, provided that bona fide services are rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The stock option exercise price is determined by a committee and cannot be less than $0.001.

   On April 23, 2009, the Company increased the number of shares issuable pursuant to this plan from 12,500,000 shares to 17,500,000 shares with 3,870,666 common shares available for future issuance as of March 31, 2010.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


8. STOCK-BASED COMPENSATION (continued)

   Non-Qualified Stock Option Plan (continued)

   During the three months ended March 31, 2010, there were no stock options granted pursuant to this plan, for the period ended of March 31, 2009, the Company granted 2,263,157 stock options from this plan at a fair value of $212,822 to two directors at a below market exercise price of $0.001 per share.

   A summary of the changes in the Company's stock options is presented below:

                                               Weighted    Weighted
                                                Average    Average     Aggregate
                                               Exercise    Remaining   Intrinsic
                                   Number of     Price    Contractual    Value
                                      Shares       $      Life (Years)      $
   -----------------------------------------------------------------------------

   Outstanding, December 31, 2008   3,890,000     0.001       2.99      774,110

     Granted                        3,717,057     0.001
     Exercised                     (1,620,000)    0.001
   -----------------------------------------------------------------------------

   Outstanding, December 31, 2009   5,987,057     0.001       1.65      652,589

     Granted                       28,500,000     0.071
     Exercised                     (1,204,000)    0.001
   -----------------------------------------------------------------------------

   Outstanding, March 31, 2010     33,283,057     0.061       8.71      349,627
   -----------------------------------------------------------------------------
   Exercisable, March 31, 2010      4,783,057     0.001       2.13      349,627
   -----------------------------------------------------------------------------

   During the three months ended March 31, 2010, the Company granted 28,500,000 stock options at a fair value of $1,994,903 to five directors and one officer at a market exercise price of $0.0714 per share. Holders of the management stock options may exercise the options by paying the exercise price to the Company or on a cashless basis upon the approval of the Company's board of directors. Should the options be exercised on a cashless basis, the Company will issue common shares of the Company with a market value equal to the intrinsic value of the options at the close of trading on the date of exercise. The management stock options were not issued under the Company's Non-Qualified Stock Option Plan and as at May 14, 2010, have not been registered under the Securities Act of 1933. Accordingly, any shares issuable upon the exercise of these options will be restricted securities unless the shares are registered.

   The fair value for stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the period ended March 31, 2010 and 2009 was $0.07 and $0.10 per share (under non-qualified stock options plan), respectively.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


8. STOCK-BASED COMPENSATION (continued)

   The weighted average assumptions used are as follows:

                                                           Three Months Ended
                                                          March 31,   March 31,
                                                            2010         2009
                                                          ---------   ---------

      Expected dividend yield                                   0%          0%
      Risk-free interest rate                                 3.7%       1.05%
      Expected volatility                                     255%        123%
      Expected option life (in years)                       10.00        2.00

   As at March 31, 2010, there was $1,276,293 of unrecognized compensation costs related to non-vested share-based compensation arrangements granted which are expected to be recognized over a weighted-average period of two years. The total fair value of shares vested during the period ended March 31, 2010 and 2009 were $765,525 and $212,822, respectively.


 9.SHARE PURCHASE WARRANTS

   A summary of the status of the Company's non-vested options as of March 31, 2010, and changes during the period of March 31, 2010, is presented below:

                                                             Weighted Average
                                                               Grant Date
                                                Number of      Fair Value
       Non-vested shares                         Options            $

       Non-vested at December 31,               1,453,900          0.001
       2009

       Granted                                 28,500,000         0.0714
       Vested                                  (1,453,900)         0.001
      ------------------------------------------------------------------------
       Non-vested at March 31, 2010            28,500,000         0.0714
      ------------------------------------------------------------------------

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


 9.SHARE PURCHASE WARRANTS (continued)

   A summary of the changes in the Company's share purchase warrants is presented below:

                                           Number          Weighted Average
                                                            Exercise Price
                                                                   $
      -------------------------------------------------------------------------
      Balance, December 31, 2008          11,774,962             0.35

      Issued                               7,812,422             0.10
      Exercised                             (450,000)           0.001
      Expired                             (2,184,573)            0.77
      -------------------------------------------------------------------------
      Balance, December 31, 2009          16,952,811             0.14

      Issued                              90,459,600            0.107
      Exercised                           (1,275,000)            0.08
      Expired                               (955,800)            0.17
      -------------------------------------------------------------------------
      Balance, March 31, 2010            105,181,611             0.14
      -------------------------------------------------------------------------

   In January 2010, the Company modified the exercise price of 3,500,000 shares purchase warrants issued with the convertible debt described in Note 6 (b) from $0.25 to $0.135, in accordance with the adjustment provisions contained in the agreement. In accordance with ASC 718, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental compensation cost is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The Company recognized an incremental compensation cost of $23,376 for these modified share purchase warrants.

   As at March 31, 2010, the following share purchase warrants were outstanding:

      Warrants        Exercise   Expiration Date
                       Price
                         $
      --------------------------------------------

      115,000           0.65      May 1, 2010
      133,500           0.30      November 30, 2010
      199,311           0.17      November 11, 2010
      233,092           0.06      July 7, 2011
      252,278           0.05      December 31, 2011 (1)

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

 9.SHARE PURCHASE WARRANTS (continued)

      307,692           0.17      February 2, 2011
      343,833           0.20      July 7, 2011
      400,000           0.11      August 18, 2011
      500,000           0.11      August 17, 2011
      500,000           0.11      September 3, 2011
      541,666           0.12      October 31, 2010
      590,909           0.12      July 19, 2011
      900,000           0.11      April 5, 2011
    1,000,000           0.11      June 15, 2011
    1,000,000           0.25      April 30, 2012
    2,000,000           0.11      April 1, 2012
    2,204,730           0.08      August 26, 2014
    3,500,000           0.135     June 27, 2012
   90,459,600           0.107     January 19, 2015 (2)
 ------------


(1)The warrants can be exercised by either paying cash or on a cashless basis.

(2)The public warrants are exercisable at any time before January 19, 2015. The Company may redeem some or all of the public warrants at a price of $0.003 per warrant by giving the holders not less than 30 days' notice at any time the common stock closes, as quoted on the OTC Bulletin Board, at or above
     0.143 per share for five consecutive trading days.

10. UNIT PURCHASE WARRANTS

   On January 28, 2010, the Company issued a warrant in conjunction with the Underwriting Agreement described in Note 7(a). The warrant had an estimated fair value of $939,771 and it allows the underwriters to purchase up to 120,000 units at $6.00 per unit for a term of five years from January 19, 2015. Each unit consists of 70 shares of common stock and 70 warrants to purchase shares of the Company's common stock at an exercise price of $0.107 per share.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


11.   FAIR VALUE MEASUREMENTS

   ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

   Fair Value Hierarchy

   ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 establishes three levels of inputs that may be used to measure fair value.

      Level 1

      Level 1 applies to assets and liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.
      Level 2

      Level 2 applies to assets and liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

      Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance:

      Determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced. Determining whether a market is considered active requires management judgment.

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)


11.   FAIR VALUE MEASUREMENTS (continued)

      Level 3

      Level 3 applies to assets and liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

   Pursuant to ASC 825, the fair value of the cash is determined based on "Level 1" inputs. Loans payable, convertible notes payable and convertible debt are valued based on "Level 2" inputs, using model in which significant inputs are observable or can be derived principally from, or collaborated by observable market data.

   Assets and liabilities measured at fair value on a recurring basis were presented on the Company's consolidated balance sheet as of March 31, 2010 as follows:

                                                Fair Value Measurements Using
                              ----------------------------------------------------------------
                              Quoted Prices in     Significant
                               Active Markets         Other       Significant
                               For Identical       Observable    Unobservable    Balance as of
                                Instruments           Inputs        Inputs         March 31,
                                 (Level 1)          (Level 2)      (Level 3)         2010
                              ----------------------------------------------------------------
   Assets:
   Cash                        $ 3,118,725         $        -     $         -    $ 3,118,725
                              ----------------------------------------------------------------
   Total assets measured at
   fair value                  $ 3,118,725         $        -     $         -    $ 3,118,725
                              ----------------------------------------------------------------
   Liabilities:
   Loans payable               $         -         $   69,619     $         -    $    69,619
   Convertible notes payable             -             33,885               -         33,885
   Convertible notes                     -            462,550               -        462,550
                              ----------------------------------------------------------------
   Total liabilities measured
   at fair value               $         -         $  566,054     $         -    $   566,054
                              ----------------------------------------------------------------

                                 BIOCUREX, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                   THREE MONTHS ENDED MARCH 31, 2010 AND 2009
                                   (unaudited)

12.   COMMITMENTS AND CONTINGENCIES

a) On April 4, 2006, the Company entered into a consulting agreement with a term of nine months for consideration of 75,000 common shares. As of March 31, 2010, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.

b) On April 10, 2006, the Company entered into a consulting agreement with a term of one year for consideration of 75,000 common shares. As of March 31, 2010, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.

13.   SUBSEQUENT EVENT

   On April 20, 2010, the Company issued 284,000 shares of common stock pursuant to stock options exercised at $0.001 per share for common shares subscriptions totaling $284 received in March 2010.

                                TABLE OF CONTENTS
                                                                            Page
PROSPECTUS SUMMARY ............................................
RISK FACTORS ..................................................
COMPARATIVE SHARE DATA.........................................
MARKET FOR TARA MINERALS' COMMON STOCK ........................
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION ....
BUSINESS.......................................................
MANAGEMENT ....................................................
PRINCIPAL SHAREHOLDERS.........................................
SELLING SHAREHOLDERS...........................................
DESCRIPTION OF SECURITIES......................................
LEGAL PROCEEDINGS..............................................
INDEMNIFICATION................................................
AVAILABLE INFORMATION..........................................
FINANCIAL STATEMENTS...........................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Tara Minerals. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II

                    Information Not Required in Prospectus Item 13.

Indemnification of Officers and Directors The Nevada Revised Statutes provides that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 14. Other Expenses of Issuance and Distribution.

      The following table shows the costs and expenses we expect to pay in connection with the issuance and distribution of the securities being registered.

         SEC Filing Fee                                           $    12
         Legal Fees and Expenses                                   15,000
         Accounting Fees and Expenses                               5,000
         Miscellaneous Expenses                                     1,988
                                                                  --------
                  TOTAL                                           $22,000
                                                                  ========

         All expenses other than the SEC filing fee are estimated.

Item 15. Recent Sales of Unregistered Securities.

      The following lists all unregistered shares of common stock that we sold or issued during the past three years.

In April 2007, we sold 35,000 units at a price of $0.45 per unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one share of common stock at a price of $0.66 per share expiring on April 30, 2009. We paid a commission of $788 in connection with this private placement.

In May 2007, we sold 23,256 units at a price of $0.43 per unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one share of common stock at a price of $0.68 per share expiring on May 31, 2009. We paid a commission of $500 in connection with this private placement.

In June 2007, we sold 220,000 units at a price of $0.45 per unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one share of common stock at a price of $0.66 per share expiring on April 9, 2009. We paid a commission of $9,900 in connection with this private placement.

In June 2007, we sold convertible notes in the principal amount of $3,000,000, as well as warrants to purchase 3,500,000 shares of our common stock, in a private placement. The total consideration received was $3,000,000.

In June 2007, we sold 533,334 shares of common stock for $85,334.

In December 2007, we issued 246,710 shares of common stock as a result of the cashless exercise of 250,000 warrants.

In March 2008, we sold 200,000 shares of common stock at $0.60 per share.

In March 2008, we issued 291,667 shares of common stock to two holders of our amended convertible notes upon the conversion of $175,000 in note principal.

In April 2008, we sold 84,210 shares of common stock pursuant to the exercise of warrants, realizing proceeds of $16,000.

In June 2008, we sold 230,000 units at a price of $0.43 per unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one share of common stock at a price of $0.65 per share expiring on May 1, 2010.

In June 2008, we sold 42,105 shares of common stock pursuant to the exercise warrants, realizing gross proceeds of $8,000.

In December 2008, we sold 267,000 units at a price of $0.15 per Unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one-half share of common stock at a price of $0.30 per share expiring on November 30, 2010.

In January 2009, we sold 267,000 units at a price of $0.15 per unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one-half share of common stock at a price of $0.30 per share expiring on November 30, 2010.

In April 2009, we sold 900,000 units at a price of $0.05 per unit. Each unit consisted of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at a price of $0.11 per share expiring on April 5, 2011.

In April 2009, we sold 307,892 units at a price of $0.13 per unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one share of common stock at a price of $0.17 per share expiring on January 2, 2011.

In May 2009, we sold 2,000,000 units at a price of $0.05 per unit. Each unit consisted of one share of common stock and one warrant entitling the holder to purchase one share of common stock at a price of $0.11 per share expiring on April 1, 2012. We paid a commission of $10,000 in connection with this private placement.

In June 2009, we sold 1,000,000 units at a price of $0.05 per unit. Each unit consisted of one share of common stock and a warrant entitling the holder to purchase one share of common stock at a price of $0.11 per share expiring on June 15, 2011. We paid a commission of $2,500 in connection with this private placement.

In June 2009, we issued 300,000 shares of common stock to an investor relations company for consulting services valued at $26,700.

In August 2009, we issued 143,000 shares of common stock to a consultant for services rendered.

In August 2009 we issued 2,204,730 shares of our common stock to note holders upon the conversion of notes in the principal amount of $160,945.

In August 2009 we issued convertible notes, in the principal amount of $2,150,000, in exchange for convertible notes originally issued in June 2007.

In September 2009 we issued 2,000,000 shares of common stock to a legal firm for legal services rendered. The shares were valued at $140,000.

In September 2009, we issued 1,428,576 shares of common stock to the holders of our amended convertible notes upon the conversion of $200,000 in note principal.

In September 2009, we sold notes in the principal amount of $575,000, as well as 8,214,292 shares of common stock, to twenty private investors.

In September 2009, we sold 400,000 shares to a private investor for $20,000.

In October 2009, we issued 714,286 shares of common stock to two holders of our amended convertible notes upon the conversion of $100,000 in note principal.

In December 2009, we issued 769,230 shares of common stock to two holders of our amended convertible notes upon the conversion of $100,000 in note principal.

      We relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of the shares listed above. The persons who acquired these shares were sophisticated investors. Each person had access to the same kind of information that would be available in a registration statement, including information available on the website maintained by the Securities and Exchange Commission. The persons who acquired these shares acquired the shares for their own accounts. The certificates representing the shares of common stock bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

Item 16. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit
  No.      Description
-------    -----------

1.1        Underwriting Agreement with Paulson Investment Company (1)
3.1        Articles of Incorporation as amended (2)
3.2        Bylaws, as amended (3)
4.4        Warrant Agreement with Paulson Investment Company (4)
10.1       Non-Qualified Stock Option Plan (5)
10.2       Stock Bonus Plan (6)
10.3(a)    License Agreement with Abbott Laboratories (7)
10.3(b)    Amendment to Semi-Exclusive License Agreement (4)
10.3(c)    Second Amendment to Semi-Exclusive License Agreement (7)
10.4       License Agreement with Inverness Medical Switzerland GmbH
           (portions of Exhibit 10.4 have been omitted pursuant to a request for confidential treatment) (4)
10.5       Agreement with Pacific BioScience Research Centre (4)
10.6       Employment Agreement with Dr. Ricardo Moro-Vidal (4)
10.7       Employment Agreement with Denis Burger, Ph.D. (4)
21.1       Subsidiaries (4)

(1) Incorporated by reference to Exhibit 10.1 to our report on Form 8-K which was filed on January 25, 2010.

(2)   The original Articles of Incorporation are incorporated by reference to
      Exhibit 3.1 of our registration statement on Form 10-SB, filed with the SEC on August 5, 1999 and the amendment to the Articles of Incorporation is incorporated by reference to Exhibit 3.1 to a Current Report on Form 8-K filed on October 30, 2009.

(3) Incorporated by reference to Exhibit 3.2 of our registration statement on Form 10-SB, filed with the SEC on August 5, 1999 and to Exhibit 3.1 to a Report on Form 8-K filed with the SEC on September 10, 2009.

(4) Incorporated by reference to the same exhibit filed with our registration statement on Form S-1 (Commission File No. 333-162345).

(5) Incorporated by reference to Exhibit 4.1 of our registration statement on Form S-8, filed with the SEC on April 23, 2009.

(6) Incorporated by reference to Exhibit 4.2 of our registration statement on Form S-8, filed with the SEC on April 23, 2009.

(7)   The original license agreement is incorporated by reference to Exhibit
      10.4 of Amendment No. 2 of our registration statement on Form SB-2, filed with the SEC on November 2, 2007 and the second amendment to the licensing agreement is incorporated by reference to Exhibit 10 to a Current Report on Form 8-K/A filed on August 15, 2008. Portions of Exhibits 10.3(a) and 10.3(c) have been omitted pursuant to a request for confidential treatment.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser bye means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on the 25th day of June 2010.


                                 BIOCUREX, INC.


                                 By:   /s/ Dr. Ricardo Moro
                                       ------------------------------------
                                       Dr. Ricardo Moro, Principal Executive
                                        Officer

                                       /s/ Gladys Chan
                                       ------------------------------------
                                       Gladys Chan,  Principal  Financial  and
                                       Accounting Officer


         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                    Date


/s/ Dr. Ricardo Moro             Director                   June 25, 2010
------------------------
Dr. Ricardo Moro


/s/ Antonia Bold-de-Haughton     Director                   June 28, 2010
----------------------------
Antonia Bold-de-Haughton


                                 Director
------------------------
Dr. Phil Gold


/s/ Denis Burger                 Executive Chairman and     June 25, 2010
------------------------         a Director
Denis Burger, Ph.D.


                                 Director
------------------------
Jim Walsh, Ph.D.

                                 BIOCUREX, INC.

                                    FORM S-1

                                    EXHIBITS